UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NEULION, INC.

(Name of Company As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required

☒ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: Company Common Stock, par value $0.01 per share

(2)
Aggregate number of securities to which transaction applies:  306,466,661 shares of Company Common Stock, which includes: (a) 280,334,268 shares of Company Common Stock outstanding; (b) 19,727,016 shares of Company Common Stock underlying Company Stock Options and Company Warrants; and (c) 6,405,377 shares of Company Common Stock subject to issuance pursuant to Company Restricted Stock Units.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined based upon (i) the sum of (a) 280,334,268 shares of Company Common Stock multiplied by $0.84 per share, plus (b) 19,727,016 shares of Company Common Stock underlying Company Stock Options and Company Warrants multiplied by $0.41792, which is the difference between $0.84 and the weighted average exercise price of such Company Stock Options and Company Warrants of $0.42208, plus (c) 6,405,377 shares of Company Common Stock subject to issuance pursuant to Company Restricted Stock Units multiplied by $0.84 per share, multiplied by (ii) 0.0001245.

(4)	Proposed maximum aggregate value of transaction: $249,105,616

(5)	Total fee paid: $31,014, which was determined by multiplying 0.0001245 by the proposed maximum aggregate value of the transaction of $249,105,616

☐ Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEULION, INC.
1600 Old Country Road
Plainview, New York 11803

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders:

This Notice of Written Consent and Appraisal Rights and Information Statement (this “Information Statement”) is being furnished to the holders of common stock, par value $0.01 per share (the “Company Common Stock”) of NeuLion, Inc., a Delaware corporation (“we,” “us,” “our,” “NeuLion” or the “Company”) on ____, 2018.

On March 26, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with WME Entertainment Parent, LLC, a Delaware limited liability company (“Parent”) and Lion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for, upon the terms and subject to the conditions set forth therein, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”). A copy of the Merger Agreement is included as Annex A to the Information Statement.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Company Common Stock (other than shares held in the treasury of the Company and any shares owned by the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent, or shares held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to and in accordance with Section 262 of the General Corporation Law of the State of Delaware (“DGCL”) (collectively, the “Excluded Shares”)) will be converted into the right to receive $0.84 in cash, net of withholding taxes and without interest (the “Per Share Merger Consideration”). All shares of Company Common Stock so converted will, at the Effective Time, no longer be outstanding and shall cease to exist, and each holder of such converted shares of Company Common Stock shall cease to have any rights with respect thereto, except for the right to receive the Per Share Merger Consideration. Each issued and outstanding vested Company Warrant that has an exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested) that is less than the Per Share Merger Consideration, shall be converted into the right to receive, with respect to each such share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested), an amount equal to (x) the Per Share Merger Consideration, minus (y) the exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested). As of the Effective Time, all Company Warrants shall no longer be outstanding and shall cease to exist, and each holder of any such Company Warrants shall cease to have any rights with respect thereto, except, solely with respect to the vested Company Warrants contemplated by the foregoing sentence, the right to receive the applicable cash amount set forth in the foregoing sentence, net of withholding taxes and without interest.

On March 26, 2018, the daily exchange rate reported by the Federal Reserve Bank for conversion of U.S. dollars into Canadian dollars was U.S. $1.00 = CDN $1.2866 and for Canadian dollars into U.S. dollars was CDN $1.00 = U.S. $0.7772. Stockholders are urged to obtain a current market quotation for the USD/CDN exchange rate.

If the Merger is consummated, you will be entitled to receive the Per Share Merger Consideration for each share of Company Common Stock owned by you (unless you have properly demanded appraisal of such shares under Section 262 of the DGCL and you have not failed to perfect, or otherwise waived, withdrawn or lost the right to appraisal under Section 262 of the DGCL with respect to such shares).

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously (i) approved and declared advisable the Merger Agreement, (ii) approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.

The adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter in favor of adoption of the Merger Agreement. Following the Board’s recommendation that the holders of Company Common Stock vote in favor of adopting the Merger Agreement (the “Board Recommendation”), prior to the execution and delivery of the Merger Agreement, stockholders of the Company owning, in the aggregate, 196,905,320 shares of Company Common Stock (the “Key Stockholders”) delivered a signed written consent irrevocably approving and adopting the Merger Agreement, effective immediately following the execution and delivery of the Merger Agreement (the “Written Consent”). A copy of the Written Consent is included as Annex B to the Information Statement.

The Key Stockholders include, among others, Charles B. Wang, Nancy Li and other members of the Board and the entities holding shares of Company Common Stock over which such directors have voting and dispositive power. As of the close of business on March 26, 2018, the date which the Board fixed as the record date (the “Record Date), the Key Stockholders held shares of Company Common Stock representing approximately 70.2% of the voting power of all outstanding shares of Company Common Stock. Accordingly, immediately following the delivery and execution of the Merger Agreement on March 26, 2018, the Company’s stockholders approved the adoption of the Merger Agreement in accordance with Section 228 and Section 251 of the DGCL. As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement to adopt the Merger Agreement or approve the transactions contemplated thereby, including the Merger, and the Company is not soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and the Company will not call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger. This Information Statement shall constitute notice to you from the Company of stockholder action by less than unanimous written consent required by Section 228(e) of the DGCL.

Under Section 262 of the DGCL, if the Merger is consummated, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company Common Stock (other than the Key Stockholders) will have the right to seek an appraisal for, and to be paid the “fair value” in cash of, their shares of Company Common Stock (as determined by the Court of Chancery of the State of Delaware (the “Court”)), together with interest, if any, as determined by such Court, instead of receiving the Per Share Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the mailing of this Information Statement and comply with other procedures set forth in Section 262 of the DGCL, which procedures are summarized in this Information Statement. This Information Statement is being delivered on [•], 2018. Accordingly, any demands for appraisal must be delivered to the Company in the manner specified in this Information Statement and in compliance with Section 262 of the DGCL on or before [•], 2018. A copy of Section 262 of the DGCL is included as Annex C to the Information Statement. This Information Statement shall constitute notice from the Company to holders of record as of the Record Date, the date for determining stockholders entitled to such notice, of the approval of the Merger and the availability of appraisal rights under Section 262 of the DGCL.

This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect. We encourage you to carefully read this Information Statement and the copy of the Merger Agreement included as Annex A to this Information Statement. Please do not send in your Company Common Stock at this time. If the Merger is consummated, you will receive instructions regarding the surrender of your certificates or book-entry shares and payment for your shares of Company Common Stock.

By Order of the Board of Directors

Nancy Li, Executive Chair

April __, 2018

The Merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities or other regulatory agency. Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or this Information Statement. Any representation to the contrary is a criminal offense.

This Information Statement is dated April __, 2018 and is first being mailed to our stockholders on or about April __, 2018.

i

ANNEX A: Agreement and Plan of Merger

ANNEX B: Written Consent

ANNEX C: Section 262 of the Delaware General Corporation Law

ANNEX D: Opinion of Needham & Company, LLC

ANNEX E: Form of Support Agreement

ii

SUMMARY

This summary highlights selected information in this Information Statement and may not contain all of the information about the Merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the Merger.

Unless otherwise indicated or unless the context requires otherwise: all references in this Information Statement to “the Company,” “NeuLion”, “we,” “our” and “us” refer to NeuLion, Inc. and, where appropriate, its subsidiaries; all references in this Information Statement to terms defined in the notice to which this Information Statement is attached have the meanings provided in that notice; and all other capitalized terms not otherwise defined in the notice to which this Information Statement is attached or in this Information Statement shall have the meaning provided in the Merger Agreement. Except as otherwise indicated, all references in this Information Statement to “$” or “dollars” refers to U.S. dollars.

The Parties (page 14)

NeuLion is a leading provider of enterprise digital video solutions with the mission to deliver and enable the highest quality live and on-demand digital video content experiences anywhere and on any device.  Our flagship solution, the NeuLion Digital Platform, is a proprietary, cloud-based, fully integrated, turnkey solution that enables the delivery and monetization of digital video content.

Parent is a global leader in sports, entertainment and fashion operating in more than 30 countries. Parent is comprised of a number of industry-leading companies including WME, IMG and UFC. The Parent network specializes in talent representation and management; brand marketing, sponsorship and licensing; media sales and distribution; event operation and management; and sports training and league development.

Merger Sub was formed by Parent on March 21, 2018 expressly for the Merger and the transactions contemplated by the Merger Agreement and conducts no other business. After the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Parent will be the ultimate parent company of the Company. Upon the consummation of the Merger, Merger Sub will merge with and into the Company, with the Company surviving the Merger.

The Merger (page 15)

The Company, Parent and Merger Sub entered into the Merger Agreement on March 26, 2018. A copy of the Merger Agreement is included as Annex A to this Information Statement. Upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent.

At the Effective Time, each issued and outstanding share of Company Common Stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration. On March 26, 2018, the daily exchange rate reported by the Federal Reserve Bank for conversion of U.S. dollars into Canadian dollars was U.S. $1.00 = CDN $1.2866 and for Canadian dollars into U.S. dollars was CDN $1.00 = U.S. $0.7772. Stockholders are urged to obtain a current market quotation for the USD/CDN exchange rate.

Because the Per Share Merger Consideration will be paid in cash, you will receive no equity interest in Parent, and after the Effective Time, you will have no equity interest in the Company and you will no longer have any interest in the Company’s future earnings or growth.

Certain Effects of the Merger (page 15)

Upon the consummation of the Merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the Merger as a wholly owned subsidiary of Parent.

Recommendation of the Board; the Company’s Reasons for the Merger (page 18)

The Board carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously (i) approved and declared advisable the Merger Agreement, (ii) approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.

For a discussion of the material factors that the Board considered in determining to approve the Merger Agreement, please see the section of this Information Statement entitled “The Merger—The Company’s Reasons for the Merger” beginning on page 18.

Record Date (page 21)

March 26, 2018 is the “Record Date” for determining stockholders entitled to act by written consent with respect to the adoption of the Merger Agreement. On the Record Date there were 280,334,268 shares of Company Common Stock outstanding.

Required Stockholder Approval of the Merger (page 20)

The adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on such matter in favor of adoption of the Merger Agreement.

Following the Board Recommendation, prior to the execution and delivery of the Merger Agreement, the Key Stockholders delivered a signed written consent irrevocably approving and adopting the Merger Agreement, effective immediately following the execution and delivery of the Merger Agreement. The Key Stockholders include, among others, Charles B. Wang, Nancy Li and other members of the Board and the entities holding shares of Company Common Stock over which such directors have voting and dispositive power. As of the Record Date, the Key Stockholders held shares of Company Common Stock representing approximately 70.2% of the voting power of all outstanding shares of Company Common Stock. Accordingly, immediately upon the delivery and execution of the Merger Agreement on March 26, 2018, the Company’s stockholders approved the adoption of the Merger Agreement in accordance with Section 228 and Section 251 of the DGCL. As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement to adopt the Merger Agreement or approve the transactions contemplated thereby, including the Merger, and the Company is not soliciting your vote for, or consent to, the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and the Company will not call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger. A copy of the Written Consent is included as Annex B to this Information Statement.

Opinion of the Company’s Financial Advisor (page 22)

In connection with the Merger, at a special meeting of the Board on March 24, 2018, Needham & Company, LLC (“Needham & Company”) rendered its oral opinion, which was subsequently confirmed in writing, that as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken by Needham & Company as set forth in its written opinion, the $0.84 per share merger consideration to be received by the holders of shares of Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Needham & Company is attached to this Information Statement as Annex D and incorporated by reference into this Information Statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken by Needham & Company in rendering its opinion. Our stockholders are urged to, and should, read the opinion carefully and in its entirety. Needham & Company’s opinion was provided to the Board for the information and assistance of the Board (in its capacity as such) and addressed only the fairness, from a financial point of view, as of the date of the opinion, to the holders of Company Common Stock (other than Excluded Shares) of the $0.84 per share merger consideration to be received by such holders pursuant to the Merger Agreement. Needham & Company’s opinion does not address any other aspect of the transactions contemplated by the Merger Agreement or any related transaction, and does not constitute a recommendation to any holder of Company Common Stock as to how to vote or act on any matter relating to the Merger.

Support Agreements (page 52)

On March 26, 2018, the Key Stockholders, representing approximately 70.2% of the voting power of all outstanding shares of Company Common Stock, entered into Support Agreements with Parent (the “Support Agreements”). The following terms generally apply to each Key Stockholder who entered into a Support Agreement.

Under the terms of the Support Agreements, the Key Stockholders agreed to affirmatively vote and cause to be voted all shares of Company Common Stock beneficially owned by them (together with any other shares of Company Common Stock that are directly or indirectly acquired by such Key Stockholders prior to the termination of the Support Agreement), or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent, among other matters, in favor of the adoption of the Merger Agreement and the approval of all transactions contemplated by the Merger Agreement, including the Merger, and not to provide any written consent with respect to or for, the adoption or approval of (x) any Acquisition Proposal, or (y) any action, transaction or agreement that would, or would reasonably be expected to, result in a breach by the Company of any covenants, representations, warranties or other obligations of the Company or that could result in the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement, or any other action (or failure to act) or agreement that is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the transactions contemplated by the Merger Agreement.

The Key Stockholders are restricted during the term of the Support Agreement from, among other things, transferring or otherwise disposing of any of such Key Stockholder’s Company Common Stock, depositing any such shares into a voting trust or granting any proxies or entering into a voting agreement, power of attorney or voting trust. The Key Stockholders are further restricted from making any public announcement with respect to, or submitting a proposal for, or offer for, any extraordinary transaction involving the Company or the Company’s subsidiaries or their respective securities or material assets.

Upon execution of the Support Agreements, until the termination of the Support Agreements in accordance with the terms thereof, the Key Stockholders agreed to immediately cease and not engage in any discussions or negotiations with, or solicit or encourage, any third party with respect to an Acquisition Proposal and to notify and provide related documents to Parent of such Key Stockholder’s receipt of any Acquisition Proposal, among other general restrictions on conduct in connection with an Acquisition Proposal.

The Support Agreements terminate on the earliest of the termination of the Merger Agreement in accordance with its terms, termination by mutual consent of the parties thereto and the consummation of the Merger.

Treatment of Company Equity Awards (page 30)

At the Effective Time, each outstanding option to purchase shares of Company Common Stock granted by the Company under a Company Stock Plan or otherwise (“Company Stock Option”), whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Stock Option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time.

At the Effective Time, each outstanding restricted stock unit award payable in shares of Company Common Stock or the value of which is determined with reference to the value of shares of Company Common Stock, whether granted by the Company under a Company Stock Plan or otherwise (“Company Restricted Stock Unit”), whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Restricted Stock Unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time.

Interests of the Company’s Directors and Executive Officers in the Merger  (page 29)

In reaching the determination to approve and declare advisable the Merger Agreement, approve the Merger and to recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement, the Board considered, among other matters, the interests of the Company’s directors and executive officers in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests include:

•	accelerated vesting and payment in respect of equity and equity-based awards;

•	the potential receipt of certain payments under individual retention bonus letters; and

•	the entitlement to indemnification benefits in favor of directors and executive officers of the Company.

Conditions to the Merger (page 43)

The obligation of the parties to consummate the Merger is subject to the satisfaction or waiver of a number of conditions, including, among other things:

•
the holders of a majority of the voting power of all outstanding shares of Company Common Stock, voting as a single class, shall have adopted the Merger Agreement (which condition has already been met) and twenty (20) calendar days shall have elapsed since the Company mailed to the Company’s stockholders this Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act;

•
any waiting period, as applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or been terminated and all approvals or observance of any waiting or review period required for the consummation of the Merger, which includes the approval of the Merger by the Federal Antimonopoly Service of the Russian Federation (the “FAS Approval”), to the extent required to be obtained or observed at or prior to the Effective Time, shall have been obtained or observed at or prior to the Effective Time;

•
no Governmental Entity having jurisdiction over any of the parties shall have enacted, issued, promulgated, enforced or entered any Law or Order, whether temporary, preliminary or permanent, that prohibits, makes illegal, restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•
the Company’s, Parent’s and Merger Sub’s respective representations and warranties in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the closing date, subject to certain exceptions (as described in further detail in the section titled “The Merger Agreement—Representations and Warranties” beginning on page 37);

•
since the date of the Merger Agreement, there shall not have occurred (or be occurring) any event, circumstance, occurrence, fact, condition, development, effect or change that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as described in further detail in the section titled “The Merger Agreement-Company Material Adverse Effect Definition” beginning on page 39);

•
the Company, Parent and Merger Sub shall have performed or complied in all material respects with its respective obligations required to be performed or complied with by it under the Merger Agreement by the time of the Closing; and

•
the closing of the transactions contemplated by that certain Purchase Agreement, dated as of the date of the Merger Agreement, by and between the Company and Stillwater Holding Company LLC (the “Purchase Agreement”), shall have been consummated, without giving effect to any amendment, modification or waiver of any terms of the Purchase Agreement other than with the prior written consent of Parent.

The obligation of the parties to consummate the Merger is not conditioned upon Parent’s receipt of financing.

No Solicitation of Acquisition Proposals; No Change of the Board Recommendation (page 44)

Upon the execution of the Merger Agreement, the Company was required to immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any persons with respect to an Acquisition Proposal or a potential Acquisition Proposal. Additionally, the Company is obligated not to, and must cause its subsidiaries and representatives not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information or responding to any communication) any inquiries regarding, or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any person that is seeking to make, has made or, to the knowledge of Company, is considering making an Acquisition Proposal  or otherwise take such actions in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal, (C) knowingly cooperate with, assist, or participate in any effort by, any person (or any Representative of a person) that has made, is seeking to make, has informed the Company of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (D) approve, endorse or recommend any Acquisition Proposal or (E) enter into any Company Acquisition Agreement.

Termination (page 45)

The Merger Agreement may be terminated at any time prior to the Closing in the following circumstances:

•	by mutual written consent of Parent, Merger Sub and the Company;

•
by either Parent or the Company, if the Effective Time has not occurred on or before September 26, 2018 (the “Outside Date”), provided that (i) if all but certain specified conditions to closing the Merger are satisfied, then the Outside Date shall automatically be extended by a period of 90 calendar days and (ii) the right of Parent or Company to terminate the Merger Agreement pursuant to the following shall not be available to such party if the failure to consummate the Merger is the result of a material breach of the Merger Agreement by such party;

•
by either the Company or Parent, if any Legal Restraint permanently preventing or prohibiting the consummation of the Merger shall be in effect and shall have become final and non-appealable; provided that the party seeking to terminate the Merger Agreement shall have complied with its certain specified obligations in respect of any such Legal Restraint;

•
by Parent, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of certain closing conditions applicable to Parent and Merger Sub set forth in the Merger Agreement not to be satisfied, and (ii) cannot or has not been cured prior to the earlier of 30 days after the giving of written notice to the Company of such breach and the Outside Date, provided that neither Parent or Merger Sub is then not in material breach of any representation, warranty or covenant under the Merger Agreement that would cause certain closing conditions not to be satisfied;

•
by Parent, (i) if the Board shall have effected a Company Adverse Recommendation Change, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement, (iii) the Company breaches or fails to perform certain of its obligations or (iv) the Company or the Board (or any committee thereof) shall have publicly announced its intention to do any of the foregoing; and

•
by Company, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform (i) would cause certain closing conditions applicable to the Company set forth in the Merger Agreement not to be satisfied, and (ii) cannot or has not been cured prior to the earlier of 30 days after the giving of written notice to Parent or Merger Sub of such breach and the Outside Date, provided that the Company is then not in material breach of any representation, warranty or covenant under the Merger Agreement that would cause certain closing conditions not to be satisfied.

Appraisal Rights (page 55)

The Key Stockholders delivered the Written Consent to the Company, which became effective immediately following the execution and delivery of the Merger Agreement on March 26, 2018. Our remaining stockholders did not provide a written consent to the approval and adoption of the Merger Agreement (or otherwise vote for the approval of the adoption thereof) and, under the DGCL, will have the right to demand appraisal and receive the “fair value” of their shares of Company Common Stock as determined by the Court in lieu of receiving the Per Share Merger Consideration if the Merger is consummated, but only if such stockholders comply with the procedures and requirements set forth in Section 262 of the DGCL. To exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the mailing of this Information Statement and comply with other procedures set forth in Section 262 of the DGCL, which procedures are summarized in this Information Statement. This Information Statement is being delivered on [•], 2018. Accordingly, any demands for appraisal must be delivered to the Company in the manner specified in this Information Statement and in compliance with Section 262 of the DGCL on or before [•], 2018.

A copy of Section 262 of the DGCL is included as Annex C to this Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply with all of the requirements of Section 262 of the DGCL may result in loss of the appraisal rights under the DGCL. You should be aware that the “fair value” of your shares of Company Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Effects on the Company if the Merger Is Not Consummated

If the Merger is not consummated for any reason, our stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, we will remain an independent public company and stockholders will continue to own their shares of Company Common Stock.

Under certain circumstances, if the Merger Agreement is terminated, a termination fee may be payable by the Company.

Procedures for Receiving Merger Consideration (page 35)

Prior to the Effective Time, Parent will select a bank or trust company to act as paying agent (the “Paying Agent”) for the payment of the Per Share Merger Consideration in respect of the Company Common Stock and, in connection therewith, will enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or promptly following the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent the cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Per Share Merger Consideration.

As soon as reasonably practicable after the Effective Time, but no later than two business days thereafter, the Surviving Corporation or Parent will cause the Paying Agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of one or more certificates representing outstanding shares of Company Common Stock (each a “Company Stock Certificate”) or shares of Company Common Stock held in the system that provides for electronic direct registration of securities in a record holder’s name on the Company’s transfer books and allows shares to be transferred between record holders electronically (“Book-Entry Shares”), which were converted into the right to receive the Per Share Merger Consideration, a letter of transmittal and instructions advising you how to surrender your Company Stock Certificates and Book-Entry Shares in exchange for the Per Share Merger Consideration.

Market Price of Our Common Stock

Shares of Company Common Stock are quoted on the Toronto Stock Exchange under the trading symbol “NLN.” The closing sale price of shares of Company Common Stock on March 23, 2018, which was the last trading day before the announcement of the Merger Agreement, was CDN $0.50 per share. The closing sale price of shares of Company Common Stock on [•], 2018, the most recent practicable date before this Information Statement was mailed to the Company’s stockholders, was CDN [•] per share.

Delisting and Deregistration

The Company shall cooperate and consult with Parent and take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable laws and (x) the rules and policies of the Toronto Stock Exchange to cause the delisting of the Company and of the Company Common Stock from the Toronto Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting, (y) the rules and policies of OTC Markets Group to enable the Company Common Stock to no longer be quoted on OTC and (z) National Policy 11-206 of Canadian provincial securities regulatory authorities (the “CSA”) to cease to be a “reporting issuer” within the meaning of applicable Canadian securities Laws in all provinces of Canada.

Material U.S. Federal Income Tax Consequences of the Merger (page 49)

The exchange of shares of Company Common Stock for cash in the Merger will generally be a taxable transaction to U.S. holders and certain non-U.S. holders for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the Merger) who exchanges shares of Company Common Stock for cash in the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder’s adjusted tax basis in such shares. This transaction may also be a taxable transaction under applicable state, local and/or foreign income or other tax laws. You should read the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and/or foreign taxes.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” beginning on page 1 of this Information Statement and the more detailed information contained elsewhere in this Information Statement, the Annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain additional information about the Company without charge by following the instructions under “Where You Can Find More Information.”

Q:
What is the proposed transaction and what effects will it have on the Company?

A:
The proposed transaction is the acquisition of the Company by Parent pursuant to the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into the Company, and the Company will cease to be an independent publicly traded company and will instead be a wholly owned subsidiary of Parent.

Q:
What will I be entitled to receive if the Merger is completed?

A:
Upon completion of the Merger in accordance with the terms and subject to the conditions in the Merger Agreement, you will be entitled to receive the Per Share Merger Consideration, unless you have properly demanded appraisal of your shares of Company Common Stock under Section 262 of the DGCL and you have not failed to perfect, or otherwise waived, withdrawn or lost the right to appraisal under Section 262 of the DGCL with respect to such shares. For example, if you own 100 shares of Company Common Stock, you will be entitled to receive $84.00 in cash, net of applicable withholding taxes and without interest, in exchange for your shares of Company Common Stock. Upon completion of the Merger in accordance with the terms and subject to the conditions in the Merger Agreement, you will have no equity interest in the Surviving Corporation and you will no longer have any interest in the Surviving Corporation’s future earnings or growth.

Q:
What happens to Company Warrants, Company Stock Options and Company Restricted Stock Units if the Merger is completed?

A:
Upon the completion of the Merger:

(i) each issued and outstanding vested Company Warrant that has an exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested) that is less than the Per Share Merger Consideration, shall be converted into the right to receive, with respect to each such share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested), an amount equal to (x) the Per Share Merger Consideration, minus (y) the exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested). As of the Effective Time, all Company Warrants shall no longer be outstanding and shall cease to exist, and each holder of any such Company Warrants shall cease to have any rights with respect thereto, except, solely with respect to the vested Company Warrants contemplated by the foregoing sentence, the right to receive the applicable cash amount set forth in the foregoing sentence, net of withholding taxes and without interest;

(ii) each Company Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, with the holder of such Company Stock Option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time; and

(iii) each Company Restricted Stock Unit, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, with the holder of such Company Restricted Stock Unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time.

Upon completion of the Merger, in accordance with the terms and subject to the conditions in the Merger Agreement, you will have no equity interest in the Surviving Corporation. For more information regarding the treatment of the Company’s equity-based awards, please see the section of this Information Statement entitled “The Merger—Treatment of Company Equity Awards” beginning on page 30 of this Information Statement.

Q:
When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived in accordance with the terms and subject to the conditions set forth in the Merger Agreement. Completion of the Merger is currently expected to occur prior to the end of the second quarter of 2018, although the Company cannot assure completion by any particular date, if at all.

Q:
What will happen to the Company if the Merger is not completed?

A:
If the Merger is not completed for any reason, the Company will continue as an independent publicly traded entity and your shares of Company Common Stock, Company Warrants, Company Stock Options and Company Restricted Stock Units will remain outstanding and will not be converted into the right to receive the Per Share Merger Consideration or such other applicable cash payment as set forth in the Merger Agreement. In addition, in certain circumstances the Company may be required to pay a termination fee of  $6,220,000 (see “The Merger Agreement - Effect of Termination; Termination Fees” beginning on page 46 of this Information Statement).

Q:
Will I owe taxes as a result of the Merger?

A:

The Merger will be a taxable transaction for all U.S. Holders of shares of Company Common Stock. As a result, assuming you are a U.S. Holder, you will recognize gain or loss with respect to the cash received for shares of Company Common Stock in the Merger equal to the difference between the amount of cash you receive (determined before the deduction of any applicable withholding taxes) and the adjusted tax basis of your surrendered shares of Company Common Stock. See The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49 of this Information Statement for a more detailed explanation of the tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular tax situation.

If you are a Non-U.S. Holder, the Merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless (i) you are an individual who is present in the United States for 183 or more days during the taxable year of such disposition and certain other conditions are met; or (ii) the gain is effectively connected with the conduct of a trade or business in the United States by you, subject to an applicable treaty providing otherwise.

You should read the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49 of this Information Statement for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and/or foreign taxes.

Q:
Did the Board approve and recommend the Merger Agreement and the Merger?

A:
Yes. The Board carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously (i) approved and declared advisable the Merger Agreement, (ii) approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.

Q:
Why am I not being asked to vote on the Merger?

A:
Under Delaware law and the Company’s certificate of incorporation and bylaws, the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, only requires the vote or consent of the holders in the aggregate of a majority of the outstanding shares of Company Common Stock. The requisite stockholder approval was obtained on March 26, 2018 (the date the Merger Agreement was executed) when the Written Consent was delivered by the Key Stockholders to the Company. As of such date, the Key Stockholders owned shares of Company Common Stock constituting approximately 70.2% of the voting power of the outstanding shares of Company Common Stock. Therefore, your vote or consent is not required to adopt the Merger Agreement or approve the transactions contemplated thereby, including the Merger, and is not being sought, and the Company will not need to hold a special meeting of stockholders to effect the Merger. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:
Why am I receiving this Information Statement?

A:
Applicable laws and securities regulations require us to provide you with notice of the Written Consent delivered by the Key Stockholders to the Company, as well as other information regarding the Merger, even though your vote or consent is not required nor requested to adopt the Merger Agreement or to approve the transactions contemplated thereby, including the Merger. This Information Statement constitutes notice to you of stockholder action by less than unanimous written consent as required by Section 228(e) of the DGCL as well as notice to you of the availability of appraisal rights under Section 262(d)(2) of the DGCL in connection with the Merger. As required by Section 262 of the DGCL, a copy of Section 262 of the DGCL is attached in its entirety to this Information Statement as Annex C.

Q:
Do any of the Company’s directors and executive officers have interests in the Merger that may differ from those of Company stockholders generally?

A:
You should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. These interests are described in more detail in the section entitled “The Merger—Interests of Certain of the Company’s Directors and Executive Officers in the Merger” beginning on page 29 of this Information Statement. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement.

Q:
What happens if I sell my shares of Company Common Stock before the completion of the Merger?

A:
If you transfer your shares of Company Common Stock before the Effective Time, you will have transferred the right to receive the Per Share Merger Consideration to be received by our stockholders in the Merger. In addition, you will not be entitled to seek an appraisal of those shares under Section 262 of the DGCL. In order to receive the Per Share Merger Consideration, you must hold your shares of Company Common Stock through the Effective Time and must follow the procedures for receiving the Per Share Merger Consideration described herein.
Q:

Should I do anything now to surrender my shares of Company Common Stock?

A:
No. If the Merger is completed, following its completion, you will receive a letter of transmittal with detailed written instructions for surrendering your shares in exchange for the Per Share Merger Consideration. If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm, trust or other nominee, you should contact your bank, brokerage firm, trust or other nominee.

Q:

Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Per Share Merger Consideration for my shares of Company Common Stock?

A.

Yes. If the Merger is completed, you will be entitled to seek appraisal for, and, subject to the terms and requirements of Section 262 of the DGCL, be paid the fair value in cash of, your shares of Company Common Stock (as determined by the Court) instead of receiving the Per Share Merger Consideration. To exercise your appraisal rights, you must submit a written demand for appraisal no later than 20 days after the mailing of this Information Statement, or [•], 2018, and you must comply with all applicable requirements and procedures under Section 262 of the DGCL. See the section entitled “Appraisal Rights” beginning on page 53 of this Information Statement, for a summary of the procedures set forth in Section 262 of the DGCL. See also a copy of Section 262 of the DGCL which is attached in its entirety to this Information Statement as Annex C.

Q:
Is the Merger subject to the fulfillment of certain conditions?

A:

Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must satisfy or waive in writing, several conditions to closing. If these conditions are not satisfied or waived in writing in accordance with the terms and subject to the conditions of the Merger Agreement, the Merger will not be completed.

Q:

Will the consideration I receive in the Merger increase if the Company’s operations improve or if the price of Company Common Stock increases above the Per Share Merger Consideration?

A:

No. The value of the Per Share Merger Consideration is fixed. The Merger Agreement does not contain any provision that would adjust the Per Share Merger Consideration based on fluctuations in the price of shares of Company Common Stock, the amount of working capital of the Company at the Effective Time or changes in the results of operations of the Company before the Effective Time.

Q:

What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate set of disclosure documents. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Corporate Secretary of the Company by phone at (516) 622-8300 or by mail to NeuLion, Inc. 1600 Old Country Rd., Plainview, NY, 11803. We will promptly send additional copies of this Information Statement upon receipt of such request.

Q:

Where can I find more information about the Company?

A:

The Company files periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 60 of this Information Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, and the documents to which we refer you in this Information Statement, contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The projections by the Company’s management included in this Information Statement reflect assumptions and estimates by management of the Company. Many of these assumptions and estimates are driven by factors beyond the control of the Company, and it can be expected that one or more of them will not materialize as expected or will vary significantly from actual results. Accordingly, you should not place undue reliance on these projections or any of the other forward-looking statements in this Information Statement, which are likewise subject to numerous uncertainties. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the Company’s business, results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include, without limitation: conditions to the closing of the Merger may not be satisfied; the Merger may involve unexpected costs, liabilities or delays; the business of the Company may suffer as a result of uncertainty surrounding the transaction; the outcome of any legal proceedings related to the Merger; the Company may be adversely affected by other economic, business, and/or competitive factors; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; other risks to consummation of the Merger and the risk that the Merger will not be consummated within the expected time period or at all; and other factors discussed in the Company’s news releases, public statements and/or filings with the SEC, including the Company’s most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q, which are available at the SEC’s website at www.sec.gov. Many of these factors are beyond the control of the Company.

Additionally, the unaudited prospective financial information prepared by management of the Company included in this Information Statement reflects assumptions and estimates by management of the Company as of the date specified in the unaudited prospective financial information. Many of these assumptions and estimates are driven by factors beyond the control of the Company, and it can be expected that one or more of them will not materialize as expected or will vary significantly from actual results. No independent accountants have reviewed or provided any assurance with respect to the unaudited prospective financial information. Moreover, the Company does not undertake any obligation to update the unaudited prospective financial information and does not intend to do so. For the foregoing reasons, as well as the bases and assumptions on which the unaudited prospective financial information was compiled, the inclusion of the Company’s unaudited prospective financial information in this Information Statement should not be regarded as an indication that such information will be predictive of future results or events nor construed as financial guidance, and it should not be relied on as such or for any other purpose whatsoever.

Except for the Company’s ongoing obligations to disclose certain information as required by federal securities laws, the Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

THE PARTIES TO THE MERGER

NeuLion, Inc.

NeuLion is a leading provider of enterprise digital video solutions with the mission to deliver and enable the highest quality live and on-demand digital video content experiences anywhere and on any device.  Our flagship solution, the NeuLion Digital Platform, is a proprietary, cloud-based, fully integrated, turnkey solution that enables the delivery and monetization of digital video content.

Our common stock is traded on the Toronto Stock Exchange, or TSX, under the symbol “NLN.”

The Company’s principal executive offices are located at 1600 Old Country Road, Plainview, New York 11803; its telephone number is (516) 622-8300; and its Internet website address is https://neulion.com. The information provided on or accessible through the Company’s website is not part of this Information Statement and is not incorporated in this Information Statement by this or any other reference to its website provided in this Information Statement.

WME Entertainment Parent, LLC

Parent is a global leader in sports, entertainment and fashion operating in more than 30 countries. Parent is comprised of a number of industry-leading companies including WME, IMG and UFC. The Parent network specializes in talent representation and management; brand marketing, sponsorship and licensing; media sales and distribution; event operation and management; and sports training and league development.

Parent’s principal executive offices are located at 9601 Wilshire Boulevard, Beverly Hills, CA 90210; its telephone number is (310) 285-9000; and its Internet website address is www.endeavorco.com. The information provided on or accessible through Parent’s website is not part of this Information Statement and is not incorporated in this Information Statement by this or any other reference to its website provided in this Information Statement.

Lion Merger Sub, Inc.

Merger Sub was formed by Parent on March 21, 2018 expressly for the Merger and the transactions contemplated by the Merger Agreement and conducts no other business. After the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Parent will be the ultimate parent company of the Company. Upon the consummation of the Merger, Merger Sub will merge with and into the Company, with the Company surviving the Merger.

Merger Sub’s principal executive offices are located at 9601 Wilshire Boulevard, Beverly Hills, CA 90210; its telephone number is (310) 285-9000; and its Internet website address is www.endeavorco.com. The information provided on or accessible through Parent’s website is not part of this Information Statement and is not incorporated in this Information Statement by this or any other reference to its website provided in this Information Statement.

THE MERGER

The following is a description of the material aspects of the Merger, which may not contain all of the information that is important to you and is qualified in its entirety by reference to the Merger Agreement attached to this Information Statement as Annex A. We encourage you to read carefully this entire Information Statement, including the Merger Agreement, for a more complete understanding of the Merger.

Certain Effects of the Merger

Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Per Share Merger Consideration

At the Effective Time, each issued and outstanding share of Company Common Stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration. All shares of Company Common Stock so converted will, at the Effective Time, no longer be outstanding and shall cease to exist, and each holder of such converted shares of Company Common Stock shall cease to have any rights with respect thereto, except for the right to receive the Per Share Merger Consideration.

Company Warrants

Each issued and outstanding vested Company Warrant that has an exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested) that is less than the Per Share Merger Consideration, shall be converted into the right to receive, with respect to each such share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested), an amount equal to (x) the Per Share Merger Consideration, minus (y) the exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested). As of the Effective Time, all Company Warrants shall no longer be outstanding and shall cease to exist, and each holder of any such Company Warrants shall cease to have any rights with respect thereto, except, solely with respect to the vested Company Warrants contemplated by the foregoing sentence, the right to receive the applicable cash amount set forth in the foregoing sentence, net of withholding taxes and without interest.

Company Stock Options and Company Restricted Stock Units

At the Effective Time, each Company Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Stock Option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time.

At the Effective Time, each Company Restricted Stock Unit, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Restricted Stock Unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time.

Background of the Merger

As part of the ongoing evaluation of the Company’s business, the Board and our senior management periodically review, consider and assess the Company’s operations, financial performance, prospects and industry conditions as they may affect our long-term strategic goals and plans, including the consideration of potential opportunities for business combinations, dispositions, acquisitions and other financial and strategic alternatives.

In February 2016, the Company engaged Allen & Company LLC (“Allen & Co.”) to assist the Company in analyzing the market and advising the Company as to the opportunities in M&A activity in which the Company could either be an aquiror or an acquiree.  Over the course of a nearly two-year engagement, Allen & Co. brought to the Company a number of potential opportunities, most of which involved the Company being acquired by either a financial or strategic buyer.  During the course of this engagement, Company management met with numerous representatives of potential acquirors, and presented its findings to the Board.  In reviewing each of those, the Board, at such respective times, determined that the opportunities available to the Company were not in the best interests of the Company or its stockholders, and that the Company was in a better position to obtain maximum stockholder value on an independent basis. Allen & Co. did not identify Parent as a potential acquirer or introduce Parent to the Company during its engagement.

In late October 2017, representatives of Parent raised the prospect of a business combination.

On November 9, 2017, senior representatives of the Company, including its Executive Chair, Nancy Li, and its Chief Executive Officer, Roy E. Reichbach, met with senior representatives of Parent to discuss why and how such a business combination could potentially make sense for both parties.

On November 21, 2017, Company senior management and senior representatives of Parent held further discussions regarding a potential business combination.

On December 1, 2017, Company senior management met with Parent management as well as advisors from The Raine Group, Parent’s financial advisor, to discuss the due diligence materials of the Company that had been provided to Parent and its representatives.

During the week of December 4, 2017, the Company provided additional due diligence materials to Parent, and Company management had further discussions regarding such materials with Parent management.

During the week of December 11, 2017, the parties continued discussions, and the Company requested that Parent make a proposal before permitting further discussions to continue.

On December 15, 2017, in a phone call between senior representatives of each of Parent and the Company, Parent indicated a desire to acquire the Company for an all-cash offer of $100 million in enterprise value, which was conditioned on the Key Stockholders executing a written consent approving the potential transaction substantially concurrently with the execution and delivery of definitive documentation. During that call, the Company and its representatives advised Parent’s representatives that, based upon Company management’s prior discussions with the Board regarding the Company’s strategic alternatives and prior discussions with Allen & Co. (which such prior discussions with Allen & Co. were unrelated to Parent’s offer or Parent generally), the price offered by Parent was inadequate.

On December 19, 2017, the Company announced that it had entered into a transaction with an affiliate of Fortress Investment Group (“Fortress”) to sell certain assets relating to the Company’s DivX business, and the Company reached out to Parent to discuss the benefits of that transaction. Later that week, the Company provided Parent with additional due diligence materials about the Company in light of the proposed Fortress transaction.

On December 22, 2017, representatives of Parent and the Company spoke by telephone and agreed to further discuss a potential transaction in early January 2018.

In early January 2018, the Company and Parent discussed the additional due diligence materials that had been provided in late December.

During the week of January 15, 2018, Parent reengaged the Company to discuss a revised proposal, which would include an increase in the price offered to purchase the Company and a clawback arrangement with respect to the Key Stockholders.

On January 25, 2018, based on the due diligence materials provided to date, Parent submitted a revised proposal to the Company (the “January 25th Proposal”) offering to purchase the Company for approximately $250 million, based on a price per share, calculated on a fully-diluted basis, of $0.8348, subject to a clawback from the Key Stockholders of up to $80 million, in the aggregate, if certain specified financial performance targets were not met following the closing with respect to the Company’s business. In addition to the clawback arrangement, the January 25th Proposal was conditioned upon Parent’s satisfaction of customary confirmatory due diligence, the execution by each of the parties of a definitive merger agreement, the execution by the Key Stockholders of support agreements agreeing to execute and deliver a written consent approving the transaction substantially concurrent with the execution of definitive documentation, customary regulatory approvals and the Company’s execution of a customary exclusivity agreement (the “Exclusivity Agreement”), which granted Parent exclusivity to negotiate a transaction with the Company through March 1, 2018.

In the ensuing days, Company management discussed the proposal with members of the Board. The Company and Parent also held a telephone call on February 2, 2018, to discuss Parent’s proposal.

On February 4, 2018, the Company advised Parent in a letter that, based on discussions with Board members, the proposal made by Parent would not be in the best interests of the Company’s stockholders but that the Company remained open to dialogue.

On February 5, 2018, Company management further discussed Parent’s January 25th Proposal with certain members of the Board. Later that day, the Company conveyed to Parent that the Board would be prepared to consider an offer on the terms set forth in Parent’s January 25th Proposal if Parent agreed to remove the clawback arrangement and agreed to certain modifications to the Exclusivity Agreement.

On February 9, 2018, Parent sent an updated written proposal (the “February 9th Proposal”) to the Company on the same terms and conditions as the January 25th Proposal, except that Parent agreed to remove the clawback arrangement and make the modifications to the Exclusivity Agreement as requested by the Company.

The Exclusivity Agreement was revised to permit the Company to discuss and negotiate, but not execute or consummate for a period of time, a certain potential third party commercial transaction that the Company was considering and potentially issue warrants to purchase shares of Company Common Stock to such third party. After such period, the Company was permitted to execute and consummate such potential commercial transaction, including the issuance of such warrants, unless Parent delivered a notice to the Company of its desire to preclude the Company from doing so. If Parent delivered such notice (which Parent so delivered on February 28, 2018), and within the exclusivity period Parent terminated negotiations with the Company, subject to the Company’s satisfaction of certain conditions, Parent would be required to pay to the Company a termination fee.

On February 12, 2018, the Board met to discuss the proposal and authorized Company management, among other things:

•	to execute the bid letter, substantially in the form provided to the Board;

•	to negotiate with Parent an agreement and plan of merger for the Board’s approval; and

•	to engage Needham & Company to provide a fairness opinion to the Board.

On February 13, 2018, Parent provided the Company with a final non-binding bid letter, subject to the same terms, conditions and assumptions as set forth in the February 9th Proposal.

Promptly following the execution of the February 9th Proposal by Parent and the Company, the Company established an electronic data room to facilitate due diligence review of the Company. Parent then began a formal due diligence review, which included business, financial, tax and legal components and which it conducted up to and including March 25, 2018. From February 13, 2018 through March 22, 2018, Company, Parent and their respective representatives held numerous phone calls and in-person meetings to discuss the Company’s business and the potential business combination.

On February 14, 2018, Paul Weiss Rifkind Wharton & Garrison LLP, counsel to Parent (“Paul Weiss”), provided Loeb & Loeb LLP, counsel to the Company (“Loeb”), with a first draft of the Merger Agreement, which included a form of stockholder written consent attached as an exhibit thereto, and a first draft of the form of support agreement for Key Stockholders.

On February 16, 2018, Loeb, on behalf of the Company, provided detailed comments to the Merger Agreement and form of support agreement to Paul Weiss.  After the exchange of drafts, the parties continued the due diligence process.

On March 6, 2018, Paul Weiss, on behalf of Parent, provided updated drafts of the Merger Agreement and form of support agreement to Loeb.

On March 11, 2018, Loeb, on behalf of the Company, provided comments on such drafts to Paul Weiss.

On March 13, 2018, Parent and the Company agreed to extend the exclusivity period to March 28, 2018.

On March 15, 2018, Paul Weiss, on behalf of Parent, provided an updated draft of the Merger Agreement to Loeb.

On March 20, 2018, Loeb, on behalf of the Company, provided comments on the draft of the Merger Agreement to Paul Weiss. From March 21, 2018 through March 23, 2018, the parties and their respective counsel continued to negotiate the Merger Agreement.

Following the completion of Parent’s due diligence and the final determination of the number of fully-diluted outstanding shares of the Company, the parties agreed to round the per share purchase price up from $0.8348 (as set forth in the February 9th Proposal) to $0.84.

On March 24, 2018, the Board held a special meeting and reviewed the final draft of the Merger Agreement. During such special meeting of the Board, the Board  unanimously (i) approved and declared advisable the Merger Agreement, (ii) approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.

At the special meeting of the Board on March 24, 2018, Needham & Company rendered its oral opinion, which was subsequently confirmed in writing, that as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken by Needham & Company as set forth in its written opinion, the $0.84 per share consideration to be received by the holders of Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

On March 25, 2018, the Key Stockholders executed a written consent adopting and approving the Merger Agreement, the terms of which provided that such written consent would be effective immediately following the execution and delivery of the Merger Agreement.

On March 26, 2018, Parent, Merger Sub and the Company executed the Merger Agreement and each of the Key Stockholders executed the Support Agreements. Later on the morning of March 26, 2018, at approximately 8:45 a.m., Parent and Company issued a joint press release announcing that Parent, Merger Sub and the Company had entered into the Merger Agreement.

The Company’s Reasons for the Merger

The Board, at a meeting held March 24, 2018, unanimously (i) approved and declared advisable the Merger Agreement, (ii) approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement. In reaching its determination, the Board consulted with Company management and its financial and legal advisors and considered a number of potentially positive factors, including the following:

•
Attractive Valuation.  The Board considered the fact that the $0.84 per share consideration represented a premium of approximately 116.2% to the stock price of $0.39 on March 23, 2018, a premium of approximately 107.6% to the 30-day volume weighted average price of $0.40 prior to March 23, 2018, and a 108.9% premium to the 90-day volume weighted average price of $0.40 prior to March 23, 2018, in each case based upon an exchange rate of CDN $1.00 = U.S. $0.7771 as of March 23, 2018.

•
Best Alternative for Maximizing Stockholder Value. The Board considered that receipt of the Per Share Merger Consideration was more favorable to the Company’s stockholders than the potential value that might result from the Company’s other strategic alternatives (including the alternative of remaining a stand-alone public company), particularly on a risk-adjusted basis. This consideration was based on, among other things, the Board’s assessment of:

o	the Company’s historical operating and financial performance, its competitive position and its future prospects;

o
the risks associated with the Company’s strategy and execution plans, including risks to the Company’s plans associated with economic conditions generally and conditions in the industry in which the Company participates, as well as the other risks and uncertainties discussed in the Company’s public filings with the SEC;

o
the fact that the Company and its advisors actively sought proposals from other potentially interested counterparties to a potential transaction, including both financial and strategic entities, who were viewed as the most likely buyers that would have both the strategic interest and the financial capability to pursue a transaction with the Company; and

o
the strategic and other alternatives reasonably available to the Company, including the alternative of remaining a stand-alone public company, in light of a number of factors, including the risks and uncertainties associated with those alternatives.

•
Greater Certainty of Value. The Board considered the fact that the Per Share Merger Consideration is payable in cash, which provides liquidity and certainty of value to holders of Company Common Stock immediately upon the closing of the Merger in comparison to the risks and uncertainty that would be inherent in continuing to operate as an independent company and executing the Company’s business plan.

•
Support of the Key Stockholders. The Board considered that the Key Stockholders, who in the aggregate hold approximately 70.2% of the outstanding shares of Company Common Stock, are supportive of the transaction. In this regard, the Board noted that the Key Stockholders would receive the same per share consideration for their shares of Company Common Stock as will be received by all the other Company stockholders.

•
Opinion and Financial Analyses of the Company’s Financial Advisor. The Board considered the financial analyses reviewed by Needham & Company with the Board as well as the oral opinion of Needham & Company rendered to the Board on March 24, 2018 (which was subsequently confirmed in writing), as to, as of March 24, 2018, the fairness, from a financial point of view, to the holders of Company Common Stock of the $0.84 per share consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

•
Operating Results Trend. The Board considered the recent trend in the Company’s operating results, including the decrease in revenues and EBITDA and the increase in operating expenses during the year ended December 31, 2017 compared with the prior year.

•
Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement (as reviewed by the Board with the Company’s legal advisors) and related transaction documents, including:

o
the binding nature of the Merger Agreement and the fact that Parent may only terminate the Merger Agreement under certain circumstances (see page 46 of this Information Statement for a description of termination of the Merger Agreement);

o	the fact that Parent’s obligation to complete the Merger is not subject to any financing condition;

o	the limited number and nature of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger;

o	Parent’s agreement in the Merger Agreement to use its reasonable best efforts to consummate the Merger (upon the terms and subject to the conditions of the Merger Agreement);

o
the fact that the Merger Agreement provides the Company with sufficient operating flexibility to conduct its business in the ordinary course of business consistent with past practice between signing the Merger Agreement and the closing of the Merger;

o	the determination that the termination fee of $6,220,000 payable by the Company to Parent, subject to certain conditions, is reasonable under the circumstances;

o
the ability of the Company, under certain circumstances, to seek specific performance to prevent certain breaches of the Merger Agreement by Parent and Merger Sub and to enforce specifically the terms and conditions of the Merger Agreement;

o
the fact that the outside date of September 26, 2018 under the Merger Agreement, after which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the Merger;

o
the availability of appraisal rights to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see “Appraisal Rights” beginning on page 53 of this Information Statement);

o	the experience, reputation and financial capability of Parent; and

o	the limited conditions to the consummation of the Merger.

The Board also considered a variety of potential risks and other potentially negative factors relating to the transaction, including, but not limited to, the following, but concluded that the anticipated benefits of the transaction substantially outweighed these considerations:

o
the fact that, although the Company will continue to exercise control and supervision over its operations prior to Closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the Closing without Parent’s consent, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed;

o
the fact that the Company would not be able to engage in discussions or negotiations regarding an Acquisition Proposal or terminate the Merger Agreement to pursue an alternative sale or business combination transaction;

o	the $6,220,000 termination fee payable to Parent if the Merger Agreement is terminated under certain circumstances;

o
the fact that the Per Share Merger Consideration will represent the maximum price per share receivable by the Company’s stockholders pursuant to the Merger Agreement (subject to appraisal rights under Delaware law), and that the Company will cease to be a public company and its stockholders will no longer participate in any future earnings or growth of the Company and therefore will not benefit from any appreciation in the Company’s value, including any appreciation in value that could be realized as a result of improvements to operations;

o	the fact that the Per Share Merger Consideration is payable in U.S. dollars, notwithstanding the fact that the Company Common Stock is quoted in Canadian dollars on the Toronto Stock Exchange;

o
the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

o	the risk that applicable regulators may object to and challenge the Merger and take action that may prevent, delay or condition the completion of the Merger;

o	the risk that the pendency of the Merger for an extended period of time following the announcement of the Merger could have an adverse impact on NeuLion or the combined company; and

o	that the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

In addition, the Board was aware of and considered the interests that the Company directors and executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in “The Merger—Interests of Certain of the Company’s Directors and Executive Officers in the Merger” beginning on page 29 of this Information Statement.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board in reaching its determination and recommendation. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board recommended the Merger Agreement and the Merger based upon the totality of the information it considered.

After considering these factors, the Board concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors and declared the advisability of the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

THE BOARD APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

AS THE KEY STOCKHOLDERS HAVE DELIVERED THE WRITTEN CONSENT ON MARCH 26, 2018, EFFECTIVE IMMEDIATELY FOLLOWING THE EXECUTION AND DELIVERY OF THE MERGER AGREEMENT, NO FURTHER ACTION BY ANY STOCKHOLDER OF THE COMPANY IS REQUIRED UNDER APPLICABLE LAW OR THE MERGER AGREEMENT (OR OTHERWISE) TO ADOPT THE MERGER AGREEMENT OR APPROVE THE MERGER, AND THE COMPANY WILL NOT BE SOLICITING YOUR VOTE FOR ADOPTION OF THE MERGER AGREEMENT OR THE MERGER AND WILL NOT CALL A STOCKHOLDERS MEETING FOR PURPOSES OF VOTING ON THE ADOPTION OF THE MERGER AGREEMENT OR THE MERGER.

Required Stockholder Approval for the Merger

Under Section 251 of the DGCL, the approval of the Board and the affirmative vote of a majority of the Company Common Stock outstanding and entitled to vote are required to approve and adopt the Merger Agreement and the Merger. The Board and the Key Stockholders have previously approved the Merger Agreement and the Merger.

Under Delaware law and the Company’s organization documents, the approval of the Company’s stockholders may be provided by written consent of the stockholders holding a majority of the voting power of the outstanding shares of common stock. On March 26, 2018, the Key Stockholders, who collectively owned on such date shares of Company Common Stock representing approximately 70.2% of the total number of shares of Company Common Stock outstanding and entitled to vote on the adoption of the Merger Agreement delivered the Written Consent adopting the Merger Agreement, effective immediately following the execution and delivery of the Merger Agreement. The Written Consent constituted adoption of the Merger Agreement by the holders of the requisite number of shares of Company Common Stock in accordance with Section 251 of the DGCL. This means that the Merger can occur without the vote of any other of the Company’s stockholders and there will not be a meeting of the Company’s stockholders at which you will be asked to vote on the adoption of the Merger Agreement.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent, the Merger will not occur until that time has elapsed. We expect the Merger to close prior to the end of the second quarter of 2018, subject to certain government regulatory reviews and approvals; however, there is no assurance that the Merger will close within that time period, or at all.

Record Date

March 26, 2018 is the “Record Date” for determining the stockholders entitled to receive notice of the approval of the Merger and appraisal rights, which are available for holders of our common stock. You may be receiving this Information Statement because you owned shares of the Company Common Stock on the Record Date.

The Record Date is used for determining the number of shares of Company Common Stock outstanding and therefore necessary for determining the number of shares of Company Common Stock necessary to adopt the Merger Agreement. On the Record Date, there were 280,334,268 shares of Company Common Stock outstanding and entitled to vote. Each share of Company Common Stock issued and outstanding is entitled to one vote.

The Written Consent adopting and approving the Merger Agreement and the Merger executed by the holders of the requisite number of shares of Company Common Stock in accordance with the DGCL became effective immediately following the execution and delivery of the Merger Agreement on March 26, 2018.

Opinion of Needham & Company, LLC

We retained Needham & Company to render an opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares, as described below) of the consideration to be received by those holders pursuant to the Merger Agreement.  Needham & Company was not authorized to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or any alternative transaction.  In addition, Needham & Company was not requested to, and did not, participate in the structuring or negotiation of the terms of the Merger.

On March 24, 2018, Needham & Company delivered its oral opinion, which it subsequently confirmed in writing, to the Board that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the merger consideration of $0.84 per share of Company Common Stock to be received by the holders of Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to those holders.  Needham & Company provided its opinion for the information and assistance of the Board in connection with and for the purpose of the Board’s evaluation of the transactions contemplated by the Merger Agreement.  Needham & Company’s opinion relates only to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) of the per share merger consideration, which was determined through arm’s length negotiations between the Company and Parent.  Needham & Company’s opinion does not address any other aspect of the Merger or any related transaction and does not constitute a recommendation to any stockholder of the Company as to how that stockholder should vote or act on any matter relating to the Merger.

The complete text of Needham & Company’s opinion, dated March 24, 2018, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Needham & Company, is attached as Annex D and is incorporated by reference in this Information Statement.  The summary of Needham & Company’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.  We urge you to read this opinion carefully and in its entirety.

In arriving at its opinion, Needham & Company, among other things:

•	reviewed the final form draft of the Merger Agreement dated March 23, 2018;

•	reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company furnished to Needham & Company by the Company;

•	reviewed the historical stock prices and trading volumes of the Company Common Stock;

•	held discussions with members of management of the Company concerning the current operations of and future business prospects for the Company;

•	reviewed certain financial forecasts with respect to the Company prepared by management of the Company and held discussions with members of such management concerning those forecasts;

•	reviewed certain research analyst projections with respect to the Company and held discussions with members of management of the Company concerning those projections;

•	compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed generally relevant to similar data for the Company;

•	reviewed the financial terms of certain business combinations that Needham & Company deemed generally relevant; and

•	reviewed such other financial studies and analyses and considered such other matters as Needham & Company deemed appropriate.

In connection with its review and in arriving at its opinion, Needham & Company assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of its opinion and did not independently verify, nor did Needham & Company assume responsibility for independent verification of, any of that information.  Needham & Company assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto.  In addition, Needham & Company assumed that the Merger will be consummated on the terms and subject to the conditions set forth in the draft Merger Agreement furnished to Needham & Company without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company.  Needham & Company assumed that our financial forecasts provided to Needham & Company by our management were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management, at the time of preparation, of our future operating and financial performance.  Needham & Company also assumed, based on discussions with our management, that the research analyst projections for the Company represent reasonable estimates of our future financial performance.  Needham & Company expressed no opinion with respect to any of such forecasts, estimates or projections or the assumptions on which they were based.

Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Company, Parent or any of their respective subsidiaries nor did Needham & Company evaluate the solvency or fair value of the Company, Parent or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters.  Needham & Company’s opinion states that it was based on economic, monetary and market conditions as they existed and could be evaluated as of its date, and Needham & Company assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after the opinion date.  Needham & Company’s opinion is limited to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) of the $0.84 per share merger consideration to be received by those holders pursuant to the Merger Agreement and Needham & Company expressed no opinion as to the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, or as to our underlying business decision to engage in the Merger or the relative merits of the Merger as compared to other business strategies that might be available to us.  In addition, Needham & Company expressed no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the Merger, or any class of those persons, relative to the per share merger consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement or with respect to the fairness of any such compensation.

We imposed no limitations on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion and there were no documents, information or other materials requested by Needham & Company that we did not provide or make available to Needham & Company.

In preparing its opinion, Needham & Company performed a variety of financial and comparative analyses.  The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion.  The order of analyses described does not represent relative importance or weight given to those analyses by Needham & Company. Some of the summaries of the financial analyses include information presented in tabular format.  The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham & Company, the tables must be read together with the full text of each summary.  The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as they existed on or prior to March 23, 2018, and is not necessarily indicative of current or future market conditions.  For purposes of its analyses, Needham & Company converted the Canadian dollar stock prices on the Toronto Stock Exchange using an exchange rate of CDN $1.00 to U.S. $0.7771, which was based on FactSet Research Systems as of March 23, 2018.

Selected Companies Analysis.  Using publicly available information, Needham & Company compared selected historical and projected financial and market data ratios for the Company to the corresponding data and ratios of publicly traded companies that Needham & Company deemed relevant because they have lines of business that may be considered similar to or have relevant or similar characteristics with our lines of business.  The selected publicly traded companies, referred to as the selected companies, consisted of the following:

•	Brightcove Inc.
•	Espial Group Inc.
•	Harmonic Inc.
•	Limelight Networks, Inc.
•	Qumu Corporation
•	SeaChange International, Inc.

The following tables set forth information concerning the following multiples for the selected companies and for the Company:

•	enterprise value as a multiple of last 12 months, or LTM, revenues;
•	enterprise value as a multiple of projected or actual calendar year, or CY, 2017 and projected CY 2018 revenues;
•	enterprise value as a multiple of adjusted LTM earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA; and
•	enterprise value as a multiple of projected or actual CY 2017 and projected CY 2018 adjusted EBITDA.

Needham & Company calculated multiples for the selected companies based on the closing stock prices of those companies on March 23, 2018.  Needham & Company calculated multiples for the Company based on the per share merger consideration of $0.84 in two cases, one using our management forecasts for projected CY 2017 and 2018 revenues and adjusted EBITDA and the other using consensus research analyst projections for projected CY 2017 and 2018 revenues and adjusted EBITDA.  All financial information excluded the impact of non-recurring items.  Adjusted EBITDA amounts excluded the impact of stock-based compensation expense. The consensus research analyst projections may not have taken account of our recent sale of DivX, LLC and other assets of the Company relating to its DivX business (such sale, the “DivX Sale”) as only one of the three research analysts writing reports on the Company provided updated estimates for the Company subsequent to that sale.  Our management forecasts for estimated CY2017 and CY2018 reflect the DivX Sale.

Enterprise Value to Revenues
	LTM	CY2017	CY2017E
Selected Companies
Mean	1.2x	1.2x	1.2x
Median	1.0x	1.0x	1.0x
The Company Implied by the Merger
Research Analyst Consensus	1.9x	1.9x	1.9x
Management Forecasts	1.9x	2.4x	1.6x

Enterprise Value to Adjusted EBITDA
	LTM	CY2017	CY2018E
Selected Companies
Mean	12.8x	12.8x	9.7x
Median	12.8x	12.8x	8.6x
The Company Implied by the Merger
Research Analyst Consensus	NM	NM	23.1x
Management Forecasts	NM	NEG	10.0x

In the table above, NEG indicates negative ratio and NM indicates not meaningful as the ratios were above 50.0x.

Selected Transactions Analysis.  Needham & Company reviewed publicly available financial information for the following selected merger and acquisition transactions, which represent all-cash transactions completed since January 1, 2013 that involved target companies involved in lines of business that may be considered similar to or have relevant or similar characteristics with our lines of business with revenues equal to or greater than $10 million:

Acquirer	Target

Amdocs Ltd.	Vubiquity, Inc.
Vecima Networks, Inc.	Concurrent Computer Corporation (Content Delivery and Storage Business)
LM Ericsson Telefon AB	Envivio, Inc.
Frankly, Inc.	Gannaway Web Holdings LLC
Extreme Reach, Inc.	Digital Generation, Inc. (Television Business)

Three of the five selected transactions – acquisitions by Vecima, LM Ericsson and Extreme Reach – involved publicly traded targets.  In reviewing the selected transactions, Needham & Company calculated, for the selected transactions and for the Merger,

•	enterprise value as a multiple of LTM revenues,
•	enterprise value as a multiple of LTM adjusted EBITDA and
•	enterprise value as a multiple of next twelve months, or NTM, revenues.

Needham & Company calculated multiples for the Company based on the merger consideration of $0.84 per share.

The following table sets forth information concerning the multiples described above for the selected transactions and the same multiples implied by the Merger.

Enterprise Value to
	LTM Revenues	LTM EBITDA	NTM Revenues

All Selected Transactions
Mean	1.6x	6.9x	1.6x
Median	1.8x	6.9x	1.8x

Public Target Selected Transactions
Mean	1.6x	NA	1.4x
Median	1.9x	NA	1.4x

The Company Implied by the Merger	2.4x	NEG	1.6x

In the table above, NA indicates not available as two of the transactions had negative ratios and the ratio for the third transaction was unavailable, and NEG indicates negative ratio.

Premiums Paid Analysis.  Needham & Company reviewed publicly available financial information for 28 merger and acquisition transactions that represent all-cash transactions involving publicly-traded technology, technology services, and communications companies announced since January 1, 2015 and subsequently completed with transaction equity values of between $200 million and $400 million.  Of those transactions, 23 involved companies listed on U.S. exchanges and five involved companies listed on Canadian exchanges.  In examining these transactions, Needham & Company analyzed the premium of consideration offered to the acquired company’s stock price one trading day, five trading days, 30 trading days and 90 trading days prior to the announcement of the transaction.

Needham & Company calculated premiums for the Company based on the per share merger consideration of $0.84 and the closing prices per share of the Company Common Stock one trading day, five trading days, 30 trading days and 90 trading days prior to March 24, 2018.  The following tables set forth information concerning the stock price premiums in the selected transactions and the stock price premium implied by the Merger.

	U.S. Listed Selected Transactions				Merger
	75th %tile	25th %tile	Mean	Median	At $0.84
One trading day stock price premium	30.6%	8.7%	20.9%	19.7%	116.2%
Five trading day stock price premium	40.5%	9.7%	24.3%	23.6%	104.0%
30 trading day stock price premium	44.8%	8.4%	29.8%	26.2%	107.9%
90 trading day stock price premium	47.5%	13.1%	28.3%	27.8%	157.4%

	Canadian Listed Selected Transactions				Merger
	75th %tile	25th %tile	Mean	Median	At $0.84
One trading day stock price premium	107.5%	15.1%	58.9%	49.1%	116.2%
Five trading day stock price premium	104.2%	14.8%	57.9%	51.2%	104.0%
30 trading day stock price premium	65.0%	37.7%	52.3%	56.3%	107.9%
90 trading day stock price premium	96.2%	31.6%	62.7%	58.0%	157.4%

Present Value of Illustrative Projected Stock Prices Analysis.    Needham & Company performed an illustrative analysis of the implied present value of the projected price per share of Company Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity.

For this analysis, Needham & Company used management’s forecasts.  Needham & Company calculated the implied enterprise value for the Company for each of projected calendar years 2018 and 2019 by applying illustrative multiples ranging from 0.90x to 1.50x to the Company’s projected calendar year 2018 and 2019 revenues. The range of illustrative multiples was selected by Needham & Company utilizing its professional judgment and experience. Then, Needham & Company added the Company’s estimated net cash as of March 21, 2018 to derive implied equity values, and divided these implied equity values by the number of projected calendar year end diluted outstanding shares, to calculate ranges of implied future equity values per share of Company Common Stock. The assumed number of projected calendar year end fully-diluted shares was based on our management’s estimates of 1.0% annual future share dilution to current stockholders resulting from issuances of equity compensation awards. Needham & Company then discounted these implied equity values per share back to March 23, 2018, using discount rates ranging from 14.7% to 15.8%.  The range of discount rates, reflecting an estimated range of the Company’s cost of equity, was selected by Needham & Company utilizing its professional judgment and experience. This analysis resulted in a range of implied present values per share of Company Common Stock of $0.53 to $0.87.

No company, transaction or business used in the “Selected Companies Analysis,” “Selected Transactions Analysis” or “Premiums Paid Analysis” as a comparison is identical to the Company or to the Merger.  Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.  Accordingly, Needham & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion.  Needham & Company did not attribute any specific weight to any factor or analysis considered by it.  The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or Parent.  Any estimates contained in or underlying these analyses, including estimates of the Company’s future performance, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates.  Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future.  Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.  Needham & Company’s opinion and its related analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or management of the Company with respect to the Per Share Merger Consideration or the Merger.

Under the terms of our engagement letter with Needham & Company, we have paid or agreed to pay Needham & Company a nonrefundable fee of $590,000 that became payable upon Needham & Company’s delivery of its opinion on March 24, 2018.  No portion of Needham & Company’s fee is contingent on the successful completion of the Merger.  In addition, we have agreed to reimburse Needham & Company for certain of its out-of-pocket expenses and to indemnify Needham & Company and related persons against various liabilities, including certain liabilities under the federal securities laws.

Needham & Company is a nationally recognized investment banking firm.  As part of its investment banking services, Needham & Company is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.  Needham & Company believes that it was retained by the Board to provide its opinion based on Needham & Company’s experience as a financial advisor in mergers and acquisitions as well as Needham & Company’s familiarity with the Company and our industry generally.  Needham & Company has not in the past two years provided investment banking or financial advisory services unrelated to the Merger to the Company for which it has received compensation.  Needham & Company has not in the past two years provided investment banking or financial advisory services to Parent or Merger Sub for which it has received compensation.  Needham & Company may in the future provide investment banking and financial advisory services to the Company, Parent or their respective affiliates unrelated to the Merger, for which services Needham & Company would expect to receive compensation.  In the normal course of its business, Needham & Company may actively trade equity securities of the Company for its own account or for the account of its customers or affiliates and, therefore, may at any time hold a long or short position in those securities.

Certain Company Forecasts

The Company does not as a matter of course publicly disclose forecasts or projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates.  However, as part of the Company sale process, management prepared financial projections of the Company (“Company Forecasts”) that were made available to Needham & Company in connection with the analyses described under “The Merger—Opinion of Needham & Company, LLC” beginning on page 22 of this Information Statement.

The Company Forecasts represent the Company’s internally prepared unaudited prospective financial information and were based on certain assumptions made by management in the fourth quarter of 2017 and speak only as of that time. The Company Forecasts were not prepared with a view toward public disclosure.

The Company Forecasts are being included because, at the direction of the Company, such forecasts were used by Needham & Company in connection with its analyses described under “The Merger—Opinion of Needham & Company, LLC” beginning on page 22 of this Information Statement. The inclusion of this information should not be regarded as an indication that the Company, the Board, Needham & Company, Parent, Merger Sub, any advisor to or representative of any of the foregoing, or any other recipient of this information considered, or now considers, the Company Forecasts to be necessarily predictive of actual future results, and the Company Forecasts should not be relied upon as such.

Management’s internal financial forecasts, including the Company Forecasts and the assumptions upon which the Company Forecasts were based, are subjective in many respects and thus subject to interpretation. Although presented with numerical specificity, the Company Forecasts were based upon a variety of estimates and numerous assumptions made by the Company’s management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described herein under “Cautionary Statement Regarding Forward-Looking Statements”, many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond the Company’s control. In addition, since the Company Forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the Company Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

The Company Forecasts are not intended to comply with U.S. Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC regarding financial projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. The Company Forecasts include financial metrics that were not prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Neither EisnerAmper LLP, the Company’s independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the Company Forecasts, and, accordingly, neither EisnerAmper LLP nor any other public accounting firm expresses an opinion or any other form of assurance with respect to the Company Forecasts. EisnerAmper LLP reports included in the Company’s filings with the SEC relate solely to the Company’s historical financial information and internal controls. They do not extend to the prospective financial information and should not be read to do so.

The Company Forecasts are forward-looking statements and were based on numerous variables and assumptions that are inherently uncertain. Important factors that may affect actual results and cause the Company Forecasts not to be achieved include, but are not limited to, risks and uncertainties and other factors described or referenced herein under “Cautionary Statement Regarding Forward-Looking Statements” and other risk factors described in the Company’s filings with the SEC that could cause actual results to differ materially from those shown below. The Company’s stockholders are urged to review the Company’s most recent SEC filings for a description of the Company’s reported results of operations and financial condition during the fiscal years ended December 31, 2017 and 2016. The Company Forecasts reflect assumptions that are difficult to predict and subject to change and may not reflect current prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Company Forecasts were prepared. In addition, the Company Forecasts do not take into account any of the transactions contemplated by the Merger Agreement that might also cause actual results to differ materially. Accordingly, there can be no assurance that the Company Forecasts will be realized or that the Company’s future financial results will not materially vary from the Company Forecasts.

No one has made or makes any representation regarding the information included in the Company Forecasts. Readers of this Information Statement are cautioned not to rely unduly, if at all, on the Company Forecasts. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or effects, may have changed since the date the Company Forecasts were prepared. The Company has not updated and does not intend to update or otherwise revise the Company Forecasts to reflect circumstances existing after the date when made or to reflect the occurrence or non-occurrence of future events, even if any or all of the assumptions on which the Company Forecasts were based are shown to be in error. The Company has made no representation to Parent or Merger Sub in the Merger Agreement or otherwise concerning the Company Forecasts.

The following table presents the Company Forecasts (unaudited):

	FY 2018	FY 2019
Revenue	$114,707,000	$171,363,050

Cost of Revenue	$27,869,301	$40,687,959

Non-GAAP Gross Margin	$86,837,699	$130,675,091

Operating Expenses	$69,080,000	$89,880,000

Adjusted EBITDA	$17,757,699	$40,795,091

D&A, SBC and Other (1)	$18,000,000	$24,000,000

GAAP Net Income (Loss)	$(242,301)	$16,795,091

(1) “D&A, SBC and Other” represents depreciation and amortization, stock based compensation and other income/expenses.

Financing

The obligations of Parent and Merger Sub to complete the Merger are not subject to any financing conditions.

Interests of Certain of the Company’s Directors and Executive Officers in the Merger

In reaching the determination to approve and declare advisable the Merger Agreement, approve the Merger and to recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement, the Board considered, among other matters, the interests of the Company’s directors and executive officers in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests include:

•	accelerated vesting and payment in respect of equity and equity-based awards;

•	the potential receipt of certain payments under individual retention bonus letters; and

•	the entitlement to indemnification benefits in favor of directors and executive officers of the Company.

As of March 26, 2018, our directors and executive officers beneficially owned an aggregate of 198,032,231 shares of Company Common Stock, excluding any shares underlying Company Stock Options and shares of Company Restricted Stock Units that have not vested.

Treatment of Director and Executive Officer Common Stock

As is the case for any stockholder of the Company, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our directors and officers will have the right to receive the Per Share Merger Consideration for each share of Company Common Stock that they own immediately prior to the Effective Time.  For information regarding beneficial ownership of Company Common Stock by each of the Company’s current directors, named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 58 of this Information Statement.

Treatment of Company Equity Awards

Company Stock Options

At the Effective Time, each Company Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Stock Option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time.

If a holder of vested Company Stock Options is entitled to exercise his or her vested options prior to the Effective Time in accordance with the terms of the applicable governing documents and exercises such right, such holder will be treated as a holder of Company Common Stock for purposes of the Merger Agreement. The acceleration of the vesting of any Company Stock Options that is permissible solely by reason of the Merger Agreement shall be conditioned upon the consummation of the Merger.

Company Restricted Stock Units

At the Effective Time, each outstanding Company Restricted Stock Unit, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Restricted Stock Unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time.

Golden Parachute Compensation—Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Transaction

This section sets forth the information required by Item 402(t) of Regulation S-K, which requires disclosure of information regarding the compensation for each of our named executive officers that is based on or otherwise relates to the Merger.  This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the transaction-related compensation payable to our named executive officers. The Company does not have employment agreements or severance agreements with any of its named executive officers; however, it has entered into Retention Bonus Letters (as defined below) with certain named executive officers and maintains an employee severance policy that generally provides for one week’s salary for each year of employment of such named executive officer with the Company.

The amounts set forth in the table below, which represent an estimate of each named executive officer’s golden parachute compensation as of [____], 2018 calculated in accordance with the SEC’s rules on disclosing golden parachute compensation, assume the following:

•	Consummation of the Merger constitutes a change in control for purposes of the applicable compensation plan or arrangement;

•	The change in control was consummated on [______], 2018, the last practicable date prior to the filing of this Schedule 14C;

•	Each named executive officer experiences a qualifying termination immediately following the change in control; and

•	The value of the accelerated vesting of the named executive officers’ Company equity awards is calculated using the Per Share Merger Consideration.

The amounts reported below are estimated based on multiple assumptions that may or may not actually occur, including the assumptions described above and elsewhere in this Information Statement.  As a result, the transaction-related compensation, if any, to be received by a named executive officer may materially differ from the amounts set forth below.  The amounts in the table below do not include any value received in respect of Company equity awards held by the named executive officer that are vested prior to the consummation of the Merger.

Name	Cash ($) (1)	Equity ($) (2)	Total ($)
Roy E. Reichbach	864,423	534,653	1,399,076
Tim Alavathil	663,462	130,827	794,289
Nancy Li	121,154	786,653	907,807
Michael (Horngwei) Her	180,769	545,323	726,092
Ronald Nunn	180,769	545,323	726,092
J. Christopher Wagner	80,769	461,323	542,092

(1)
The amounts reported in this column for each named executive officer, include (a) retention bonuses of $750,000 and $600,000 to Messrs. Reichbach and Alavathil, respectively, and of $100,000 to each of Messrs. Her and Nunn and (b) severance payments under the Company’s severance policy to each named executive officer based on their years of service.   The severance amounts are “double trigger” payments that are contingent upon a qualifying termination of the named executive officer following the Effective Time.  The retention bonuses are “single trigger” payable upon consummation of the Merger over a nine-month period, subject to the executive’s continued employment through each payment date, unless the executive is terminated without cause prior to the final payment date.  To receive payment with respect to the retention bonuses, the executives have agreed to covenants not to compete or solicit our employees and clients for nine months after the consummation of the Merger.

(2)
The amounts reported in this column represent the value of Company Stock Options and Company Restricted Stock Units which accelerate on a “single trigger” basis in connection with the Merger, as described above in the section entitled “Treatment of Company Equity Awards” on page 30 of this Information Statement.

Retention Bonus Letters

On March 26, 2018, in connection with the Merger, the Company entered into retention bonus letter agreements (the “Retention Bonus Letters”) with the following executive officers: Roy Reichbach, Tim Alavathil, Horngwei (Michael) Her, Ronald Nunn and Alexander Arato, granting a right to a one-time payment of $750,000 and $600,000 to Messrs. Reichbach and Alavathil, respectively, and of $100,000 to each of Messrs. Her, Nunn and Arato (the “Retention Bonuses”). The Retention Bonuses will be paid in cash, subject to the consummation of the Merger, with payment of 25% of the Retention Bonuses to be paid promptly following the Closing Date, an additional 25% six months following the Closing Date, and the remaining 50% paid nine months following the Closing Date, subject to each executive’s continued employment with the Company through such payment date and compliance with restrictive covenants contained in the Retention Bonus Letters including non-competition, non-solicitation of employees and clients, and no-hire covenants effective during the nine months following the Closing Date. If any of the executives voluntarily resigns his employment or is terminated for Cause (as defined in the Retention Bonus Letters) in the two-month period following the Closing Date, such executive will be required to repay to the Company any portion of the Retention Bonus previously paid, net of amounts withheld by the Company. If the executive’s employment is terminated prior to the applicable Retention Bonus payment date by the Company without Cause or due to the executive’s death or disability, the executive will remain eligible to receive the Retention Bonus, paid promptly following such termination of employment.

Summary of Certain Payments and Benefits Relating to the Merger

The table below contains a summary of the value of certain material payments and benefits payable to the Company’s directors and executive officers described in this section.

Name	Value of Shares of Common Stock Owned	Option Consideration from Vested Options	Option Consideration from Acceleration of Unvested Options	Restricted Stock Unit Consideration from Vested Units	Restricted Stock Unit Consideration from Acceleration of Unvested Units	Total Payments under Retention Bonus Letters	Total
Nancy Li	34,781,121	621,000	-	52,218	786,653	-	36,240,992
Charles Wang	35,962,665	-	-	-	-	-	35,962,665
J. Christopher Wagner	1,295,314	433,000	-	41,774	461,323	-	2,231,411
Horngwei (Michael) Her	2,748,832	532,000	-	41,774	545,323	100,000	3,967,929
Ronald Nunn	2,736,986	532,000	-	41,774	545,323	100,000	3,956,083
Roy E. Reichbach	845,475	399,000	-	52,218	534,653	750,000	2,581,346
David Kronfeld	32,722,189	-	-	-	-	-	32,722,189
Robert E. Bostrom	102,241	-	-	-	-	-	102,241
Shirley Strum Kenny	629,151	-	-	-	-	-	629,151
Gabriel A. Battista	554,456	40,000	-	-	-	-	594,456
Tim Alavathil	216,972	82,375	-	26,109	130,827	600,000	1,056,283
John Coelho	177,304	-	-	-	-	-	177,304
James Hale	53,532,351	-	-	-	-	-	53,532,351
Alexander G. Arato	21,000	-	-	20,887	125,661	100,000	267,548
Edward G. Goren	21,017	-	-	-	-	-	21,017

Indemnification, Expenses, Exculpation and Insurance

From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company and Company Subsidiaries pursuant to (i) each indemnification agreement in effect between the Company or any Company Subsidiary and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Company Subsidiary (each, a “Company Indemnified Party”) made available to Parent and (ii) any indemnification provision and any exculpation provision set forth in the Company Charter or Company Bylaws as in effect on the date of the Merger Agreement, in each case, of clauses (i) and (ii), to the fullest extent permitted under applicable Law.  From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation must contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each Company Indemnified Party than are set forth in the Company Charter or Company Bylaws as in effect on the date of the Merger Agreement.

Prior to the Closing, the Company agreed to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of the Merger Agreement for the six (6) year period following the Closing and at a price not to exceed 250% of the amount per annum the Company paid in its last full fiscal year prior to the date of the Merger Agreement (the “Current Premium”), and if such premiums for such insurance would at any time exceed 250% of the Current Premium, then Parent or the Surviving Corporation are obligated to cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium.

Regulatory Waiting Periods

Under the HSR Act, the Merger may not be completed until the Company and Parent have filed notification and report forms with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the applicable waiting period has expired or been terminated.  Within 10 days of the date of the Merger Agreement, the Company and Parent will file a Notification and Report Form with the DOJ and the FTC and request early termination of the waiting period.

At any time before or after consummation of the Merger, the DOJ or the FTC (notwithstanding the termination of the waiting period under the HSR Act) could take such action under antitrust laws as it deems necessary, including seeking to enjoin the completion of the Merger and seeking divestiture of substantial assets of the Company or Parent. At any time before or after the completion of the Merger (and notwithstanding the termination of the waiting period under the HSR Act), a state or non-U.S. governmental entity could take such action under antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger, seeking to unwind the Merger (if previously consummated), and seeking divestiture of substantial assets of the Company, Parent or Merger Sub. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

The Merger is subject to antitrust review by the Federal Antimonopoly Service of the Russian Federation (“FAS”) pursuant to the Russian Federal Law No. 135-FZ dated July 26, 2006 “On Protection of Competition” (as further amended). The Merger cannot be completed until filings are made and certain information is provided to the FAS and the FAS has granted clearance.

Except as noted above with respect to the required filings under the HSR Act, the expiration of 20 days from the mailing of this Information Statement to our stockholders, the filing of a certificate of merger (including the amended and restated certificate of incorporation of the Surviving Corporation to be attached thereto) with the Secretary of State of the State of Delaware at or before the Effective Time, and the required filings with the FAS in connection with the Merger, the Company is unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or consummation of the Merger or the other transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this Information Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this Information Statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this Information Statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual statements about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure letter that the Company delivered to Parent (“Company Disclosure Letter”) and which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, and such subsequent developments or new information may not be included in this Information Statement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly owned subsidiary of Parent. We sometimes refer to the Company after the consummation of the Merger as the Surviving Corporation. The certificate of incorporation and bylaws of the Company will be amended and restated in their entirety by virtue of the Merger to read substantially identically to the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.

Closing and Effective Time

The closing of the Merger will occur no later than the 2nd business day following the satisfaction or waiver of all of the closing conditions set forth in the Merger Agreement or at such other date as the parties may agree in writing. The Merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such subsequent time or date as the parties to the Merger Agreement may agree to in writing. We intend to complete the Merger as promptly as practicable, subject to satisfaction or waiver of the closing conditions. Although we currently expect to complete the Merger on or prior to the end of the second quarter of 2018, we cannot specify when or assure you that all conditions to the Merger will be satisfied or waived.

Per Share Merger Consideration

At the Effective Time, each issued and outstanding share of Company Common Stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration. All shares of Company Common Stock so converted will, at the Effective Time, no longer be outstanding and shall cease to exist, and each holder of such converted shares of Company Common Stock shall cease to have any rights with respect thereto, except for the right to receive the Per Share Merger Consideration.

Company Warrants

Each issued and outstanding vested Company Warrant that has an exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested) that is less than the Per Share Merger Consideration, shall be converted into the right to receive, with respect to each such share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested), an amount equal to (x) the Per Share Merger Consideration, minus (y) the exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested). As of the Effective Time, all Company Warrants shall no longer be outstanding and shall cease to exist, and each holder of any such Company Warrants shall cease to have any rights with respect thereto, except, solely with respect to the vested Company Warrants contemplated by the foregoing sentence, the right to receive the applicable cash amount set forth in the foregoing sentence, net of withholding taxes and without interest.

Payment for the Shares

Prior to the Effective Time, Parent will select a Paying Agent for the payment of the Per Share Merger Consideration in respect of the Company Common Stock and, in connection therewith, will enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or promptly following the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent the cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Per Share Merger Consideration.

As soon as reasonably practicable after the Effective Time, but no later than two business days thereafter, the Surviving Corporation or Parent will cause the Paying Agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of one or more Company Stock Certificates representing outstanding shares of Company Common Stock or Book-Entry Shares, which were converted into the right to receive the Per Share Merger Consideration, a letter of transmittal and instructions advising you how to surrender your Company Stock Certificates and Book-Entry Shares in exchange for the Per Share Merger Consideration.

Upon surrender of a Company Stock Certificate to the Paying Agent for cancelation in the case of Company Stock Certificates, or receipt of an “agent’s message” (or such other evidence or instruction of transfer, if any, as the Paying Agent shall reasonably request) in the case of Book-Entry Shares, as applicable, in each case together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Stock Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Company Stock Certificate or such Book-Entry Shares shall have been converted pursuant to the Merger Agreement, and any Company Stock Certificate so surrendered shall be canceled. Interest will not be paid or accrue on the cash payable upon surrender of any Company Stock Certificate or Book-Entry Share. YOU SHOULD NOT SURRENDER YOUR SHARES OF COMPANY COMMON STOCK WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

If any cash deposited with the Paying Agent remains undistributed to holders of certificates for six months after the Closing Date, such cash will be delivered to Parent, upon demand. Any former stockholders of the Company entitled to payment of their Per Share Merger Consideration who have not complied with the share certificate exchange procedures in the Merger Agreement may thereafter only look to Parent for its claim to payment of the Per Share Merger Consideration, in each case, without interest thereon.

In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Company Stock Certificate or Book-Entry Share so surrendered is registered only if, in the case of a Company Stock Certificate, if such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer or, in the case of a Book-Entry Share, a proper transfer instruction is presented, and in either case the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Company Common Stock or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

The letter of transmittal will specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon delivery of the Company Stock Certificates to the Paying Agent, and shall be in such form and have such other provisions as are customary and reasonably acceptable to the Company and Parent. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Company Stock Certificate, the Per Share Merger Consideration.

Delisting and Deregistration of Our Common Stock

The Company shall cooperate and consult with Parent and take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable laws and (x) the rules and policies of the Toronto Stock Exchange to cause the delisting of the Company and of the Company Common Stock from the Toronto Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting, (y) the rules and policies of OTC Markets Group to enable the Company Common Stock to no longer be quoted on OTC and (z) National Policy 11-206 of the CSA to cease to be a “reporting issuer” within the meaning of applicable Canadian securities Laws in all provinces of Canada.

Directors and Officers; Certificates of Incorporation; Bylaws

The directors of Merger Sub immediately prior to the Effective Time will be the directors of the surviving company, until the earlier of the resignation or removal or until their respective successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Immediately following the Effective Time, the certificate of incorporation of the Company will be amended to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and, as so amended, will be the certificate of incorporation of the Surviving Corporation. Immediately following the Effective Time, the bylaws of the Surviving Corporation will be the bylaws of Merger Sub as in effect immediately prior to the Effective Time.

Treatment of Company Equity Awards

Company Stock Options

At the Effective Time, each Company Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Stock Option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Company Common Stock for purposes of the Merger Agreement.

Company Restricted Stock Units

At the Effective Time, each Company Restricted Stock Unit, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled, with the holder of such Company Restricted Stock Unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time.

Company Employee Share Purchase Plan

Effective as of immediately prior to the Effective Time, the Company Employee Share Purchase Plan (“ESPP”) will terminate, and after the date of the Merger Agreement and prior to the Effective Time, no offering periods or purchase periods will be commenced thereunder. The Company has not implemented the ESPP since its approval by stockholders. Thus, no Per Share Merger Consideration is payable under the ESPP.

Withholdings Rights

Each of the Surviving Corporation, Parent, the Company and the Paying Agent shall be entitled to deduct and withhold from any payment to be made pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986 or under any provision of state, local or foreign tax law.  Amounts so withheld shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Stockholders Seeking Appraisal

The Merger Agreement provides that shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL shall not be converted into the right to receive the Per Share Merger Consideration, but instead shall entitle the holder thereof only to those rights expressly provided by Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to receive those rights under Section 262 of the DGCL shall cease and such appraisal shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Per Share Merger Consideration. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and prior to the Effective Time, Parent shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company may not, without the prior written consent of Parent, make, or agree to make, any payment with respect to, or settle or offer to settle, any such demands for appraisal or payment, or purport to waive any person’s failure to timely deliver a written demand for appraisal or to take any other action necessary to exercise appraisal rights under the DGCL.

The fair value of shares of Company Common Stock as determined in accordance with Delaware law may be more or less than (or the same as) the Per Share Merger Consideration to be paid to stockholders who choose not to exercise their appraisal rights. Stockholders who wish to exercise appraisal rights must follow specific procedures. Additional details on appraisal rights are described in “Appraisal Rights” beginning on page 53 of this Information Statement.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the Company, Parent and Merger Sub. The statements embodied in those representations and warranties were made for purposes of the contract among the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. Certain representations and warranties were made as of the date of the Merger Agreement (or other dates specified in the Merger Agreement), may be subject to contractual standards of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk by the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because they are qualified as described above. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, and these changes may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and the Merger Sub that is contained in this Information Statement, as well as in the filings that the Company will make and has made with the SEC. The representations and warranties contained in the Merger Agreement may or may not have been accurate as of the date they were made and we make no assertion herein that they are accurate as of the date of this Information Statement.

In the Merger Agreement, the Company has made a number of representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or by information in the confidential disclosure schedule we delivered in connection with the Company Disclosure Letter (as may or may not be specifically indicated in the text of the Merger Agreement). These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing;

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the Company’s capitalization as of a date certain prior to signing, including the particular number of outstanding shares of Company Common Stock, Company Warrants, Company Stock Options and Company Restricted Stock Units;

•	the Company’s subsidiaries and any equity interests outstanding of such subsidiaries;

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authorization to enter into the Merger Agreement (subject to stockholder approval) and to consummate the transactions contemplated thereby, the enforceability of the Merger Agreement against the Company, and the Board’s approval and recommendation;

•	consents and approvals required in connection with the Merger Agreement and the consummation of the transactions contemplated thereby;

•	timeliness and accuracy of SEC reporting, accuracy of financial statements and no undisclosed liabilities;

•	information regarding the Company provided in this Information Statement;

•	conduct of business in the ordinary course and the absence of a Company Material Adverse Effect (as defined below) since December 31, 2016 to the date of the Merger Agreement;

•	tax matters;

•	labor matters and employee benefit plans;

•	title to properties and assets;

•	material contracts of the Company;

•	legal and regulatory proceedings;

•	compliance with applicable laws and holding of permits;

•	environmental matters;

•	intellectual property;

•	insurance;

•	no broker, finder or financial advisor fees other than with respect to those paid to Needham & Company;

•	opinion of Needham & Company;

•	anti-corruption, sanctions and money-laundering matters;

•	affiliate transactions;

•	application of takeover laws; and

•	the Written Consent.

In the Merger Agreement, Parent and Merger Sub have made a number of representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing;

•	operations of Merger Sub;

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authorization to enter into the Merger Agreement (subject to stockholder approval) and to consummate the transactions contemplated thereby and the enforceability of the Merger Agreement against Parent and Merger Sub;

•	lack of certain conflicts;

•	consents and approvals;

•	no broker, finder or financial advisor fees;

•	ownership of shares of Company Common Stock; and

•	availability of sufficient funds.

Company Material Adverse Effect Definition

Some of our representations and warranties are qualified by a Company Material Adverse Effect standard. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, development, effect or change that (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) prevents, impairs or materially delays the consummation by the Company of the Merger and the other Transactions or the ability of the Company to perform its obligations under the Merger Agreement; provided, however, that the following events, circumstances, occurrences, facts, conditions, developments, effects or changes shall not be deemed to be a Company Material Adverse Effect:

•	general conditions in the industries in which the Company and the Company Subsidiaries operate;

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general economic conditions or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes), in each case in the United States or elsewhere in the world;

•	any change in applicable Law or GAAP (or interpretation or enforcement thereof);

•	the outbreak or escalation of hostilities, any acts of war or terrorism;

•	any hurricane, flood or earthquake or other natural disaster; and

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the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Merger Agreement, or changes or prospective changes in the market price or trading volume of Company Common Stock or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under the definition of Company Material Adverse Effect), except, in the case of any of the five bullets immediately above, if the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

Conduct of the Company’s Business Pending the Merger

We have agreed that, from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), except (i) with Parent’s prior written consent or (ii) as set forth in the Company Disclosure Letter, the Company will, and will cause each of the Company Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve its current business organization and preserve its present relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it.

In addition, from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), except (i) with Parent’s prior written consent or (ii) as set forth in the Company Disclosure Letter, the Company has agreed that it will not, and will not permit any of its subsidiaries to:

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(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its equity interests, (ii) adjust, split, combine or reclassify any equity interests of the Company or any Company Subsidiary, or (iii) repurchase, redeem or otherwise acquire any equity interests of the Company or any Company Subsidiary, subject to limited exceptions;

•	accelerate or otherwise take any other action to cause, the vesting of any Company Stock Option or Company Restricted Stock Unit;

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issue, deliver or sell any shares of its capital stock or other voting securities (including voting debt securities) or equity interests, any rights that give any person the right to receive any economic or voting interest of a nature accruing to the holders of Company Common Stock, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or the settlement of Company Restricted Stock Units, in each case in accordance with the terms of the applicable plan, award or instrument as in effect on the date of the Merger Agreement;

•	amend, restate, supplement or modify its certificate of incorporation, bylaws or other comparable organizational documents (whether by merger, consolidation or otherwise);

•	merge or consolidate itself or any Company Subsidiary with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any Company Subsidiary;

•	acquire or agree to acquire any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other person;

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except as required pursuant to the terms of any Company Benefit Plan or agreement or other written contract in effect on the date of the Merger Agreement, (i) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting or payment of any compensation or benefits under, any Company Benefit Plan, Company Benefit Agreement or Collective Bargaining Agreement, (ii) grant to any current or former director, officer, employee, contractor or consultant any increase in compensation, bonus or fringe or other benefits, other than with respect to employees who are not directors or executive officers in the ordinary course of business consistent with past practice, pursuant to the annual merit-based compensation review process, (iii) grant to any current or former director, officer, employee, contractor or consultant any increase in change in control, retention, severance or termination pay, (iv) enter into any employment, consulting, change in control, retention or severance agreement with any current or former director, officer, employee, contractor or consultant, (v) hire or terminate the employment of any officer, employee, contractor or consultant (other than a termination for “cause”), other than with respect to employees, contractors or consultants who are not directors or executive officers in the ordinary course of business consistent with past practice, (vi) commence any offering periods or purchase periods under the ESPP, or (vii) allow any current or former director, officer, employee, contractor or consultant to begin participating in any benefit plan of the Company that provides change in control, severance or termination benefits, regardless of whether the terms of such Company benefit plan or agreement would otherwise allow such current or former director, officer, employee, contractor or consultant to begin participating in such Company benefit plan or agreement; provided, however, that the foregoing clauses (ii), (iii), (iv) and (vii) shall not restrict the Company or any Company Subsidiary from granting to any newly hired or promoted director, officer, employee, contract or consultant any increase in compensation, retention, severance or termination pay, or fringe or other benefits, or from entering into any employment, consulting, retention or severance agreement with any such newly hired or promoted person, in each case, in the ordinary course of business consistent with past practice;

•	make any change in financial accounting methods, principles or practices, except as may be required by GAAP or by law;

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sell, lease, license or otherwise dispose of, or pledge, encumber or otherwise subject to any lien, other than certain permitted liens, any properties or assets of the Company and the Company Subsidiaries, except sales, leases or other dispositions of inventory and excess or obsolete properties or assets, or make any revaluation of any material asset, in each case, in the ordinary course of business consistent with past practice;

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acquire any fee interest in real property, or enter into, terminate or amend, modify or waive any material rights claims or benefits under any material leases, licenses or occupancy agreements with respect to the use or occupancy by the Company or any Company Subsidiary of real property;

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incur any debt or enter into any arrangement or  make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any Company Subsidiary in the ordinary course of business consistent with past practice;

•	make or agree to make any capital expenditure or expenditures that, together with all other capital expenditures, are in excess of $250,000 in the aggregate;

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(i) make, change or revoke any material tax election, (ii) settle or compromise any audit or proceeding relating to a material amount of taxes, (iii) file any amended tax return reflecting a material amount of taxes, (iv) consent to any extension of or waiver of the limitations period applicable to any tax claim or assessment, (v) make any change in any material tax accounting method, (vi) enter into any closing agreement relating to a material amount of taxes, (vii) change any material tax practice or procedure or (viii) incur any tax liability outside of the ordinary course of business;

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enter into, terminate or modify or amend, or waive or release any material rights, claims or benefits under, any material contract, or any contract that, if existing on the date of the Merger Agreement, would have been a material contract;

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settle, or offer or propose to settle (i) any proceeding against the Company or its directors or officers relating to the Merger Agreement or the transactions contemplated thereby and (ii) without limiting the foregoing clause (i), any proceeding involving or against the Company or any of the Company Subsidiaries other than any proceeding that (A) (x) requires payment by the Company or any of the Company Subsidiaries of cash in amounts that are reflected or reserved against in the most recent consolidated financial statements or (y) to the extent in excess of and/or not covered by clause (ii), does not, individually or in the aggregate, exceed $25,000, and (B) does not involve any injunctive or equitable relief or impose restrictions on the business activities of the Company or any Company Subsidiary;

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sell, transfer, assign, lease, license, sublicense, encumber, abandon, allow to lapse (other than by expiration) or otherwise fail to maintain or grant liens, other than certain permitted liens, on any owned intellectual property, change any rights in or to material Company intellectual property, enter into any material contract related  to intellectual property except under limited circumstances or change, or amend, terminate, change, fail to exercise, waive, release or assign any material right or claim under any material intellectual property contracts;

•	enter into a material line of business outside of the business of the Company and the Company Subsidiaries conducted as of the date of the Merger Agreement;

•	enter into any contract or arrangement with any affiliate or any Key Stockholder (or any affiliate thereof);

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terminate, amend or fail to comply with any of its obligations or covenants under the Purchase Agreement or enter into any contract or arrangement with any person that would or would reasonably be expected to affect the rights or obligations of the Company or Stillwater Holding Company LLC, or do anything that would reasonably be expected to prevent or delay closing the transactions contemplated by the Purchase Agreement; or

•	authorize, commit or agree to take, or adopt any resolutions of the Board in support of any of the actions listed above.

Required Stockholder Approval of the Merger

Under the Company’s certificate of incorporation and bylaws, as amended to date, any action required or permitted to be taken at a special stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Under Delaware law and the Company’s certificate of incorporation and bylaws, as amended to date, the adoption of the Merger Agreement by the Company’s stockholders required the affirmative vote or written consent of the stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote on such matter.

Following the Board Recommendation, prior to the execution and delivery of the Merger Agreement, the Key Stockholders delivered a signed written consent adopting the Merger Agreement, effective immediately following the execution and delivery of the Merger Agreement. The Key Stockholders include, among others, Charles B. Wang, Nancy Li and other members of the Board and the entities holding shares of Company Common Stock over which such directors have voting and dispositive power. As of the Record Date, the Key Stockholders held 196,905,320 shares of Company Common Stock representing approximately 70.2% of the voting power of all outstanding shares of Company Common Stock. Accordingly, immediately upon the delivery and execution of Merger Agreement on March 26, 2018, the Company’s stockholders approved the adoption of the Merger Agreement in accordance with Section 228 and Section 251 of the DGCL. As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement to adopt the Merger Agreement or approve the transactions contemplated thereby, including the Merger, and the Company is not soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and the Company will not call a meeting of stockholders for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger.

Federal securities laws state that the Merger may not be consummated until 20 days after the date of mailing of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent, the Merger will not occur until that time has elapsed. We currently expect the Merger to be consummated prior to the end of the second quarter of 2018, subject to certain government regulatory reviews and approvals and the satisfaction or waiver of the other conditions to closing in the Merger Agreement. However, there can be no assurance that the Merger will be consummated in that time period, or at all.

This notice and Information Statement shall constitute notice to you from the Company of stockholder action by less than unanimous written consent required by Section 228(e) of the DGCL.

Efforts to Complete the Merger

Under the Merger Agreement, Parent, Merger Sub and the Company have agreed to:

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use their respective reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or nonactions by, and make, as promptly as reasonably practicable, all necessary filings and submissions with, any Governmental Entity or third party necessary to consummate and make effective the Transactions contemplated by the Merger Agreement as promptly as practicable;

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cooperate with each other in (i) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities or third parties in connection with the execution and delivery of the Merger Agreement and the other documents related to the transaction and consummation of the transactions contemplated hereby and thereby and (ii) making all necessary filings and timely seek all necessary consents, approvals, permits, notices or authorizations;

•	use their respective reasonable best efforts to satisfy all the conditions to closing the Merger as promptly as reasonably practicable;

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use their respective reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things reasonably necessary or appropriate to cause the Closing to occur and to consummate the transactions contemplated hereby as soon as practicable;

•	as soon as practicable and in no event later than 10 days after the Effective Time, prepare and file any pre-merger notification required under the HSR Act to be filed with the FTC and the DOJ; and

•	promptly provide any supplemental information requested or required by the FTC and the DOJ in connection with such notification in substantial compliance with the HSR Act and other applicable laws.

Transaction Litigation

Prior to the termination of the Merger Agreement, the Company must promptly advise Parent of any commenced or threatened proceeding of which the Company is aware against the Company or its directors relating to the Merger Agreement or the transactions contemplated thereby and shall keep Parent promptly and reasonably informed regarding any such proceeding.  The Company shall give Parent the opportunity, at Parent’s expense, to participate in the defense or settlement of any such proceeding and shall give due consideration to Parent’s views with respect thereto and no settlement of any such proceeding shall be agreed to without Parent’s prior written consent.

Conditions to the Merger

The following are some of the conditions that must be satisfied or, where permitted by applicable law, waived before the Merger may be consummated:

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the Company stockholder adoption of the Merger Agreement having been obtained (which occurred when the Key Stockholders delivered the Written Consent on March 26, 2018 (as described in the section entitled “The Merger Agreement—Required Stockholder Approval of the Merger”);

•	this Information Statement having been mailed to the Company’s stockholders at least 20 days prior to the closing date and the consummation of the Merger;

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any waiting period, as applicable, under the HSR Act, shall have expired or been terminated and all approvals or observance of any waiting or review period required for the consummation of the Merger, which includes the FAS Approval, to the extent required to be obtained or observed at or prior to the Effective Time, shall have been obtained or observed at or prior to the Effective Time; and

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no Governmental Entity having jurisdiction over any of the parties shall have enacted, issued, promulgated, enforced or entered any Law or Order, whether temporary, preliminary or permanent, that prohibits, makes illegal, restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligation of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Sub of the following conditions:

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certain  representations and warranties of the Company (regarding absence of certain changes or events; takeover statutes; and the Written Consent) shall be true and correct in all respects, in each case, as of the Effective Time as though made at the Effective Time (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date);

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certain representations and warranties of the Company (regarding capitalization and brokers) shall be true and correct in all respects, in each case, as of date of the Merger Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), other than de minimis inaccuracies;

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certain  representations and warranties of the Company (regarding organization, standing, and power; authority, execution and delivery and enforceability; and affiliate transactions) shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date);

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all other representations and warranties of the Company shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of the date of the Merger Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

•	the Company shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under the Merger Agreement by the time of the Closing;

•	Parent having received a certificate, dated as of the Closing Date, signed by a duly elected officer of Parent certifying satisfaction of each of the above conditions;

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since the date of the Merger Agreement, there shall not have occurred (or be occurring) any event, circumstance, occurrence, fact, condition, development, effect or change that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

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the closing of the transactions contemplated by the Purchase Agreement shall have been consummated, without giving effect to any amendment, modification or waiver of any terms of the Purchase Agreement other than with the prior written consent of Parent.

The Company’s obligation to effect the Merger is further subject to the satisfaction or waiver by the Company of the following conditions:

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the representations and warranties of Parent and Merger Sub shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), subject to specified exceptions;

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Parent and Merger Sub shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time; and

•	the Company having received a certificate, dated as of the date of the Effective Time, signed by a duly elected officer of Parent certifying satisfaction of each of the above conditions.

No Solicitation of Acquisition Proposals; No Change of the Board Recommendation

Beginning on the date of the Merger Agreement, the Company, the Company’s subsidiaries and its and their respective representatives must:

•	immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any persons with respect to an Acquisition Proposal or a potential Acquisition Proposal;

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terminate access to any physical or electronic data rooms related to a possible Acquisition Proposal (other than a data room utilized solely by Parent, its affiliates and their respective representatives and not any third person); and

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request that any such person and its representatives promptly return or destroy all confidential information concerning Company and the Company Subsidiaries theretofore furnished thereto by or on behalf of the Company or any Company Subsidiary, and destroy all analyses and other materials prepared by or on behalf of such person that contain, reflect or analyze such information.

From the date of the Merger Agreement until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company, the Company’s subsidiaries and its and their respective representatives are not permitted to, directly or indirectly:

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solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information or responding to any communication) any inquiries regarding, or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

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conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any person that is seeking to make, has made or, to the knowledge of Company, is considering making an Acquisition Proposal  or otherwise take such actions in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal;

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knowingly cooperate with, assist, or participate in any effort by, any person (or any representative of a person) that has made, is seeking to make, has informed the Company of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

•	approve, endorse or recommend any Acquisition Proposal; or

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enter into any letter of intent, agreement or agreement in principle, memorandum of understanding, or other similar agreement relating to or providing for any Acquisition Proposal or an acquisition agreement, merger agreement or similar definitive agreement providing for or with respect to any Acquisition Proposal.

Furthermore, neither the Board nor any committee thereof is permitted to:

•	fail to make the Board Recommendation;

•	change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify in a manner adverse to Parent or Merger Sub, the Board Recommendation;

•	take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer;

•	fail to recommend against acceptance of any tender offer or exchange offer within 10 business days of the commencement of such offer;

•	adopt, approve, endorse or recommend, or publicly propose to approve or recommend to the stockholders of the Company an Acquisition Proposal;

•	agree to take any of the foregoing actions;

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authorize, cause or permit the Company or any Company Subsidiary to enter into any letter of intent, agreement or agreement in principle, memorandum of understanding, or other similar agreement relating to or providing for any Acquisition Proposal or an acquisition agreement, merger agreement or similar definitive agreement providing for or with respect to any Acquisition Proposal; or

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grant any waiver, amendment or release under any standstill or similar agreement with respect to any Equity Interests of the Company or any Company Subsidiary, any confidentiality agreement or Takeover Statute.

If the Company, the Company’s subsidiaries or its or their respective representatives or the Board, as the case may be, take any of the above detailed actions, such action would constitute a breach of the Merger Agreement.

From the date of the Merger Agreement until the Effective Time or, if earlier, the termination of the Merger Agreement, Company must notify Parent as promptly as reasonably practicable (but in any event within twenty-four (24) hours) in the event that Company, its subsidiaries, affiliates or its or any of their respective representatives receives (i) an Acquisition Proposal or any amendment thereto or (ii) any request for discussions or negotiations, any request for access to the properties or books and records of the Company or any Company Subsidiary of which the Company or any Company Subsidiary or any of their respective Representatives is or has become aware, or any request for information relating to the Company or any Company Subsidiary, in each case, by any Person that could reasonably be expected to be considering making an Acquisition Proposal.

For the purposes of the Merger Agreement, “Acquisition Proposal” means any inquiry, proposal, indication of interest or offer from any person or group, other than Parent or Merger Sub or any of their respective subsidiaries, relating to:

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any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A) 15% or more of the assets (including capital stock of the Company Subsidiaries) of the Company and Company Subsidiaries, taken as a whole, or (B) 15% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company, or

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any tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company that, if consummated, would result in any person or group (or the shareholders of any person) owning, directly or indirectly, 15% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity.

Termination of the Merger Agreement

The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time:

•	by mutual written consent of Parent, Merger Sub and the Company;

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by either Parent or the Company, if the Effective Time has not occurred on or before the Outside Date, except that (i) if all but certain specified conditions to closing the Merger are satisfied, then the Outside Date shall automatically be extended by a period of 90 calendar days and (ii) the right of Parent or the Company to terminate the Merger Agreement pursuant to the following shall not be available to such party if the failure to consummate the Merger is the result of a material breach of the Merger Agreement by such party;

•
by either the Company or Parent, if any Legal Restraint permanently preventing or prohibiting the consummation of the Merger shall be in effect and shall have become final and non-appealable; provided that the party seeking to terminate the Merger Agreement shall have complied with its certain specified obligations of such party in respect of any such Legal Restraint;

•
by Parent, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of certain closing conditions applicable to Parent and Merger Sub set forth in the Merger Agreement not to be satisfied, and (ii) cannot or has not been cured prior to the earlier of 30 days after the giving of written notice to the Company of such breach and the Outside Date, provided that neither Parent or Merger Sub is then not in material breach of any representation, warranty or covenant under the Merger Agreement that would cause certain closing conditions not to be satisfied;

•
by Parent, (i) of the Board shall have effected a Company Adverse Recommendation Change, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement, (iii) the Company breaches or fails to perform certain of its obligations or (iv) the Company or the Board (or any committee thereof) shall have publicly announced its intention to do any of the foregoing; and

•
by Company, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform (i) would cause certain closing conditions applicable to the Company set forth in the Merger Agreement not to be satisfied, and (ii) cannot or has not been cured prior to the earlier of 30 days after the giving of written notice to Parent and/or Merger Sub of such breach and the Outside Date, provided that the Company is then not in material breach of any representation, warranty or covenant under the Merger Agreement that would cause certain closing conditions not to be satisfied.

Effect of Termination: Termination Fees

If the Merger Agreement is terminated in accordance with the terms thereof, the Merger Agreement shall become void and of no effect without liability of any party to the other party. Notwithstanding the foregoing, to the extent that any termination of the Merger Agreement results from the willful and material breach by a party of any representation or warranty set forth in the Merger Agreement or from the willful and material breach by a party of any covenant set forth in the Merger Agreement, then such party shall be liable for any damages incurred or suffered by the other party as a result of such willful and material breach.

Notwithstanding the preceding paragraph, if, after the execution of the Merger Agreement, (i) an Acquisition Proposal shall have been publicly disclosed or otherwise made or communicated to the Company or the Board (or any committee thereof) or made directly to the stockholders of Company, (ii) the Merger Agreement is terminated by the Company or Parent pursuant to the second or fifth bullet point in the preceding section entitled “Termination of the Merger Agreement” and (iii) within twelve (12) months of the date the Merger Agreement is terminated, the Company enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal, then the Company shall pay to Parent, or as otherwise directed by Parent, the Termination Fee (as defined below) by wire transfer of immediately available funds concurrently with the earlier of entering into a definitive agreement with respect to an Acquisition Proposal or consummating an Acquisition Proposal.

The “Termination Fee” equals $6,220,000, representing approximately 2.5% of the equity value of the Merger; provided that if the Company fails to promptly pay the Termination Fee when due, and if Parent or Merger Sub commences an action in order to obtain such payment that results in a judgment against the Company, then the Company shall pay to Parent, together with the Termination Fee, (i) interest on the Termination Fee, as applicable, from the date the Termination Fee was required to be paid through the date of payment at a rate per annum equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date the Termination Fee was required to be paid and (ii) any out-of-pocket fees, costs and expenses (including reasonable legal fees) of Parent.

Indemnification, Expenses, Exculpation and Insurance

From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company and Company Subsidiaries pursuant to (i) each indemnification agreement in effect between the Company or any Company Subsidiary and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a Company Indemnified Party made available to Parent and (ii) any indemnification provision and any exculpation provision set forth in the Company Charter or Company Bylaws as in effect on the date of the Merger Agreement, in each case, of clauses (i) and (ii), to the fullest extent permitted under applicable Law.  From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation must contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each Company Indemnified Party than are set forth in the Company Charter or Company Bylaws as in effect on the date of the Merger Agreement.

Prior to the Closing, the Company agreed to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of the Merger Agreement for the six (6) year period following the Closing and at a price not to exceed 250% of the Current Premium, and if such premiums for such insurance would at any time exceed 250% of the Current Premium, then Parent or the Surviving Corporation are obligated to cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium.

Employee Matters

For a period of one year following the Effective Time, Parent or the Surviving Corporation will provide to each individual who is employed by the Company or any Company Subsidiary immediately prior to the Effective Time (each, a “Company Employee”) total cash compensation that is substantially comparable in the aggregate (excluding any value attributable to equity-based compensation) to those provided to such Company Employee by the Company or the Company Subsidiaries immediately prior to the Effective Time and severance and other employee benefits that are substantially comparable in the aggregate to those provided to such Company Employee by the Company or the Company Subsidiaries immediately prior to the Effective Time.

With respect to any and all plans of Parent or the Surviving Corporation, including any “employee benefit plan” as defined in Section 3(3) of ERISA, maintained by Parent or its Subsidiaries (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Company Employee’s service with the Company or any Company Subsidiaries shall be treated as service with Parent or any of their respective Subsidiaries, without duplication. With respect to any welfare plan maintained by Parent or any of its subsidiaries in which any Company Employee is eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, and shall use commercially reasonable efforts to cause any of their applicable respective third party insurance providers to, (i) waive all limitations as to preexisting conditions and exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to such employees and their eligible dependents and beneficiaries, to the extent such limitations were waived, satisfied or did not apply to such employees or eligible dependents or beneficiaries under the corresponding welfare Company Benefit Plan in which such employees participated immediately prior to the Effective Time and (ii) provide Company Employees and their eligible dependents and beneficiaries with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket maximum requirements to the extent applicable under any such plan.

If directed in writing by Parent at least 10 business days prior to the Closing Date, the Company shall use commercially reasonable efforts to amend the Company’s 401(k) plan (the “Company 401(k) Plan”) to provide that account balances of Company Employees who participate in the Company 401(k) Plan be fully and immediately vested and nonforfeitable as of the Closing Date, and immediately prior to the Closing, the Company shall use commercially reasonable efforts to terminate or cause the termination of the Company 401(k) Plan in compliance with applicable Law.

With respect to any Company Employees whose principal place of employment is outside of the United States, the above-listed obligations shall be modified to the extent necessary to comply with applicable laws of the foreign countries.

Section 16 Matters

The Company will make all reasonable efforts to cause any dispositions of the Company’s equity interests (including derivative securities) in connection with the Merger Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 under the Exchange Act.

Assignment

Neither the Merger Agreement nor any of the rights, interests or obligations under the Merger Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Merger Sub may assign any of their respective rights, interests and obligations under the Merger Agreement to any affiliate of Parent without the consent of any other party hereto, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under the Merger Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, the Merger Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Specific Performance

The Merger Agreement provides that irreparable damage would occur if any of the provisions of the Merger Agreement were not performed in accordance with its specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties to the Merger Agreement are entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, this being in addition to any other remedy at law or in equity, and the parties to the Merger Agreement shall not be required to prove actual damages.

Modification or Amendment

No amendments to the Merger Agreement can be made after the Merger Agreement has been executed without further stockholder approval and no amendment shall be made to the Merger Agreement after the Effective Time. The Merger Agreement may not be amended except in writing. Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Fees and Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Governing Law

The Merger Agreement is governed by Delaware law.

Jurisdiction

The parties agreed to irrevocably and unconditionally submit to personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware.

No Third-Party Beneficiaries

The Merger Agreement is not intended to and does not confer upon any person, other than the parties to the Merger Agreement and, as to certain provisions, the financing sources, any rights, remedies, obligations or liabilities under or by reason of the Merger Agreement, other than expressly set forth in the Merger Agreement and described under “The Merger Agreement—Indemnification, Expenses, Exculpation and Insurance”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of the material United States federal income tax consequences to holders of Company Common Stock whose shares are converted to cash in the Merger. This summary does not address any tax consequences of the Merger arising under the laws of any state, local or foreign jurisdiction or United States federal laws other than United States federal income tax laws. This discussion is based on the Code, applicable United States Treasury Regulations, published positions of the Internal Revenue Service (the “IRS”), court decisions and other applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of United States federal income taxation that may be applicable to holders of Company Common Stock in light of their particular circumstances or holders of Company Common Stock subject to special treatment under United States federal income tax law, such as:

•	entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities;

•	holders who hold Company Common Stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates or former long-term residents of the U.S.;

•	holders who acquired Company Common Stock through the exercise of employee stock options or otherwise as compensation;

•	holders subject to the U. S. alternative minimum tax;

•	holders who exercised Company Warrants;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers or dealers in securities or foreign currencies; and

•	traders in securities that elect mark-to-market treatment.

Holders of Company Common Stock should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of the Company Common Stock pursuant to the Merger (including the application and effect of any U.S. state, local or foreign income and other tax laws).

If a partnership (including any entity or arrangement treated as a partnership or other owner of a pass-through entity for U. S. federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership or other pass-through entity generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership or other pass-through entity holding shares of the Company Common Stock should consult their tax advisors regarding the tax consequences of the Merger.

This discussion applies only to holders that hold their shares of Company Common Stock as a capital asset within the meaning of Section 1221 of the Code.

Tax Consequences of the Merger to U.S. Holders

The term “U.S. holder” means a beneficial owner of Company Common Stock that is, in each case for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia or any entity otherwise treated as a domestic corporation under the Code;

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U. S. Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

The exchange of shares of Company Common Stock for cash in the Merger will generally be a taxable transaction to U.S. holders. In general, a U.S. holder of Company Common Stock are converted to cash in the Merger will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of Company Common Stock (i.e., shares of common stock acquired at the same cost in a single transaction) owned by a U.S. holder. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. holder’s holding period for the Company Common Stock exceeds one year at the time of the consummation of the Merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by certain individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Tax Consequences of the Merger to Non-U.S. Holders

The term “non-U.S. holder” means a beneficial owner of Company Common Stock that is not a U.S. holder (or a partnership or other pass-through entity).

Subject to the discussion below under “—Backup Withholding,” any gain realized by a non-U.S. holder upon the exchange of shares of Company Common Stock for cash in the Merger will not be subject to U.S. federal income tax unless:

•
such non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the consummation of the Merger and certain other conditions are met, in which case such non-U.S. holder may be subject to a 30% U.S. federal income tax (or a reduced rate under an applicable income tax treaty) on such non-U.S. holder’s gain net of certain U.S. source losses; or

•
the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States), in which case such non-U.S. holder generally will be taxed in the same manner as a U.S. holder (as described above), except that if such non-U.S. holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a reduced rate under an applicable income tax treaty).

Backup Withholding

A holder (or beneficial owner) may be subject to information reporting and backup withholding at a rate of 24% on any cash payments such holder receives in exchange for the Company Common Stock in the Merger. However, a holder (or beneficial owner) generally will not be subject to backup withholding if:

•
in the case of a U.S. holder who is not exempt (as described below), such U.S. holder furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on a duly completed IRS Form W-9  included in the letter of transmittal and otherwise complies with all the applicable requirements of the backup withholding rules; or

•
such holder provides proof that it is otherwise exempt from backup withholding (including, in the case of a corporation, by providing a duly completed IRS Form W-9 claiming exempt status or, in the case of a non-U.S. holder, by providing a duly completed applicable IRS Form W-8 claiming foreign status).

Backup withholding is not an additional tax. Rather, the amount withheld under the backup withholding rules will generally be allowed as a credit against a holder’s (or beneficial owner’s) U.S. federal income tax liability, provided that such holder timely furnishes the required information to the IRS. Each holder (or beneficial owner) of Company Common Stock should consult its own tax advisors as to the qualification for an exemption from backup withholding and the procedures for obtaining such exemption.

This discussion is only a summary of material U.S. federal income tax consequences. It is for general information only and does not constitute tax advice. You are urged to consult your tax advisor with respect to the application of U. S. federal income tax laws to your particular situation, as well as any tax consequences arising under the U. S. federal estate or gift tax rules, or under the laws of any state, local or foreign taxing jurisdiction and any applicable tax treaties.

SUPPORT AGREEMENTS

The following summary describes certain material provisions of the Support Agreements and is qualified in its entirety by reference to the form of the Support Agreements, a copy of which is attached to this Information Statement as Annex E and which is incorporated by reference into this Information Statement. This summary may not contain all of the information about the Support Agreements that is important to you. We encourage you to read the form of the Support Agreements carefully and in its entirety.

Background

Parent and Merger Sub have entered into the Support Agreements with the Key Stockholders, who as of March 26, 2018 owned in the aggregate 196,905,320 shares of Company Common Stock, constituting approximately 70.2% of the voting power of the outstanding shares of Company Common Stock, pursuant to which the Key Stockholders have agreed, on the terms and subject to the conditions set forth in the Support Agreements, to vote all their shares of Company Common Stock in favor of adoption of the Merger Agreement, approval of the Merger and the other transactions contemplated thereby. Concurrently with execution of the Support Agreements, the Key Stockholders executed and delivered the Written Consent.

Support Covenants

Each of the Key Stockholders also agreed, while the Support Agreements remain in effect and subject to certain exceptions, to take the following actions with respect to their shares of Company Common Stock:

•
to vote in favor of adopting the Merger Agreement and the transactions contemplated thereby, including the Merger, to the extent that such matters are submitted for a vote at any meeting or are the subject of any written consent;

•	to vote against and not to consent to:

o	any Acquisition Proposal and any transactions contemplated thereby;

o
any action that, if so taken, would or would reasonably be expected to result in (1) a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement, or (2) in the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement; or

o
any agreement, amendment, supplement, modification or restatement or other action or failure to act, to the extent such agreement, amendment, supplement, modification or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the Transactions; and

•
not to enter into any agreement or commitment with any person the effect of which would violate, or prevent, impair or delay such Key Stockholder from performing such Key Stockholder’s obligations under, the provisions of its Support Agreement.

Standstill Covenants

The Key Stockholders are restricted, during the term of the Support Agreements, from:

•
selling, transferring, exchanging, gifting, tendering, pledging, encumbering, assigning or otherwise disposing of any shares of the Company Common Stock it beneficially owns or entering into a contract, option or other agreement to do so;

•	placing any such shares in a voting trust, granting any proxies with respect to such shares or entering into a voting agreement, power of attorney or voting trust with respect to such shares;

•	acquiring, offering to acquire or agreeing to acquire any material assets of the Company or any of its subsidiaries;

•
voting any security of the Company not to adopt the Merger Agreement or approve any other matter that if approved would reasonably be expected to prevent, interfere with or impair or delay the consummation of the Merger;

•	making any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions) any extraordinary transaction involving the Company or the Company Subsidiaries;

•
forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions described in the immediately preceding five bullet points; and

•	agreeing (whether or not in writing) to take any of the actions referred to in the immediately preceding six bullet points.

Non-Solicitation Obligations

From the effective date of his/her Support Agreement each Key Stockholder:

•
shall terminate all soliciting activities, discussions, negotiations, agreements or arrangements by or on behalf of such Key Stockholder with any person (other than the Company, Parent, Merger Sub or their respective representatives) regarding any proposal, expression of interest, request for information, or other communication that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•	shall not, and shall cause its representatives not to, directly or indirectly:

o
participate in any discussions or negotiations with, or furnish any information or data to, any person that is seeking to make, has made or, to the knowledge of the Key Stockholder, is considering making an Acquisition Proposal or otherwise take such actions in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal;

o
solicit, initiate, knowingly facilitate or knowingly encourage any inquiries regarding, or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

o	enter into any agreement with respect to an Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal; or

o	knowingly cooperate with, assist, or participate in any effort by, any person that has any intention to make, or would reasonably be expected to lead to, any Acquisition Proposal;

•
shall immediately notify Parent or its representatives in writing of such Key Stockholder’s receipt of any Acquisition Proposal or request for negotiations, and provide Parent with copies of all documents and other written communications received by such Key Stockholder setting forth the terms and conditions of such Acquisition Proposal; and

•
shall keep Parent informed on a reasonably prompt and current basis (in any event within twenty-four (24) hours) of the status of any such Acquisition Proposal received by such Key Stockholder (including the content and status of all material discussions and communications in respect thereof and any change or proposed change to the terms thereof).

Termination

The Support Agreements shall terminate, without further action by any of the parties hereto, immediately upon the earliest to occur of:

•	the termination of the Support Agreements by mutual written consent of Parent and each of the Key Stockholders;

•	the termination of the Merger Agreement in accordance with its terms; and

•	the consummation of the Merger.

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the full text of Section 262 of the DGCL which is attached to this Information Statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C in its entirety. Failure to follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a loss of appraisal rights.

If you comply with the applicable statutory procedures of Section 262 of the DGCL, you may be entitled to appraisal rights under Section 262 of the DGCL. To exercise and perfect appraisal rights, a record holder of shares of Company Common Stock must follow the statutory procedures required by Section 262 of the DGCL.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this Information Statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures required to be followed by a stockholder to perfect appraisal rights under Section 262 of the DGCL. This summary, however, is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached to this Information Statement as Annex C. All references in Section 262 of the DGCL and this summary to “stockholder” are to the record holder of the shares of Company Common Stock as to which appraisal rights are asserted. Failure to comply with the procedures set forth in Section 262 of the DGCL may result in the loss of appraisal rights.

Under the DGCL, holders of shares of Company Common Stock who did not consent to the adoption of the Merger Agreement, who submit a demand for appraisal rights and follow the other procedures set forth in Section 262 of the DGCL and who do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, will be entitled to have their shares appraised by the Court, and to receive payment in cash of the “fair value” of those shares, together with interest, if any, to be paid upon the amount determined to be “fair value,” but exclusive of any element of value arising from the accomplishment or expectation of the Merger.

Under Section 262 of the DGCL, where a merger is approved by stockholders acting by written consent in lieu of a meeting of the stockholders, then, either the constituent corporation before the effective date of the merger, or the surviving corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of Section 262 of the DGCL. For purposes of determining the stockholders entitled to receive the notice required under Section 262 of the DGCL, each constituent corporation may fix in advance, a record date that shall not be more than ten days prior to the date notice is given, provided, that if the notice is given on or after the effective date of the merger, the record date shall be such effective date. If no record date is fixed in advance and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given. This Information Statement constitutes such notice to the holders of shares of Company Common Stock as of March 26, 2018, the date fixed as the record date for such notice, and Section 262 of the DGCL is attached to this Information Statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.

Holders of shares of Company Common Stock who desire to exercise their appraisal rights must submit to the Company a written demand for appraisal of their shares of Company Common Stock no later than 20 days after the date of mailing of this Information Statement (which includes the notice of written consent and appraisal rights), or ________, 2018. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company Common Stock. If you wish to exercise your appraisal rights in respect of your shares of Company Common Stock, you must continue to hold such shares of Company Common Stock through the Effective Time. A stockholder who is the record holder of shares of Company Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

All written demands for appraisal of shares of Company Common Stock must be mailed or delivered to:

NeuLion, Inc.
1600 Old Country Rd.
Plainview, NY 11803
 Attention: Alexander G. Arato

Only a holder of record of shares of Company Common Stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of Company Common Stock (a) must be executed by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) (or, in the case of uncertificated shares, in the transfer agent’s records), (b) should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name, and (c) must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. The demand cannot be made by the beneficial owner if he, she or it is not the record holder of the shares of Company Common Stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company Common Stock. If you hold your shares of Company Common Stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the bank, brokerage firm, trust or the other nominee. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank, trust or other nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights in accordance with Section 262 of the DGCL.

If shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Company Common Stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the record owner. If you hold shares of Company Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares of Company Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

On or within ten days after the Effective Time, the Company, as the Surviving Corporation in the Merger, must give written notice that the Merger has become effective to each of the Company’s stockholders, provided that if such notice is sent more than 20 days following the sending of this notice, such notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded an appraisal of such holder’s shares in accordance with Section 262 of the DGCL. At any time within 60 days after the Effective Time, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Per Share Merger Consideration for that stockholder’s shares of Company Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the Effective Time, no appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, with such approval conditioned upon such terms as the Court deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder’s shares as determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration.

Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Court demanding a determination of the fair value of the shares of Company Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition, has no present intention to file a petition and holders of shares of Company Common Stock should not assume that the Surviving Corporation will file a petition.

Accordingly, it is the obligation of the holders of shares of Company Common Stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Company Common Stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could result in a loss of such stockholder’s appraisal rights. In addition, within 120 days after the Effective Time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after such written request has been received by the Surviving Corporation, or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation such statement.

If a petition for appraisal is duly filed by a stockholder or beneficial owner and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached by the Surviving Corporation. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Court, the Court is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Court may require stockholders who hold stock represented by certificates and who have demanded payment for their shares of Company Common Stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Court may dismiss the proceedings as to that stockholder. In addition, the Court will dismiss appraisal proceedings as to all shares of capital stock of the Company if, immediately before the Effective Time, such shares were listed on a national securities exchange unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of capital stock of the Company eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares entitled to appraisal exceeds $1 million. Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. After determination of the stockholders entitled to appraisal of their shares of Company Common Stock, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Court will determine the fair value of the shares of Company Common Stock, as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Court will direct the payment of such value upon surrender of the certificates representing shares of Company Common Stock, in the case of holders of shares represented by certificates, and forthwith, in the case of holders of uncertificated shares. Unless the Court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Moreover, we do not anticipate offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company Common Stock is less than the Per Share Merger Consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and imposed upon the parties participating in the appraisal proceeding by the Court, as it deems equitable in the circumstances. Upon the application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of Company Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company Common Stock, other than with respect to payment of a dividend or distribution as of a record date prior to the Effective Time. If no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL at any time within 60 days after the Effective Time (or thereafter with the written approval of the Company) and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement. Once a petition for appraisal has been filed with the Court, however, the appraisal proceeding may not be dismissed as to any stockholder of the Company without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, that such restriction shall not affect the right of any stockholder who has not commenced an appraisal proceeding or proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Per Share Merger Consideration, within 60 days after the Effective Time. Failure to comply with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors. To the extent that there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall govern.

MARKET PRICE OF THE COMMON STOCK AND DIVIDEND INFORMATION

Our common stock is quoted on the TSX under the symbol “NLN.” The following table sets forth, for the periods indicated, the intra-day high and low sale prices of our common stock, as quoted by the TSX:

Period	High	Low

2017
First quarter	CDN$ 1.35	CDN$ 0.78
Second quarter	CDN$ 0.87	CDN$ 0.57
Third quarter	CDN$ 0.71	CDN$ 0.55
Fourth quarter	CDN$ 0.61	CDN$ 0.365

2016
First quarter	CDN$ 1.16	CDN$ 0.60
Second quarter	CDN$ 1.45	CDN$ 0.82
Third quarter	CDN$ 1.27	CDN$ 0.90
Fourth quarter	CDN$ 1.20	CDN$ 0.82

2015
First quarter	CDN$ 1.47	CDN$ 0.99
Second quarter	CDN$ 1.73	CDN$ 1.03
Third quarter	CDN$ 1.69	CDN$ 0.55
Fourth quarter	CDN$ 0.87	CDN$ 0.53

The closing sale price of the Company Common Stock on the TSX on March 23, 2018, which was the last trading day prior to the announcement of the Merger Agreement, was CDN$ 0.50. On __, 2018, the last practicable trading day before the date of this Information Statement, the closing price of the common stock on the TSX was $__. As of such date, there were _______ shares of Company Common Stock issued and outstanding.

As of __, 2018, the Company had approximately [__] holders of record of Common Stock. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depositary trust companies.

We have not declared or paid cash dividends on the Company Common Stock during the periods indicated above. Under the terms of the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time or earlier termination of the Merger Agreement, the Company is prohibited from declaring, setting aside or paying any dividend or distribution on any shares of our capital stock or any equity interests or obligations convertible into or exchangeable for any shares of our capital stock or equity interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2018, certain information concerning the beneficial ownership of our Company Common Stock by: (i) each stockholder known by us to own beneficially five percent or more of our outstanding Company Common Stock; (ii) each director; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Nancy Li	81,218,457	(4)	28.8%
Charles B. Wang	81,218,457	(5)	28.8%
James R. Hale	63,728,989	(6)	22.7%
PCF 1, LLC (7)	61,731,172		22.0%
David Kronfeld	38,954,987	(8)	13.9%
AvantaLion LLC (9)	22,820,650		8.1%
JK&B Capital V, L.P. (10)	20,592,850		7.3%
JK&B Capital V Special Opportunity Fund, L.P. (10)	15,534,956		5.5%
Roy E. Reichbach	7,193,682	(11)	2.6%
Michael (Horngwei) Her	4,822,150	(12)	1.7%
Ronald Nunn	4,808,048	(13)	1.7%
J. Christopher Wagner	2,741,771	(14)	1.0%
Parallax Capital Fund, L.P. (7)	1,747,000		*
Gabriel A. Battista	760,067	(15)	*
Shirley Strum Kenny	748,989	(16)	*
Tim Alavathil	633,132	(17)	*
John A. Coelho	211,076		*
Robert E. Bostrom	121,716		*
Edward G. Goren	25,020		*
All current directors and executive officers (15 persons)	206,017,950		73.3%
_________________________
* Less than 1%
(1)	Unless otherwise indicated, the address of such individual is c/o NeuLion, Inc., 1600 Old Country Road, Plainview, New York 11803.
(2)	The total number of shares beneficially owned includes shares over which the named person could have acquired voting power or investment power within 60 days after March 26, 2018.
(3)	Based upon 280,334,268 shares of Common Stock outstanding as of March 26, 2018.
(4)
Includes (i) 56,040 shares of Common Stock held indirectly by two trusts for the benefit of Ms. Li’s children for which Ms. Li is the trustee, (ii) 1,999,664 shares of Common Stock underlying Company Options and Company Restricted Stock Units, and (iii) 37,812,697 shares of Common Stock beneficially owned by Mr. Wang, Ms. Li’s spouse, of which Ms. Li disclaims beneficial ownership. See Footnote (5) below.

(5)
Includes (i) 22,820,650 shares of Common Stock held by AvantaLion, a limited liability company controlled by Mr. Wang, (ii) 256,040 shares of Common Stock held indirectly by two trusts for the benefit of Mr. Wang’s grandchildren, for which Mr. Wang is the trustee and (iii) 43,405,760 shares of Common Stock beneficially owned by Ms. Li, Mr. Wang’s spouse. Excludes (i) 15,534,956 shares of Common Stock owned by JK&B Capital V Special Opportunity Fund, L.P. (“JK&B SOF”), an entity in which Mr. Wang has an 85% pecuniary interest, and (ii) 5,000,000 shares of Common Stock held by a trust for the benefit of Mr. Wang’s children (the “2012 Trust”). Mr. Wang does not have voting or dispositive power over the shares held by Ms. Li, JK&B SOF, or the 2012 Trust and disclaims beneficial ownership of all such shares.

(6)
Includes 61,731,172 shares of Common Stock controlled by PCF 1, LLC (“PCF”) and 1,747,000 shares of Common Stock controlled by Parallax Capital Fund, L.P.  Mr. Hale is the managing member of Parallax Holdings, LLC, which is the general partner of Parallax Capital, L.P., which is the general partner of Parallax Capital Fund, L.P., which is a limited liability company member of PCF.  Mr. Hale may be deemed to be the indirect beneficial owner of the reported securities by virtue of his indirect control of Parallax Capital Fund, L.P. and PCF.  Mr. Hale disclaims beneficial ownership of the reported securities to the extent such beneficial ownership exceeds his pecuniary interests therein.

(7)	The address of this beneficial owner is 23332 Mill Creek Dr., Suite 155, Laguna Hills, California 92653. This beneficial owner is controlled by Mr. Hale. See Footnote (6) above.

(8)
Includes 2,006,300 shares of Common Stock directly owned by DKB JTV Holdings, LLC, an entity controlled by Mr. Kronfeld.  Mr. Kronfeld disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes (i) 20,592,850 shares of Common Stock directly owned by JK&B Capital V, L.P. (“JK&B”) and (ii) 15,534,956 shares of Common Stock directly owned by JK&B SOF. Mr. Kronfeld is the managing member of JK&B Capital V, L.L.C., the general partner of JK&B Management V, L.P. (“JK&B Management”). JK&B Management is the general partner of both JK&B and JK&B SOF. Mr. Kronfeld, JK&B Capital V, L.L.C. and JK&B Management each may be deemed to have sole voting and dispositive power over the shares.  Mr. Kronfeld disclaims beneficial ownership of the Common Stock owned by JK&B and JK&B SOF except to the extent of his pecuniary interest therein.

(9)	AvantaLion is a limited liability company controlled by Mr. Wang. See Footnote (5) above.
(10)
The address of this beneficial owner is c/o JK&B Capital, Two Prudential Plaza, 180 N. Stetson Avenue, Suite 4500, Chicago, Illinois 60601.  This beneficial owner is controlled by Mr. Kronfeld.  See Footnote (8) above.

(11)
Includes (i) 1,187,164 shares of Common Stock underlying Company Options and Company Restricted Stock Units and (iii) 5,000,000 shares of Common Stock held by the 2012 Trust.  Mr. Reichbach is the trustee of the 2012 Trust and in such capacity has voting and dispositive control with respect to such shares.  Mr. Reichbach disclaims beneficial ownership of the shares held by the 2012 Trust.

(12)	Includes (i) 1,549,731 shares of Common Stock underlying Company Options and Company Restricted Stock Units and (iii) 6,000 shares of Common Stock owned by Mr. Her’s wife.
(13)	Includes (i) 1,549,731 shares of Common Stock underlying Company Options and Company Restricted Stock Units.
(14)	Includes (i) 1,199,731 shares of Common Stock underlying Company Options and Company Restricted Stock Units.
(15)	Includes (i) 100,000 shares of Common Stock underlying Company Options and (ii) 660,067 shares of Common Stock held by the Gabriel A Battista TR UA 08/22/2006 Gabriel A Battista Revocable Trust.
(16)	Includes 549,874 shares of Common Stock held directly and 199,115 shares of Common Stock held by the Shirley Kenny Revocable Trust UAD 03/11/2010.
(17)	Includes 374,832 shares of Common Stock underlying Company Options and Company Restricted Stock Units.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates.  You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC also maintains a web site on the Internet (http://www.sec.gov) where the Company’s reports, proxy and information statements and other information regarding the Company may be obtained free of charge. The information provided on our website is not part of this Information Statement, and therefore is not incorporated herein by reference.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this Information Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated ____, 2018. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this Information Statement.

By Order of the Board of Directors

Nancy Li, Executive Chair

April __, 2018

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of March 26, 2018,

among

WME ENTERTAINMENT PARENT, LLC,

LION MERGER SUB, INC.

and

NEULION, INC.

Page
ARTICLE I

 The Merger

ARTICLE II

 Representations and Warranties of the Company

i

Page

ARTICLE III

 Representations and Warranties of Parent and Merger Sub.

ARTICLE IV

 Covenants Relating to Conduct of Business

SECTION 4.01	Conduct of Business of the Company	28
SECTION 4.02	No Frustration of Conditions	31
SECTION 4.03	No Solicitation	31

ARTICLE V

 Additional Agreements

Page

ARTICLE VI

 Conditions Precedent to the Merger

SECTION 6.01	Conditions to Each Party’s Obligation	42
SECTION 6.02	Conditions to Obligations of Parent and Merger Sub	43
SECTION 6.03	Conditions to Obligation of the Company	44
SECTION 6.04	Frustration of Closing Conditions	44

ARTICLE VII

 Termination, Amendment and Waiver

SECTION 7.01	Termination	44
SECTION 7.02	Effect of Termination	46
SECTION 7.03	Amendment; Extension; Waiver	46

ARTICLE VIII

 General Provisions

Exhibit A Form of Stockholder Written Consent

INDEX OF DEFINED TERMS

Defined Term	Location of Definition

Acquisition Proposal	4.03(e)
Affiliate	8.03
Agreement	Preamble
Anti-Corruption Laws	8.03
Appraisal Shares	1.07(d)
Book-Entry Shares	8.03
Business Day	8.03
Certificate of Merger	1.03
Chosen Courts	8.10(b)
Closing	1.02
Closing Date	1.02
Code	8.03
Collective Bargaining Agreements	2.10(a)
Commonly Controlled Entity	2.11(k)(i)
Company	Preamble
Company 401(k) Plan	5.05(d)
Company Acquisition Agreement	2.06(d)
Company Adverse Recommendation Change	4.03(b)
Company Balance Sheet	2.06(d)
Company Benefit Agreement	2.11(k)(ii)
Company Benefit Plan	2.11(k)(iii)
Company Board	2.04(b)
Company Board Recommendation	2.04(b)
Company Bylaws	2.01
Company Charter	2.01
Company Common Stock	2.02(a)
Company Disclosure Letter	Article II
Company Employee	5.05(a)
Company ESPP	5.04(d)(i)
Company Indemnified Party	5.06(b)
Company Intellectual Property	8.03
Company Material Adverse Effect	8.03
Company Preferred Stock	2.02(a)
Company Restricted Stock Unit	5.04(d)(ii)
Company SEC Documents	2.06(a)
Company Stock Certificates	1.08(b)
Company Stock Option	5.04(d)(iv)
Company Stock Plans	5.04(d)(iii)
Company Subsidiaries	2.01
Company Warrants	8.03
Confidentiality Agreement	5.02
Consent	2.05(b)

Defined Term	Location of Definition

Continuation Period	5.05(a)
Contract	2.05(a)
control	8.03
CSA	2.05(b)
Current Premium	5.06(a)
DGCL	Recitals
Effective Time	1.03
Employment Practices	2.10(b)
Environmental Law	2.16
Equity Interest	8.03
ERISA	2.11(c)
Exchange Act	2.05(b)
Exchange Fund	1.08(a)
Filed Company SEC Documents	Article II
GAAP	2.06(c)
Government Official	8.03
Governmental Entity	2.05(b)
group	4.03€
Hazardous Substances	8.03
HSR Act	2.05(b)
Information Statement	5.01(b)
Intellectual Property	8.03
IP Contracts	8.03
IT Assets	8.03
Key Stockholders	Recitals
Law	2.05(a)
Legal Restraints	6.01(c)
Licensed Intellectual Property	8.03
Liens	8.03
Material Contract	2.13(a)
Measurement Date	2.02(b)
Merger	Recitals
Merger Sub	Preamble
Money Laundering Laws	8.03
Needham	2.19
Order	2.05(a)
OTC	5.01(c)
Outside Date	7.01(b)(i)
Owned Intellectual Property	8.03
Parent	Preamble
Parent Material Adverse Effect	8.03
Paying Agent	1.08(a)
Per Share Merger Consideration	1.07(c)
Permits	2.15

v

Defined Term	Location of Definition

Permitted Liens	2.11(a)
Person	8.03
Personal Data	8.03
Proceeding	2.14
Public Software	8.03
Required Regulatory Approvals	6.01(b)
Sanctions Laws	8.03
SEC	Article II
Section 262	1.07(d)
Securities Act	2.06(b)
Software	8.03
Stockholder Approval	6.01(a)
Stockholder Written Consent	Recitals
Subsidiary	8.03
Support Agreements	Recitals
Surviving Corporation	1.01
Takeover Statutes	2.23
Tax and Taxes	8.03
Tax Return	8.03
Trademarks	8.03
Transactions	2.04(a)
Transfer Taxes	5.09
Voting Company Debt	2.02(e)

AGREEMENT AND PLAN OF MERGER, dated as of March 26, 2018 (this “Agreement”), among WME Entertainment Parent, LLC, a Delaware limited liability company (“Parent”), Lion Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned direct or indirect Subsidiary of Parent, and NeuLion, Inc., a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have unanimously (i) approved and declared advisable this Agreement, (ii) approved the merger (the “Merger”) of Merger Sub into the Company on the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 1.07, each issued and outstanding share of Company Common Stock will be converted into the right to receive $0.84 (eighty-four cents)  in cash and (iii) in the case of Merger Sub and the Company, recommended that their respective stockholders vote in favor of the adoption of this Agreement;

WHEREAS, prior to the execution and delivery of this Agreement, and as a condition and material inducement to Parent to enter into this Agreement, the Company has obtained the written consent from certain stockholders of the Company (the “Key Stockholders”) pursuant to which such Key Stockholders have irrevocably approved and adopted this Agreement in accordance with Sections 228(c) and 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), effective upon the execution and delivery of this Agreement (the “Stockholder Written Consent”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and each of the Key Stockholders have entered into support agreements (the “Support Agreements”);

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, the Company Board has adopted and approved an amendment to the Company Bylaws pursuant to Section 115 of the DGCL requiring, consistent with applicable jurisdictional requirements, that any and all internal corporate claims (as defined in Section 115 of the DGCL) shall be brought solely and exclusively in the Court of Chancery of the State of Delaware;

WHEREAS, Parent has requested that, concurrently with the execution and delivery of this Agreement, and for the benefit of Parent following the Closing, the Company enter into letter agreements with certain employees of the Company with respect to the payment of retention bonuses to such employees following the Closing, and the Company and such employees have executed such letter agreements concurrently with the execution and delivery of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, the parties hereto agree as follows:

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ARTICLE I

The Merger

SECTION 1.01          The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time.  At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

SECTION 1.02          Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., New York City time, no later than the second (2nd) Business Day after the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of those conditions), or at such other place, time and date as shall be agreed in writing by the parties hereto.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03          Effective Time.  On the Closing Date, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”), in form and substance reasonably satisfactory to Parent, executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

SECTION 1.04          Effects of Merger.  At the Effective Time, the Surviving Corporation shall succeed to all the properties, assets, rights, privileges, immunities, powers and franchises and be subject to all of the debts, liabilities, restrictions, disabilities and duties of the Company and Merger Sub, and the Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.

SECTION 1.05          Certificate of Incorporation and Bylaws.

(a)          At the Effective Time, the Company Charter shall be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that all references in the certificate of incorporation of Merger Sub (i) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Company as provided in the Company Charter immediately prior to the Effective Time and (ii) naming the incorporator(s), the initial board of directors, or original subscribers for shares of Merger Sub shall be omitted) and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or permitted by applicable Law.

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(b)          The Company shall take all necessary action such that, immediately following the Effective Time, the Company Bylaws shall be amended in its entirety to read substantially identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation) and such amended bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or permitted by applicable Law.

SECTION 1.06          Directors and Officers.   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

SECTION 1.07          Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Merger Sub or the holder of any Equity Interests of the Company, Parent or Merger Sub:

(a)          Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)          Cancelation of Treasury Stock and Parent-Owned Stock; Company Common Stock Held by Company Subsidiaries.  Each share of Company Common Stock that is owned by the Company, each Company Subsidiary, Parent, Merger Sub and each other Subsidiary of Parent shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c)          Conversion of Company Common Stock.  Each issued and outstanding share of Company Common Stock (excluding shares to be canceled or to be converted in accordance with Section 1.07(b) and, except as provided in Section 1.07(d), Appraisal Shares) shall be converted into the right to receive $0.84 (eighty-four cents) in cash, net of applicable withholding Taxes and without interest (the “Per Share Merger Consideration”).  As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration in accordance with Section 1.08, net of applicable withholding Taxes and without interest.

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(d)          Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”, and such shares of Company Common Stock, “Appraisal Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 1.07(c), but instead shall entitle the holder thereof only to those rights expressly provided by Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to receive those rights under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Per Share Merger Consideration as provided in Section 1.07(c), net of applicable withholding Taxes and without interest.  The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and prior to the Effective Time Parent shall have the right to participate in and control all negotiations and Proceedings with respect to such demands.  Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make, or agree to make, any payment with respect to, or settle or offer to settle, any such demands for appraisal or payment, or purport to waive any Person’s failure to timely deliver a written demand for appraisal or to take any other action necessary to exercise appraisal rights under the DGCL.

(e)          Effect on Company Warrants.  Each issued and outstanding vested Company Warrant that has an exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested) that is less than the Per Share Merger Consideration, shall be converted into the right to receive, with respect to each such share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested), an amount equal to (i) the Per Share Merger Consideration, minus (y) exercise price per share of Company Common Stock subject to such vested Company Warrant (solely to the extent vested). As of the Effective Time, all Company Warrants shall no longer be outstanding and shall cease to exist, and each holder of any such Company Warrants shall cease to have any rights with respect thereto, except, solely with respect to the vested Company Warrants contemplated by the foregoing sentence, the right to receive the applicable cash amount set forth in the foregoing sentence, net of applicable withholding Taxes and without interest.

SECTION 1.08          Payment of the Per Share Merger Consideration.

(a)          Paying Agent.  Prior to the Effective Time, Parent shall select a bank or trust company to act as paying agent (the “Paying Agent”) for the payment of the Per Share Merger Consideration in respect of Company Common Stock in accordance with this Article I and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company.  At or promptly following the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 1.07(c) (such cash being hereinafter referred to as the “Exchange Fund”).

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(b)          Exchange Procedure for Company Common Stock.  As soon as reasonably practicable after the Effective Time (but in no event later than two Business Days after the Effective Time), the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Company Stock Certificates”) or Book-Entry Shares which were converted into the right to receive the Per Share Merger Consideration pursuant to Section 1.07(c): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon delivery of the Company Stock Certificates to the Paying Agent, and shall be in such form and have such other provisions as are customary and reasonably acceptable to the Company and Parent) and (ii) instructions for effecting the surrender of the Company Stock Certificates and Book-Entry Shares in exchange for the Per Share Merger Consideration.  Upon surrender of a Company Stock Certificate to the Paying Agent for cancelation in the case of Company Stock Certificates, or receipt of an “agent’s message” (or such other evidence or instruction of transfer, if any, as the Paying Agent shall reasonably request) in the case of Book-Entry Shares, as applicable, in each case together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Stock Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Company Stock Certificate or such Book-Entry Shares shall have been converted pursuant to Section 1.07(c), and any Company Stock Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Company Stock Certificate or Book-Entry Share so surrendered is registered only if, in the case of a Company Stock Certificate, if such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer or, in the case of a Book-Entry Share, a proper transfer instruction is presented, and in either case the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Company Common Stock or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.08, each Company Stock Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, net of applicable withholding Taxes and without interest, into which the shares of Company Common Stock theretofore represented by such Company Stock Certificate or such Book-Entry Share, as applicable, have been converted pursuant to Section 1.07(c).  No interest shall be paid or accrue on the cash payable upon surrender of any Company Stock Certificate or Book-Entry Share.

(c)          Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed as of the 6-month anniversary of the Closing Date shall be delivered to Parent, upon demand, and any former holder of Company Common Stock entitled to payment of Per Share Merger Consideration who has not theretofore complied with this Article I shall thereafter look only to Parent for payment of its claim for Per Share Merger Consideration.

(d)          No Liability.  None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Company Stock Certificate (or an affidavit in lieu thereof in accordance with Section 1.08(f)) or Book-Entry Share has not been surrendered prior to the date on which the Per Share Merger Consideration in respect of such Company Stock Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such Per Share Merger Consideration in respect of such Company Stock Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, immediately prior to such date become the property of the Surviving Corporation, subject to the claims of any former holder of Company Common Stock entitled to payment of Per Share Merger Consideration who has not theretofore complied with this Article I.

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(e)          Investment of Exchange Fund.  The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent.  Any interest and other income resulting from such investments shall be paid to Parent.  In no event, however, shall such investment or any such payment of interest or income delay the receipt by former holders of Company Common Stock of the Per Share Merger Consideration.  To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the Per Share Merger Consideration to all holders of Company Common Stock, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments.

(f)          Lost Company Stock Certificates.  If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Company Stock Certificate the Per Share Merger Consideration.

(g)          No Further Ownership Rights in Company Common Stock.  The Per Share Merger Consideration paid in accordance with the terms of this Article I as a result of the conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.  After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any Company Stock Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

(h)          Withholding Rights.  Each of the Surviving Corporation, Parent, the Company and the Paying Agent shall be entitled to deduct and withhold from any payment to be made pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax Law.  Amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(i)          Tax Treatment.  To the extent that any part of the Per Share Merger Consideration is funded with any cash of the Company or any Company Subsidiary, such cash shall be used to redeem issued and outstanding Company Common Stock of the holders of Company Common Stock who held such shares immediately prior to the Merger, and any such redemption shall be treated as an exchange under Section 302 of the Code for all federal, state, and local Tax purposes.

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(j)          Adjustments. Without limiting the other provisions of this Agreement, including Section 4.01, in the event that between the date of this Agreement and immediately prior to the Effective Time, there is a change in the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, or other similar transaction, the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted by Parent to reflect the effect thereof.

ARTICLE II

Representations and Warranties of the Company

Except (a) other than in respect of Section 2.02(a) through Section 2.02(i), as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the Securities and Exchange Commission (the “SEC”) and publicly available subsequent to January 1, 2017 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding any exhibits to any Filed Company SEC Documents or any disclosures contained in any part of any Filed Company SEC Document entitled “Risk Factors”, disclosures set forth in any “Forward-Looking Statements” disclaimer or any other disclosures set forth in the Filed Company SEC Documents to the extent they are cautionary, non-specific, predictive or forward-looking in nature) or (b) as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Merger Sub (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article II, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article II to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 2.01          Organization, Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Subsidiaries of the Company (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction).  Each of the Company and the Company Subsidiaries (a) has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.  True and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the Bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”), are included in the Filed Company SEC Documents.

SECTION 2.02          Capitalization.

(a)          The authorized capital stock of the Company consists of 500,000,000 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”) and 50,000,000 shares of preferred stock of the Company, par value $0.01 per share (the “Company Preferred Stock”).

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(b)          On March 25, 2018 (the “Measurement Date”):

(i)           280,334,268 shares of Company Common Stock were issued and outstanding,

(ii)          0 shares of Company Common Stock were held by the Company in its treasury,

(iii)         (A) 24,862,025 shares of Company Common Stock were subject to outstanding Company Stock Options, (B) 6,405,377 shares of Company Common Stock were subject to outstanding Company Restricted Stock Units, and (C) 1,894,741 shares of Company Common Stock were subject to Company Warrants, and

(iv)         0 shares of Company Preferred Stock were issued or outstanding.

(c)          Except as set forth above, at the close of business on the Measurement Date, no Equity Interests of the Company were issued, reserved for issuance or outstanding.  From the Measurement Date to (and including) the date of this Agreement, there have been no issuances by the Company of any Equity Interests of the Company or other rights that give the holder thereof any economic or voting interest of a nature accruing to the holders of Company Common Stock or other capital stock of the Company, the exercise of Company Stock Options or the settlement of Company Restricted Stock Units outstanding on the Measurement Date, in each case in accordance with its applicable terms as in effect on the Measurement Date. As of the date of this Agreement, there are no dividends or dividend equivalents accrued or unpaid on any Company Common Stock, Company Stock Options, Company Restricted Stock Units or Company Warrants and there were no outstanding purchase rights, and no offering periods or purchase periods have commenced, under the Company ESPP.

(d)          All  of the issued and outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued in compliance with applicable Law and are fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar contractual rights.

(e)          As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).

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(f)          Except as set forth above, as of the date of this Agreement, there are no options, warrants, convertible or exchangeable securities, subscription rights, stock-based units (performance based or otherwise), conversion rights, exchange rights, phantom stock, restricted equity, equity appreciation rights, puts, calls, redemptions, repurchase or other rights or Contracts to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound obligating the Company or any Company Subsidiary to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional Equity Interests in, the Company or any Company Subsidiary or any Voting Company Debt, obligating the Company or any Company Subsidiary to issue, transfer, dispose of, redeem, repurchase, acquire or sell any Equity Interests, or make payments based on the value of any Company Common Stock or that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of Company Common Stock.

(g)          All Company Stock Options and Company Restricted Stock Units are evidenced by written award agreements, in each case substantially in the forms that have been made available to Parent, except that such agreements differ from such forms with respect to the number of Company Stock Options and Company Restricted Stock Units or shares of Company Common Stock covered thereby, the exercise price (if applicable), vesting schedule, performance conditions (if applicable) and expiration date applicable thereto. Section 2.02(g) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Stock Options and Company Restricted Stock Units outstanding as of the Measurement Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares of Company Common Stock subject to each such Company Stock Option and Company Restricted Stock Unit, (iii) the grant date of each such Company Stock Option and Company Restricted Stock Unit, (iv) the plan under which each such Company Stock Option and Company Restricted Stock Unit, as applicable, was granted, (v) the exercise price for each such Company Stock Option, (vi) the vesting schedule applicable to each such Company Stock Option and Company Restricted Stock Unit (including whether the vesting will be accelerated by the effectiveness of this Agreement or the consummation of the Merger), and (vii) the expiration date of each such Company Stock Option and Company Restricted Stock Unit. Each Company Stock Option and Company Restricted Stock Unit is exempt from the requirements of Code Section 409A.

(h)          Section 2.02(h) of the Company Disclosure Letter sets forth a true, correct and complete list of all Debt of the Company and the Company Subsidiaries and the amounts thereof.

(i)           Section 2.02(i) of the Company Disclosure Letter sets forth a true, correct and complete list of the aggregate amount of cash and cash equivalents of the Company and Company Subsidiaries as of the close of business on March 21, 2018, indicating the amount (if any) of such cash and cash equivalents that was or is (i) restricted for use or (ii) not held in accounts in the United States.

(j)           No Equity Interests of the Company are owned by any Company Subsidiary.

(k)          The Company does not have a “poison pill” or similar stockholder rights plan that is in effect.

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SECTION 2.03          Company Subsidiaries; Equity Interests.  Section 2.03 of the Company Disclosure Letter sets forth a true, correct and complete list of (x) all Company Subsidiaries, including their jurisdiction of formation and the number and type of any Equity Interests of each such Company Subsidiary that are outstanding (including the identity of the equity holders and, as of the date hereof, percentages of outstanding Equity Interests owned by each such person), and (y) all outstanding subscriptions, options, warrants, convertible or exchangeable securities, subscription rights, stock-based units (performance based or otherwise), conversion rights, exchange rights, phantom stock, restricted equity, equity appreciation rights, puts, calls, redemptions, repurchase or other rights or Contracts to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any Equity Interests, debt securities or other securities of any other person for its or their own account. Other than as set forth on Section 2.03 of the Company Disclosure Letter, (A) neither Company, nor any of its Subsidiaries, directly or indirectly owns any Equity Interests in any Person, and (B) neither Company, nor any of its Subsidiaries, has, directly or indirectly, agreed, arranged, committed or undertaken to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person.

SECTION 2.04          Authority; Execution and Delivery; Enforceability.

(a)          The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement (the “Transactions”), subject to approval of the stockholders of the Company and the filing of the Certificate of Merger pursuant to Section 1.03.  The delivery of the Stockholder Written Consent constitutes the Stockholder Approval.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions has been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the receipt of approval of the stockholders of the Company.  The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

(b)          The Board of Directors of the Company (the “Company Board”),  at a meeting duly called and held, duly adopted resolutions unanimously (i)(A) determining that the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and its stockholders, (B) approving and declaring advisable this Agreement, the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, and (C) recommending that the holders of Company Common Stock vote (including by written consent) in favor of adopting this Agreement (the recommendation in this clause (C), the “Company Board Recommendation”) and (ii) directing that this Agreement be submitted to the holders of Company Common Stock for their adoption.

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SECTION 2.05          No Conflicts; Consents.

(a)          Subject to the receipt of approval of the stockholders of the Company, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, require any payment or consent under or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) (x) the Company Bylaws or the Company Charter or (y) the articles of incorporation, bylaws or comparable organizational documents of any Company Subsidiary, (ii) any contract, commitment, agreement, instrument, arrangement, indenture, note, bond, franchise, license, lease, or other similar binding understanding or agreement, whether written or oral (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 2.05(b), any Federal, state, provincial or local, domestic or foreign judgment, order, writ, injunction or decree (“Order”) or Federal, state, provincial or local, domestic or foreign statute, law, code, ordinance, rule or regulation (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (i)(y), (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any transnational, national, Federal, state, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under (x) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (y) each other competition, merger control, antitrust or similar Law of the applicable jurisdiction set forth on Section 2.05(b) of the Company Disclosure Letter, (ii) the filing with the SEC of (A) the Information Statement and (B) such reports under the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the “Exchange Act”) as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing with the Canadian provincial securities regulatory authorities (the “CSA”) of the Information Statement and such other documents and reports as may be required under applicable Canadian securities Laws, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (v) such filings as may be required under the rules and regulations of Toronto Stock Exchange or the OTC, (vi) such filings as may be required in connection with Transfer Taxes, (vii) compliance with any applicable state securities or “blue sky” laws and (viii) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 2.06          SEC Documents; Undisclosed Liabilities.

(a)          The Company has filed all material reports, schedules, prospectuses, forms, statements and other documents required to be filed pursuant to (i) Sections 13(a) and 15(d) of the Exchange Act by the Company with the SEC since January 1, 2015 and (ii) applicable Canadian securities Laws with the CSA (clauses (i) and (ii), collectively, the “Company SEC Documents”).

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(b)          As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, the “Securities Act”)) and as of their respective SEC and CSA filing dates (in the case of all other Company SEC Documents), each Company SEC Document complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act or applicable Canadian securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and except to the extent amended or superseded by a subsequent filing with the SEC and CSA, as the case may be, prior to the date hereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)          The financial statements (including, in each case, the notes thereto, where applicable) of the Company and the Company Subsidiaries included in the Company SEC Documents when filed (i) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (ii) complied in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, where applicable) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows and changes in stockholders’ deficit for the periods covered thereby (subject, in the case of unaudited quarterly statements, to customary and normal (in nature and amount) year-end adjustments and the absence of footnotes as permitted by GAAP).

(d)          Except as reflected or reserved against in the consolidated balance sheet of the Company, as of December 31, 2016, or the notes thereto, included in the Company SEC Documents (such balance sheet and the notes thereto, the “Company Balance Sheet”), the Company and the Company Subsidiaries do not have any liability or obligation of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether due or to become due) other than (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, (ii) liabilities or obligations incurred in connection with the Transactions and (iii) liabilities or obligations that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents, neither the Company nor any Company Subsidiary maintains any “off-balance-sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act.

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(e)          The Company and Company Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.  From January 1, 2015 to the date of this Agreement, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of (x) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, or (y) any fraud, whether or not material, that involves (or involved) the management or other employees of the Company who have (or had) a significant role in the Company’s internal controls. None of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

(f)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which are designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(g)          Since January 1, 2015, neither the Company nor any Company Subsidiary has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.  There are no outstanding loans or other extensions of credit made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(h)          The Company is a “reporting issuer” within the meaning of applicable Canadian securities Laws in all provinces of Canada and is not on the list of reporting issuers in default under applicable Canadian securities Laws.  The Company is not in default of any material requirements of applicable Canadian securities Laws or the rules and regulations of the Toronto Stock Exchange. No delisting, suspension of trading or cease trade or other order or restriction with respect to any Equity Interests of the Company is pending, in effect or, to the knowledge of the Company, has been threatened, and the Company is not currently subject to any formal review, enquiry, investigation or other proceeding by the Toronto Stock Exchange, or any member of the CSA, relating to any such order or restriction or otherwise.

SECTION 2.07          Information Supplied.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Information Statement will, at the time it is first published, sent or given to the Company’s stockholders contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Information Statement, as applicable, will, at the time such document is filed with the SEC, comply in all material respects with the requirements of the Exchange Act.

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SECTION 2.08          Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet to the date of this Agreement, (i) the Company and the Company Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice, and has not taken any action that, if such action was taken by the Company or any Company Subsidiary following the date of this Agreement, be prohibited by Section 4.01 and (ii) no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

SECTION 2.09          Taxes.

(a)          The Company and each Company Subsidiary has (i) timely filed with the appropriate Governmental Entity, taking into account any valid extensions of time within which to file, all material Tax Returns required to have been filed and such Tax Returns are true and complete in all material respects, and (ii) paid all material amounts of Taxes whether or not shown as due on such Tax Returns, other than Taxes that are being contested in good faith in appropriate Proceedings and for which an adequate reserve has been established in accordance with GAAP in the Company SEC Documents.

(b)          No deficiency for any material amount of Taxes has been asserted or assessed by a Governmental Entity in writing against the Company or any Company Subsidiary that (i) has not been paid, settled or withdrawn or (ii) is not being contested in good faith in appropriate Proceedings and for which an adequate reserve has been established in accordance with GAAP in the Company SEC Documents.

(c)          There is no claim, audit, action, suit, proceeding, examination, refund litigation, proposed adjustment or matter in controversy now pending or threatened in writing with respect to any material amount of Taxes or material Tax Return of the Company or a Company Subsidiary and neither the Company nor any Company Subsidiary has waived any statute of limitations or agreed to or sought any extension of time with respect to any Tax assessment.

(d)          The charges, accruals and reserves for Taxes reflected on the financial statements contained in the Company SEC Documents (whether or not due and whether or not shown on any Tax Return) are adequate under GAAP to cover Taxes of the Company and each Company Subsidiary accruing through the date of the financial statements contained in the Company SEC Documents.

(e)          There are no material Liens for Taxes on the property or assets of the Company or any Company Subsidiary, except for statutory Liens for Taxes not yet due and payable and Liens for Taxes being contested in good faith in appropriate Proceedings and for which an adequate reserve has been established in accordance with GAAP in the Company SEC Documents.

(f)           Neither the Company nor any Company Subsidiary is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than any agreements or arrangements (i) exclusively between or among the Company and wholly owned Company Subsidiaries or (ii) with third parties made in the ordinary course of business, the primary subject matter of which is not Tax).

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(g)          Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated, consolidated, combined or unitary group (whether under state, local or foreign Tax Law) other than one of which the Company is the common parent or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, by Contract or otherwise.

(h)          Within the past two years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(i)           Neither the Company nor any Company Subsidiary has been a party to a transaction that constituted a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or any similar provision of state, local or foreign Tax Law).

(j)           Neither the Company nor any Company Subsidiary is a United States real property holding corporation within the meaning of Section 897 of the Code.

(k)          The Company and each Company Subsidiary has withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Governmental Entity proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Laws and have each complied in all material respects with all Tax information reporting provisions of all applicable Laws.

(l)           (i) Neither the Company nor any Company Subsidiary has or has had a permanent or fixed establishment, branch, residence or other taxable presence, as defined in any applicable Tax Law, in any country outside of its country of formation, (ii) no Governmental Entity in a jurisdiction in which the Company or any Company Subsidiary does not file a Tax Return has asserted a claim in writing that the Company or any Company Subsidiary is or may be subject to taxation in that jurisdiction and (iii) any material adjustment to the Taxes of the Company or any Company Subsidiary, which adjustment is required to be reported to another applicable Governmental Entity, has been so reported.

(m)         The Company and each Company Subsidiary is in possession of all material Tax records (including, but not limited to, transfer pricing documentation) required to be maintained under any provision of all applicable Laws and no material transaction or arrangement involving the Company or any Company Subsidiary has taken place or is in existence which are not on arm’s length terms;

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(n)          Neither the Company nor any Company Subsidiary will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction the recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) for any reason, including as a result of (i) the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, or the cash method of accounting, (ii) any prepaid amount received prior to the Closing Date, (iii) any deferred intercompany gain or excess loss account described in the Treasury Regulations under Section 1502 of the Code or (iv) Section 481 of the Code, Section 108(i) of the Code or Section 965 of the Code or, with respect to each of clauses (i) through (iv), any comparable provisions of state, local or foreign Tax Law.

(o)          Neither the Company nor any Company Subsidiary has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax Law and neither the Company nor any Company Subsidiary is subject to any private letter ruling of the U.S. Internal Revenue Service or comparable ruling of any other Governmental Entity.

SECTION 2.10          Labor Relations.

(a)          Neither the Company nor any Company Subsidiary is a party to or subject to, has voluntarily applied to enter into, or is currently negotiating in connection with entering into, any collective bargaining agreement, social plan or other agreement with any labor union, labor organization or works council, and no such contract is presently being negotiated (collectively, “Collective Bargaining Agreements”).  To the knowledge of the Company, there are no current nor have there been at any time during the last three (3) years any campaign or other union organizing activity to authorize representation by any labor union or labor organization with respect to any employee of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary is or has been in default of any requirement to establish any works council or other employee representative body. There are no current and there have not been any material labor strikes, slowdowns, work stoppages, lockouts or any similar activity or dispute affecting the Company or any Company Subsidiary during the last three (3) years, and to the knowledge of the Company, no such labor strike, slowdown, work stoppage, lockout or any similar activity or dispute is threatened.

(b)          Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and during the last three (3) years, has been, in compliance with all applicable Laws relating to employment and employment practices (including equal employment opportunity Laws), terms and conditions of employment, immigration, workers’ compensation, long term disability, occupational safety, plant closings, compensation and benefits, worker classification, exempt and non-exempt status, affirmative action, employee and data privacy, and wages and hours (“Employment Practices”).

(c)          Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, (i) there are no Proceedings pending or scheduled by any Governmental Entity or, to the knowledge of the Company, threatened, pertaining to the Employment Practices of the Company or any Company Subsidiary, (ii) no complaints relating to Employment Practices of the Company or any Company Subsidiary have been filed with any Governmental Entity or submitted in writing to the Company or any Company Subsidiary and, to the knowledge of the Company, no such complaints are threatened and (iii) there is no unfair labor practice charge against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar labor relations authority.

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SECTION 2.11          Employee Benefits.

(a)          Section 2.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan and material Company Benefit Agreement.

(b)          With respect to each Company Benefit Plan and Company Benefit Agreement, the Company has made available to Parent true and complete copies, as of the date of this Agreement, of (i) such Company Benefit Plan or Company Benefit Agreement, including any amendment thereto (or, in either case, with respect to any unwritten Company Benefit Plan or Company Benefit Agreement, a written description thereof), other than any Company Benefit Plan or Company Benefit Agreement that the Company or any Company Subsidiary is prohibited from making available to Parent as a result of applicable Law relating to the safeguarding of data privacy (in which case such Company Benefit Plan or Company Benefit Agreement will be made available to Parent as soon as permitted under applicable Law), (ii) each trust, insurance, annuity or other funding Contract related thereto (iii) the most recent annual report under Form 5500 (including applicable schedules and attachments thereto) required to be filed with the Internal Revenue Service, (iv) the most recent actuarial report or other financial statement relating to such Company Benefit Plan or Company Benefit Agreement, (v) the most recent determination or opinion letter, if any, issued by the applicable Governmental Entity with respect to such Company Benefit Plan and any pending request for such a determination or opinion letter, (vi) all material filings made with any Governmental Entity within the past three (3) years, including any filings under a government-sponsored amnesty, voluntary compliance or similar program), other than routine filings, and (vii) all material correspondence to or from any Governmental Entity received in the last three (3) years with respect to any Company Benefit Plan or Company Benefit Agreement, other than routine correspondence.

(c)          Each Company Benefit Plan and Company Benefit Agreement has been maintained, funded and administered in accordance with its terms and is in compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”) (to the extent applicable), the Code and all other applicable Laws, other than failures that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(d)          Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code (or qualified or registered under any comparable provision under applicable foreign Law) has received a favorable determination letter as to such qualification or registration from the Internal Revenue Service (or any comparable Governmental Entity), and no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to cause the loss of any such qualification, registration or tax-exempt status, except where such loss of qualification, registration or tax-exempt status would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

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(e)          None of the Company, any of the Company Subsidiaries or any Commonly Controlled Entity sponsors, maintains or contributes to, or has in the past six years sponsored, maintained, contributed to or been required to maintain or contribute to, or has any actual or contingent liability under, or with respect to, (i) any Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA, or (iii) any  “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(f)           Neither the Company nor any Company Subsidiary has any material liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary other than for continuation coverage required under Section 4980B(f) of the Code or any applicable state or foreign Laws.

(g)          Other than as set forth on Section 2.11(g) of the Company Disclosure Letter, or as otherwise provided under this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger or any other Transaction (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any current or former director, officer or other employee of the Company or any Company Subsidiary to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit or trigger any other obligation under any Company Benefit Plan or Company Benefit Agreement, (iii) result in any violation of, or default under, or limit the Company’s right to amend, modify or terminate, any Company Benefit Plan or Company Benefit Agreement, or (iv) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(h)          Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, officer, director or individual consultant of the Company or any Company Subsidiary for any tax incurred by such individual under Section 409A or 4999 of the Code.  Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan or Company Benefit Agreement that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) is in compliance with Section 409A of the Code and the regulations thereunder.

(i)           Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of the Company, is threatened against or threatened to involve, any Company Benefit Plan or Company Benefit Agreement before any Governmental Entity.

(j)           Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan or Company Benefit Agreement which is maintained primarily for the benefit of employees working outside of the United States (A) is in compliance with the applicable Laws relating to such plans in the jurisdictions in which such Company Benefit Plan or Company Benefit Agreement is present or operates and, to the extent relevant, the United States and (B) that is intended to be funded and/or book reserved is fully funded and/or book reserved, as appropriate, to the knowledge of the Company, based upon reasonable actuarial assumptions and (ii) as of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened litigation relating to any Company Benefit Plan or Company Benefit Agreement which is maintained primarily for the benefit of employees working outside of the United States.

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(k)          For purposes of this Agreement:

(i)           “Commonly Controlled Entity” means any Person that, together with the Company, is treated as a single employer under Section 414 of the Code.

(ii)          “Company Benefit Agreement” means each employment, consulting, indemnification, severance or termination agreement or arrangement between the Company or any Company Subsidiary, on the one hand, and any current or former director, officer, employee or other service provider of the Company or any Company Subsidiary, on the other hand (but excluding any Company Benefit Plans), other than any agreement or arrangement mandated by applicable Law.

(iii)         “Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity-based compensation, vacation, severance, disability, death benefit, hospitalization, medical, post-employment or retirement or other employee benefit plan, policy, program, arrangement or understanding, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any Company Subsidiary, in each case for the benefit of any current or former director, officer, employee or other service provider of the Company or any Company Subsidiary, other than (A) any “multiemployer plan” within the meaning of Section 3(37) of ERISA or (B) any plan, policy, program, arrangement or understanding mandated by applicable Law.

SECTION 2.12          Title to Properties. Except as set forth in Section 2.12 of the Company Disclosure Letter, the Company and the Company Subsidiaries have good and marketable title to, or valid leasehold interests in, all their respective properties and assets, free and clear of all Liens, except (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable, (c) inchoate mechanics’ and materialmen’s Liens for construction or other work in progress or which relate to amounts not yet due and payable, (d) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business consistent with past practice that are not due and payable or that may thereafter be paid without interest or penalty or which are being contested in good faith by appropriate proceedings and for which there are adequate reserves or accruals in accordance with GAAP on the Company Balance Sheet, (e) customer licenses (express and implied) in and to all products of the Company or any Company Subsidiary, or (f) such easements, rights of way and other non-monetary imperfections or irregularities of title as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (clauses (a) through (f), collectively, “Permitted Liens”). The Company has made available to Parent true, correct, and complete copies of, and complied with the terms of, all leases, licenses and other occupancy agreements to which they are parties and under which they are in occupancy that are reflected in the Company Balance Sheet (other than those that expired and were not renewed in the ordinary course of business consistent with past practice) or were executed after the date thereof and all such leases, licenses and other occupancy agreements are valid, binding and enforceable on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, each other party thereto and are in full force and effect. Each of the properties and assets reflected in the Company Balance Sheet (other than properties or assets that have been sold or disposed of, or for which a valid leasehold interest has expired and not been renewed, in each case in the ordinary course of business consistent with past practice) or acquired or leased after the date thereof, is in good order, condition and repair (subject to routine maintenance and repair in the ordinary course) and is adequate for the conduct of the business of the Company and/or applicable Company Subsidiaries (as applicable).

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SECTION 2.13          Contracts.

(a)          Except for this Agreement, Section 2.13(a) of the Company Disclosure Letter sets forth a true and complete list, and the Company has made available to Parent true, correct and complete copies, of:

(i)           each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)          each Contract to which the Company or any Company Subsidiary is a party that (A) restricts the ability of the Company or any Company Subsidiary to compete in any business or with any Person in any geographical area (other than restrictions with respect to “exclusivity” of the type described in clause (D) of this clause (ii)), (B) provides any third party a right of first offer, right of first refusal, right of first negotiation or similar obligation with respect to any assets of the Company or any Company Subsidiary (including Owned Intellectual Property), (C) requires the Company or any Company Subsidiary to conduct any business on a “most favored nations” basis with any third party or (D) provides for “exclusivity” or any similar requirement in favor of any third party;

(iii)         each Contract to which the Company or any Company Subsidiary is a party that either (A) provided for annual payments or receipts by the Company together with the Company Subsidiaries for the twelve-month period ending December 31, 2017 or (B) is reasonably expected to provide for payments or receipts by the Company together with the Company Subsidiaries for the twelve-month period ending December 31, 2018, in the case of each of clauses (A) and (B), with respect to annual payments, in excess of $500,000, and with respect to annual receipts, in excess of $250,000;

(iv)         each Contract to which the Company or any Company Subsidiary is a party relating to indebtedness for borrowed money or any financial guaranty in respect of indebtedness for borrowed money;

(v)          each Contract with or binding upon the Company or any of the Company Subsidiaries or any of their respective properties or assets that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

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(vi)         each material IP Contract (other than non-exclusive licenses of Company Intellectual Property granted to customers in the ordinary course of business, or licenses to commercially available Software granted to the Company or any Company Subsidiary that do not require payments in excess of $50,000 over the term of such license);

(vii)        each partnership, joint venture or similar agreement to which the Company or any Company Subsidiary is a party that relates to the formation, creation, operation, management or control of any partnership or joint venture;

(viii)       each acquisition or divestiture Contract (including any Contract containing an option to acquire or divest) to which the Company or any Company Subsidiary is a party contemplating payments (including the maximum amount of any “earn-out” or other contingent payment obligations) by or to the Company and/or any of the Company Subsidiaries in excess of $125,000 of future payments in the aggregate;

(ix)         each stockholders’, investors rights’, registration rights or similar Contract to which the Company or any Company Subsidiary is a party;

(x)          each Contract that, following the Closing, would bind, binds or purports to bind Parent or any of its Affiliates (other than the Company and the Company Subsidiaries);

(xi)         each Contract which requires or is in respect of any unpaid capital commitment or capital expenditure(s) by the Company or any Company Subsidiary in an amount in excess of $250,000; and

(xii)        each Contract relating to employment and consulting or severance, in each case, that involve an aggregate future or potential liability in excess of $125,000.

Each such Contract described in clauses (i) through (xii) above is referred to herein as a “Material Contract”.

(b)          Each of the Material Contracts is valid, binding and enforceable on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, each other party thereto, and is in full force and effect. The Company and each Company Subsidiary, and, to the knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it prior to the date hereof under each Material Contract.  There is no default under any Material Contract by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto.

SECTION 2.14          Litigation.  Other than as set forth on Section 2.14 of the Company Disclosure Letter, there is no claim, suit, action, cause of action, demand, investigation, arbitration or proceeding (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against or involving or affecting the Company or any Company Subsidiary. There is no Order outstanding against the Company or any Company Subsidiary applicable to the Company or such Company Subsidiary or their respective properties or assets.

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SECTION 2.15          Compliance with Laws.  The Company and Company Subsidiaries are and, since January 1, 2015, have been, in compliance with all Orders and Laws applicable to its business or operations.  Each of the Company and the Company Subsidiaries has in effect all approvals, authorizations, certificates, registrations, licenses, exemptions, permits and consents of Governmental Entities (collectively, “Permits”) necessary for it to conduct its business as presently conducted, and all such Permits are in full force and effect.

SECTION 2.16          Environmental Matters.  Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the operations and properties of the Company and each Company Subsidiary comply and have complied with applicable Laws relating to (a) pollution, contamination, protection of the environment or employee or public health and safety, (b) emissions, discharges, movement, migration, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (c) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of or exposure to Hazardous Substances (collectively, “Environmental Law”), (ii) the Company and Company Subsidiaries possess and have possessed all Permits required under Environmental Law necessary for their respective operations, and such operations are and have been in compliance with applicable Permits, (iii) no Proceeding arising under or pursuant to Environmental Law is pending, or to the knowledge of the Company, threatened, against the Company or any Company Subsidiary and (iv) no condition exists on any property owned or operated by the Company or any Company Subsidiary or at any other location which has given rise to, or would reasonably be expected to give rise to, any material liability or obligation under Environmental Law.

SECTION 2.17          Intellectual Property.

(a)          Except as set forth in Section 2.17(a) of the Company Disclosure Letter, all Company Intellectual Property is either exclusively owned by the Company or a Company Subsidiary or licensed by the Company or a Company Subsidiary pursuant to a valid Contract, in each case, free and clear of all Liens, other than Permitted Liens. Each of the Company and the Company Subsidiaries has taken commercially reasonable steps to maintain and protect its rights in and to each material item of Company Intellectual Property and the secrecy and confidentiality of its trade secrets and confidential information, materially consistent with applicable industry practice for a business of this type.

(b)          Section 2.17(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Owned Intellectual Property that is (i) registered, issued or subject to a pending application with any Governmental Entity, (ii) a material domain name registration or (iii) material unregistered Owned Intellectual Property.  All of the registrations, applications, and issuances for material Owned Intellectual Property set forth in Section 2.17(b) of the Company Disclosure Letter are subsisting, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated, and payment of all renewal and maintenance fees due in respect thereof, and all filings related thereto, have been duly made. To the knowledge of the Company, all of the registrations and issuances set forth in Section 2.17(b) of the Company Disclosure Letter are valid.  Immediately after the Closing, the Company and the Company Subsidiaries will continue to have the right to exploit all Owned Intellectual Property and material Licensed Intellectual Property on substantially similar terms and conditions as the Company and the Company Subsidiaries enjoyed immediately prior to Closing.  Except as set forth in Section 2.17(b) of the Company Disclosure Letter, to the knowledge of the Company, there are no annuities, payments, fees, responses to office actions or other filings required to be made and having a due date with respect to any Owned Intellectual Property within ninety (90) days after the date of this Agreement.

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(c)          Each former and current employee, contractor or other Person involved in the development or creation of any Intellectual Property on behalf of the Company or any Company Subsidiary has executed a written agreement with the Company or applicable Company Subsidiary (i) obligating such Person to maintain the confidentiality of the Company’s or applicable Company Subsidiary’s confidential information both during and after the term of such Person’s employment or engagement and (ii) containing work-made-for-hire provisions or otherwise assigning to the Company or applicable Company Subsidiary all of such Person’s right, title and interest in and to such Intellectual Property, except, in each case, where failure to do so would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.  To the knowledge of the Company, there has not been any breach by any such Person to any such agreement.  At no time during the conception or reduction to practice of any of the material Owned Intellectual Property was the Company, or to the knowledge of the Company, was a contractor or other Person that developed or created any such material Owned Intellectual Property operating under any grants from any Governmental Entity.

(d)          Except as set forth in Section 2.17(d) of the Company Disclosure Letter: (i) the Owned Intellectual Property and the conduct of the Company’s and the Company Subsidiaries’ business as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property or proprietary right of any third party, other than infringement, misappropriation, or other violations that are not, and would not reasonably be expected to be, material to the Company and the Company Subsidiaries, and (ii) there is no suit, action, investigation, arbitration or proceeding pending or any Proceeding threatened in writing alleging any such infringement, misappropriation or violation or challenging any rights of the Company or any Company Subsidiary in or to any Company Intellectual Property and, to the knowledge of the Company, there is no existing fact or circumstance that would reasonably be expected to result in any such Proceeding.  To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Owned Intellectual Property in any material respect and there is no suit, action, investigation, arbitration or proceeding pending in which the Company or any of the Company Subsidiaries alleges that any third Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property.

(e)          Except as set forth in Section 2.17(e) of the Company Disclosure Letter, none of the tangible embodiments of Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Company Subsidiary with any Public Software in a manner that does require that any of the Owned Intellectual Property (in whole or in part) or tangible embodiments thereof be dedicated to the public domain, disclosed, distributed in source code form or made available at no charge.

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(f)          The Company and the Company Subsidiaries are in actual possession and control of the source code of the Software within the Owned Intellectual Property for all material current versions of all Company Software Products and all documentation, specifications and know-how related thereto to the extent required for the maintenance, support and distribution of such Software. Except as set forth on Section 2.17(f) of the Company Disclosure Letter, no Person other than the Company and the Company Subsidiaries and their employees and contractors (i) has a right to access or possess any source code of the Software within the Owned Intellectual Property for any version of any Company Software Product released to customers or end users on or after January 1, 2015 and to the knowledge of the Company, any version of any Company Software Product released to customers or end users prior to January 1, 2015, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the Transactions.

(g)          The Company and the Company Subsidiaries have taken all commercially reasonable actions necessary, consistent with current applicable industry standards, to maintain and protect the integrity, operation and security of their IT Assets and all information (including Personal Data) stored therein or transmitted thereby against loss, unauthorized access or other misuse, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures, business continuity procedures and encryption technology.  The IT Assets (i) are sufficient in all material respects for the current operations of the Company and the Company Subsidiaries and, to the knowledge of the Company, all currently contemplated operations, and (ii) operate in material conformance with their documentation and without any material defect, unavailability, virus, malware or error.  There has been not been any unauthorized access to or use of any IT Assets or information (including Personal Data) stored therein or transmitted thereby that would, or would be reasonably expected to, be material to the Company and the Company Subsidiaries since January 1, 2015 or, to the knowledge of the Company, prior to January 1, 2015.  There  has not been any material failure of any IT Assets since January 1, 2015 or, to the knowledge of the Company, prior to January 1, 2015.

(h)          The Company and the Company Subsidiaries (i) have a privacy policy regarding the collection, use, storage and transfer of Personal Data in their business and (ii) are currently in material compliance with such privacy policy and all applicable Laws, orders of Governmental Entities, Payment Card Industry Data Security Standards (PCI DSS) and contractual obligations relating thereto.  Prior to the date hereof, the Company has provided true, correct and complete copies to the Parent of such privacy policy as it currently exists and as it existed at any time since January 1, 2015.  The Company and the Company Subsidiaries have been at all times since January 1, 2015 and to the knowledge of the Company, at all times prior thereto, in material compliance with all then applicable privacy policies of the Company and all applicable Laws, orders of Governmental Entities, and Payment Card Industry Data Security Standards (PCI DSS).  The execution, delivery and performance of by the Company of this Agreement and the consummation of the Transactions do not violate such privacy policy as it currently exists, as it existed at any time since July 1, 2015 and, to the knowledge of the Company, as it existed at any time prior to July 1, 2015, during which Personal Data was collected or obtained by the Company or any Company Subsidiary.  Immediately after the Closing, the Company and the Company Subsidiaries will continue to have the right to use such Personal Data on substantially similar terms and conditions as they enjoyed immediately prior to the Closing.  There are no past or pending suits, actions, investigations, arbitrations or proceedings or, to the knowledge of the Company, Proceedings or regulatory inquiries threatened in writing relating to the collection, use, storage or transfer of any Personal Data in the business of the Company or any Company Subsidiary.

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SECTION 2.18          Insurance.  Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amount as the management of the Company reasonably has determined to be prudent and consistent with industry practice, (ii) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (ii) neither the Company nor any of the Company Subsidiaries is in default under any such insurance policy and (iii) no written notice of cancelation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

SECTION 2.19          Brokers.  No broker, investment banker, financial advisor or other Person, other than Needham & Company, LLC (“Needham”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.  Prior to the date hereof, a true copy of all portions of the Contracts related to the engagement of Needham under which any such fees are payable have been made available to Parent.

SECTION 2.20          Opinion of Financial Advisor.  The Company Board has received an opinion of Needham to the effect that, as of the date thereof and subject to the assumptions, limitations, qualification and other matters considered in the preparation thereof, the Per Share Merger Consideration (including any amount of the Per Share Merger Consideration otherwise withheld for applicable withholding Taxes) to be received by the holders of Company Common Stock (other than shares to be canceled or to be converted in accordance with Section 1.07(b) and, except as provided in Section 1.07(d), Appraisal Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.  A signed copy of such opinion has been made available to Parent prior to the date hereof.

SECTION 2.21          Anti-Corruption Matters; Sanctions Matters; Money Laundering Matters.

(a)          Since January 1, 2013, the Company and each Company Subsidiary and each of their respective officers, directors, employees and, to the knowledge of the Company, agents, representatives or other Persons acting on behalf of the Company and the Company Subsidiaries has materially complied with and is in material compliance with Anti-Corruption Laws, Sanctions Laws and Money Laundering Laws.

(b)          Since January 1, 2013, neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, employees or, to the knowledge of the Company, agents, representatives or other Persons acting on behalf of the Company and the Company Subsidiaries has offered, promised, given or authorized the giving of anything of value, directly or indirectly, to: (i) any Government Official or (ii) to any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in the case of each of clauses (i) and (ii), for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, or inducing the Government Official to use his or her influence with any Governmental Entity to affect or influence any official act.

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(c)          To the knowledge of the Company, no Governmental Entity is investigating or has, since January 1, 2013, conducted, initiated or threatened any investigation of the Company or any Company Subsidiary or any of their respective officers, directors or employees for alleged violation of Anti-Corruption Laws, Sanctions Law or Money Laundering Laws.

SECTION 2.22          Affiliate Transactions.  Except as set forth in Section 2.22 of the Company Disclosure Letter, no Key Stockholder (or any Affiliate thereof), director, officer or Affiliate (other than the Company Subsidiaries) of the Company or any Company Subsidiary is a party to any transaction, Contract or other legally binding arrangement or legally binding understanding with the Company or any Company Subsidiary or has any material interest in any property used by Company or any Company Subsidiary.

SECTION 2.23          Stake Takeover Laws.  The Company has taken all necessary action as required Law to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, any restrictions on “business combinations” set forth in Section 203 of the DGCL or any other “moratorium,” “control share,” “fair price,” “interested stockholder” or other similar anti-takeover statute or regulation enacted under any Laws applicable to Company or the Company Subsidiaries (such Laws, “Takeover Statutes”).

SECTION 2.24          Stockholder Written Consent.  Prior to the execution and delivery of this Agreement, the Company has obtained the Stockholder Written Consent from the Key Stockholders irrevocably approving and adopting this Agreement in accordance with Sections 228(c) and 251(c) of the DGCL.

ARTICLE III

Representations and Warranties of Parent and Merger Sub.

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

SECTION 3.01          Organization, Standing and Power.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted, except as would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 3.02          Merger Sub.  Merger Sub was formed solely for the purpose of entering into the Transactions, and since the date of its incorporation, Merger Sub has not carried on any business other than those relating to the Merger and the performance of its obligations hereunder and matters ancillary thereto. Parent owns, directly or indirectly, all of the outstanding Equity Interests of Merger Sub.

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SECTION 3.03          Authority; Execution and Delivery; Enforceability.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by each of Parent and Merger Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings (including any stockholder approval or other action) on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other Transactions.  Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

SECTION 3.04          No Conflicts; Consents.

(a)          The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under any provision of (i) the organizational documents of Parent or Merger Sub, (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any Order or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (i), (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)          Except as would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions.

SECTION 3.05          Brokers.  No broker, investment banker, financial advisor or other similar Person, the fees and expenses of which will be paid by Parent or one or more of its Subsidiaries, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent, except as will be paid by Parent or one or more of its Subsidiaries.

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SECTION 3.06          Ownership of Company Common Stock.  None of Parent or Merger Sub or any other wholly owned Subsidiary of Parent beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Effective Time (other than pursuant to the transactions contemplated hereby), beneficially own any shares of Company Common Stock.

SECTION 3.07          Available Funds.  Parent will have as of the Effective Time, sufficient cash available, directly or through one or more Subsidiaries, to pay all amounts to be paid by Parent or Merger Sub in connection with this Agreement, including the payment of the aggregate Per Share Merger Consideration.

ARTICLE IV

Covenants Relating to Conduct of Business

SECTION 4.01          Conduct of Business of the Company.  Except for matters set forth in Section 4.01 of the Company Disclosure Letter or with the prior written consent of Parent, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its present business organization and preserve its present relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with it. In addition, except for matters set forth in Section 4.01 of the Company Disclosure Letter, from the date of this Agreement to the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to, take any of the following actions without the prior written consent of Parent:

(a)          (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its Equity Interests, (ii) adjust, split, combine or reclassify any Equity Interests of the Company or any Company Subsidiary, or (iii) repurchase, redeem or otherwise acquire any Equity Interests of the Company or any Company Subsidiary, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Stock Options and Company Restricted Stock Units and (C) the acquisition by the Company of Company Stock Options and Company Restricted Stock Units, in each case in accordance with the terms of the applicable award or instrument as in effect on the date of this Agreement;

(b)          accelerate or otherwise take any other action to cause, the vesting of any Company Stock Option or Company Restricted Stock Unit;

(c)          issue, deliver or sell any shares of its capital stock or other voting securities or Equity Interests, any Voting Company Debt or any other rights that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of Company Common Stock, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or the settlement of Company Restricted Stock Units, in each case in accordance with the terms of the applicable plan, award or instrument as in effect on the date of this Agreement;

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(d)          amend, restate, supplement or modify its certificate of incorporation, bylaws or other comparable organizational documents (whether by merger, consolidation or otherwise);

(e)          merge or consolidate itself or any Company Subsidiary with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any Company Subsidiary;

(f)          acquire or agree to acquire, whether by merging or consolidating with, or by purchasing a substantial Equity Interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person (other than the Company or any Company Subsidiary);

(g)          except as required pursuant to the terms of any Company Benefit Plan or Company Benefit Agreement or other written Contract, in each case, in effect on the date of this Agreement or established or amended after the date of this Agreement in compliance with this Agreement, (i) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting or payment of any compensation or benefits under, any Company Benefit Plan, Company Benefit Agreement or Collective Bargaining Agreement, (ii) grant to any current or former director, officer, employee, contractor or consultant any increase in compensation, bonus or fringe or other benefits, other than with respect to employees who are not directors or executive officers in the ordinary course of business consistent with past practice or in connection with the Company’s or any Company Subsidiary’s annual merit-based compensation review process, (iii) grant to any current or former director, officer, employee, contractor or consultant any increase in change in control, retention, severance or termination pay, (iv) enter into any employment, consulting, change in control, retention or severance agreement with any current or former director, officer, employee, contractor or consultant, (v) hire or terminate the employment of any officer, employee, contractor or consultant (other than a termination for “cause”), other than with respect to employees, contractors or consultants who are not directors or executive officers in the ordinary course of business consistent with past practice, (vi) commence any offering periods or purchase periods under the Company ESPP, or (vii) allow any current or former director, officer, employee, contractor or consultant to begin participating in any Company Benefit Plan or Company Benefit Agreement that provides change in control, severance or termination benefits, regardless of whether the terms of such Company Benefit Plan or Company Benefit Agreement would otherwise allow such current or former director, officer, employee, contractor or consultant to begin participating in such Company Benefit Plan or Company Benefit Agreement; provided, however, that the foregoing clauses (ii), (iii), (iv) and (vii) shall not restrict the Company or any Company Subsidiary from granting to any newly hired or promoted director, officer, employee, contractor or consultant any increase in compensation, retention, severance or termination pay, or fringe or other benefits, or from entering into any employment, consulting, retention or severance agreement with any such newly hired or promoted Person, in each case, in the ordinary course of business consistent with past practice;

(h)          make any change in financial accounting methods, principles or practices, except as may be required by GAAP or by Law;

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(i)          sell, lease, license or otherwise dispose of, or pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien) imposed upon, any properties or assets of the Company and the Company Subsidiaries, except sales, leases or other dispositions of inventory and excess or obsolete properties or assets, or make any revaluation of any material asset (including any writing down of the value of inventory or writing off of notes or accounts receivable), in each case, in the ordinary course of business consistent with past practice;

(j)          acquire any fee interest in real property, or enter into, terminate or amend, modify or waive any material rights claims or benefits under any material leases, licenses or occupancy agreements with respect to the use or occupancy by the Company or any Company Subsidiary of real property;

(k)          (i) incur any Debt or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in the Company or any Company Subsidiary in the ordinary course of business consistent with past practice;

(l)          make or agree to make any capital expenditure or expenditures that, together with all other capital expenditures permitted under this clause (l), in the aggregate are in excess of $250,000;

(m)          (i) make, change or revoke any material Tax election, (ii) settle or compromise any audit or proceeding relating to a material amount of Taxes, (iii) file any amended Tax Return reflecting a material amount of Taxes, (iv) consent to any extension of or waiver of the limitations period applicable to any Tax claim or assessment, (v) make any change in any material Tax accounting method, (vi) enter into any closing agreement relating to a material amount of Taxes, (vii) change any material Tax practice or procedure or (viii) incur any Tax liability outside of the ordinary course of business;

(n)          enter into, terminate or modify or amend, or waive or release any material rights, claims or benefits under, any Material Contract or any Contract that, if existing on the date hereof, would have been a Material Contract;

(o)          settle, or offer or propose to settle (i) any Proceeding against the Company or its directors or officers relating to this Agreement or the Transactions and (ii) without limiting the foregoing clause (i), any Proceeding involving or against the Company or any of the Company Subsidiaries other than any Proceeding that (A) (x) requires payment by the Company or any of the Company Subsidiaries of cash in amounts that are reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries included in the Company SEC Documents or (y) to the extent in excess of and/or not covered by clause (ii), does not, individually or in the aggregate, exceed $25,000, and (B) does not involve any injunctive or equitable relief or impose restrictions on the business activities of the Company or any Company Subsidiary;

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(p)          (i) sell, transfer, assign, lease, license, sublicense, encumber, abandon, allow to lapse (other than by expiration) or otherwise fail to maintain or grant Liens (other than Permitted Liens) on any Owned Intellectual Property (ii) grant, extend, amend, waive or modify any rights in or to the material Company Intellectual Property, (iii) enter into any material IP Contract (other than non-exclusive licenses in Owned Intellectual Property granted to customers in the ordinary course of business), or (iv) amend, terminate, change, fail to exercise, waive, release or assign any material right or material claim under any material IP Contract;

(q)          enter into a material line of business outside of the business of the Company and the Company Subsidiaries conducted as of the date hereof;

(r)          enter into any Contract or arrangement with any Affiliate or any Key Stockholder or any Affiliate thereof;

(s)          without limitation of the foregoing clauses (a) through (r) and clause (t) below, terminate or modify or amend, or waive or release any rights, claims or benefits under, or fail to comply with any of its obligations or covenants under, the Purchase Agreement or any of the Transaction Agreements (as defined in the Purchase Agreement), or enter into any Contract or arrangement with any Person that would or would reasonably be expected to affect the rights or obligations of the Company or Stillwater Holding Company LLC under the Purchase Agreement or any of the Transaction Agreements, or take, or fail to take, any actions that would or would reasonably be expected to prevent, impair or materially delays the Closing (as defined in the Purchase Agreement); or

(t)          authorize, commit or agree to take, or adopt any resolutions of the Company Board in support of, any of the foregoing actions.

SECTION 4.02          No Frustration of Conditions.  The Company shall not, and shall not permit the Company Subsidiaries to, and Parent shall not, and shall not permit any of its Subsidiaries to, take any action (except as otherwise expressly permitted by Section 7.01) that would, or would reasonably be expected to, result in any condition to the Merger set forth in Article VI not being satisfied.

SECTION 4.03          No Solicitation.

(a)          The Company shall, and shall cause each Company Subsidiary and its and their respective Representatives to, immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any Persons with respect to an Acquisition Proposal or a potential Acquisition Proposal, (ii) terminate access to any physical or electronic data rooms related to a possible Acquisition Proposal (other than a data room utilized solely by Parent, its Affiliates and their respective Representatives and not any third Person) and (iii) request that any such Person and its Representatives promptly return or destroy all confidential information concerning Company and the Company Subsidiaries theretofore furnished thereto by or on behalf of the Company or any Company Subsidiary, and destroy all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze such information.  Company shall not, and shall cause each of its Subsidiaries and their respective Representatives not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information or responding to any communication) any inquiries regarding, or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any Person that is seeking to make, has made or, to the knowledge of Company, is considering making an Acquisition Proposal  or otherwise take such actions in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal, (C) knowingly cooperate with, assist, or participate in any effort by, any Person (or any Representative of a Person) that has made, is seeking to make, has informed the Company of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (D) approve, endorse or recommend any Acquisition Proposal or (E) enter into any Company Acquisition Agreement.

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(b)          Neither the Company Board nor any committee thereof shall (i) (A) fail to make the Company Board Recommendation, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer, (D) fail to recommend against acceptance of any tender offer or exchange offer within ten (10) Business Days of the commencement of such offer, (E) adopt, approve, endorse or recommend, or publicly propose to approve or recommend to the stockholders of Company an Acquisition Proposal or (F) agree to take any of the foregoing actions (actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), (ii) authorize, cause or permit the Company or any Company Subsidiary to enter into any letter of intent, agreement or agreement in principle, memorandum of understanding, or other similar agreement relating to or providing for any Acquisition Proposal or an acquisition agreement, merger agreement or similar definitive agreement providing for or with respect to any Acquisition Proposal (each, a “Company Acquisition Agreement”) or (iii) grant any waiver, amendment or release under any standstill or similar agreement with respect to any Equity Interests of the Company or any Company Subsidiary, any confidentiality agreement or Takeover Statute.

(c)          From and after the date hereof, Company shall notify Parent as promptly as reasonably practicable (but in any event within twenty-four (24) hours) in the event that Company, its Subsidiaries, Affiliates or its or any of their respective Representatives receives (i) an Acquisition Proposal or any amendment thereto or (ii) any request for discussions or negotiations, any request for access to the properties or books and records of the Company or any Company Subsidiary of which the Company or any Company Subsidiary or any of their respective Representatives is or has become aware, or any request for information relating to the Company or any Company Subsidiary, in each case, by any Person that could reasonably be expected to be considering making an Acquisition Proposal.  Such notice to Parent shall indicate the identity of the Person or group of Persons making such Acquisition Proposal or amendment thereto and provide (x) an unredacted copy of such written Acquisition Proposal or amendment thereto (including, in each case, financing commitments) and any material transaction documents, and (y) with respect to any Acquisition Proposal or amendment thereto not made in writing, a written summary of the material terms and conditions of each such Acquisition Proposal or amendment thereto. Company shall not engage in any developments, discussions or negotiations regarding any Acquisition Proposals, or changes to the terms of any such Acquisition Proposal or any amendment thereto (including copies of any written proposed agreements). Company hereby agrees that it shall not, and shall not permit its Subsidiaries to, enter into any Contract that prohibits or restricts it from providing to Parent the information contemplated by this Section 4.03(c) or from complying with the other provisions of this Section 4.03.

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(d)          Nothing contained in this Section 4.03 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the shareholders of the Company) in which the Company indicates that it has not changed the Company Board Recommendation. For the avoidance of doubt, the foregoing shall not in any way limit or modify the effect that any such action has under this Agreement (including whether such action constitutes a Company Adverse Recommendation Change).

(e)          For purposes of this Agreement:

“Acquisition Proposal” means any inquiry, proposal, indication of interest or offer from any Person or group relating to (i) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A)  15% or more of the assets (including capital stock of the Company Subsidiaries) of the Company and Company Subsidiaries, taken as a whole, or (B) 15% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company or (ii) any tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company that, if consummated, would result in any Person or group (or the shareholders of any Person) owning, directly or indirectly, 15% or more of the aggregate voting power of the capital stock, or of any class of capital stock, of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions.

“group” shall have the meaning set forth in Rule 13d-5 of the Exchange Act.

ARTICLE V

Additional Agreements

SECTION 5.01          Stockholder Written Consent; Information Statement.

(a)          In connection with the Stockholder Written Consent, the Company shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, the Company Charter and the Company Bylaws.

(b)          As promptly as practicable following the date of this Agreement (and in any event within 10 days of the date hereof), the Company shall promptly prepare and file with the SEC and the CSA a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Written Consent, the Merger and the other Transactions (such information statement, including any amendment or supplement thereto, the “Information Statement”), (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL.

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(c)          Each of the Company and Parent shall furnish all information concerning such Person and their respective Subsidiaries to the other as may be reasonably necessary or requested in connection with the preparation, filing and distribution of the Information Statement. Company shall promptly provide notice to Parent of any correspondence or communications with or comments from the SEC and shall provide Parent with copies of all such written comments and written correspondence and a detailed written summary of any substantive oral communications with the SEC. Company shall not submit any response letters or other correspondence to the SEC without the approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed).  No amendment or supplement to the Information Statement will be made by Company without the approval of the Parent (such approval not to be unreasonably withheld, conditioned or delayed). Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement.  Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent.

(d)          If, at any time prior to the date that is 20 days after the Information Statement is first mailed to the Company’s stockholders, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(e)          The Company shall cause the Information Statement to be (i) filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and (ii) mailed to the stockholders of the Company, in each case as promptly as practicable after, and in any event within two days after, the latest of (A) confirmation from the SEC that it has no further comments on the Information Statement, (B) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (C) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement.

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SECTION 5.02          Access to Information; Confidentiality.  Except if prohibited by any applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and to Parent’s Representatives reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books and records and Contracts and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish, as promptly as reasonably practicable, to Parent all information concerning its business, properties and personnel as Parent may reasonably request.  Notwithstanding the immediately preceding sentence, neither the Company nor any of the Company Subsidiaries shall be required to afford access or furnish information to the extent the Company determines in good faith that affording such access or furnishing such information would jeopardize the attorney-client privilege of the Company or any of the Company Subsidiaries or violate applicable Law; provided, that the Company shall use its commercially reasonable efforts to make alternative arrangements to afford such access or furnish such information without jeopardizing such attorney-client privilege or violating applicable Law, as applicable.  All information exchanged pursuant to this Section 5.02 shall be subject to the confidentiality letter agreement dated November 27, 2017, between the Company and Parent (the “Confidentiality Agreement”).

SECTION 5.03          Reasonable Best Efforts; Notification.

(a)          In connection with this Agreement and the transactions contemplated hereby, the parties hereto shall (i) use their reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or nonactions by, and make, as promptly as reasonably practicable, all necessary filings and submissions with, any Governmental Entity or third party necessary to consummate and make effective the Transactions as promptly as practicable, (ii) cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities or third parties in connection with the execution and delivery of this Agreement and the other agreements, documents and instruments being delivered pursuant to or specifically contemplated by this Agreement and consummation of the transactions contemplated hereby and thereby and (B) making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, (iii) use reasonable best efforts to cause the conditions to the Closing set forth in Article VI to be satisfied as promptly as reasonably practicable, and (iv) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things reasonably necessary or appropriate to cause the Closing to occur and to consummate the transactions contemplated hereby as soon as practicable; provided, that, for the avoidance of doubt, none of the parties hereto shall be obligated or required by this Section 5.03 to waive a condition to Closing set forth in Article VI. Notwithstanding anything in this Section 5.03 to the contrary, other than, in the case of the following clause (y), the last sentence of this Section 5.03, nothing in this Agreement shall require, or be deemed to require, (x) Parent to, or cause any of its Affiliates or subsidiaries to, whether prior to, at, after, or conditioned upon, the Effective Time, (A) propose, negotiate, commit to, effect and agree to, by consent decree, hold separate order or otherwise, the sale, divestiture, license, holding separate, or other disposition of or restriction on the businesses, assets, properties, product lines, or equity interests of, or changes to the conduct of business of, Parent or any of its Affiliates or subsidiaries, (B) create, terminate, or divest relationships, ventures, contractual rights or obligations of Parent or any of its Affiliates or subsidiaries or (C) otherwise take or commit to take any action, including institute any Proceeding, that would limit in any way Parent’s or any of its Affiliates’ or subsidiaries’ freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of the Parent or any of its Affiliates or subsidiaries or (y) the Company to sell, or agree to sell, hold or agree to hold separate, or otherwise dispose or agree to dispose of its or any Company Subsidiary’s assets, or conduct or agree to conduct the businesses of the Company and the Company Subsidiaries in any particular manner, or take any other actions that has, or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the foregoing, in no event shall the Company (and the Company shall cause the Company Subsidiaries not to) propose, negotiate, effect or agree to any such actions set forth in the foregoing clause (y) without the prior written consent of Parent. Notwithstanding anything to the contrary herein, the Company shall, and shall cause the Company Subsidiaries to, at the direction of Parent, sell, or agree to sell, hold or agree to hold separate, or otherwise dispose or agree to dispose of the Company’s or the Company Subsidiaries’ assets, or conduct or agree to conduct the businesses of the Company and the Company Subsidiaries in any particular manner, or take any other actions as determined by Parent; provided, that any such actions are conditioned upon and only become effective upon the Effective Time.

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(b)          Without limiting the generality of Section 5.03(a), Parent, Merger Sub, the Company and the Company Subsidiaries shall, and shall cause their respective Subsidiaries to (i) as soon as practicable and in no event later than ten (10) days after the date of this Agreement, each prepare and file any pre-merger notification required under the HSR Act to be filed with the Federal Trade Commission and the U.S. Department of Justice and (ii) promptly provide any supplemental information requested or required by the Federal Trade Commission and the U.S. Department of Justice in connection with such notification in substantial compliance with the HSR Act and other applicable Laws. The parties shall jointly develop, and each of the parties shall consult and cooperate in all respects with one another, and consider in good faith the views of one another, in connection with the form and content of any analyses appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party, hereto in connection with proceedings under or relating to the HSR Act prior to their submission. In connection with the foregoing, with respect to this Agreement and the transactions contemplated hereby, (w) to the extent permitted by applicable Law, the parties agree to provide the other (or its outside counsel, where appropriate), with any information that may be necessary or advisable to make such applications, notices, and/or filings, including, upon reasonable request by the other, all information concerning itself, its Subsidiaries, directors, officers, and stockholders, and copies of any material correspondence, filing or communication (or oral summaries or memoranda setting forth the substance thereof) between such party or any of its Representatives, on the one hand, and any Governmental Entity or members of their respective staffs and/or any third party, on the other hand, (x) each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein; (y) to the extent permitted by applicable Law, prior to submitting or making any such correspondence, filing or communication to any such Governmental Entity or members of their respective staffs, the parties shall first provide the other party with a copy of such correspondence, filing or communication in draft form, and consider in good faith all comments timely made by the other party with respect thereto; and (z) to the extent permitted by applicable Law, each of the parties shall not agree to participate in any meeting or discussion with any such Governmental Entity or third party in respect of any filing, investigation, or inquiry concerning this Agreement unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate therein. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing and anything to the contrary contained in this Agreement, Parent shall, on behalf of Parent and the Company and their respective Subsidiaries, control and lead all communications and strategy with respect to the obtaining of all Permits, including any approvals, authorizations permits and consents from third parties, necessary or advisable to consummate the transactions contemplated by this Agreement.

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SECTION 5.04          Equity Awards.

(a)          Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans), if required, shall adopt such resolutions and take such other actions as may be required to effect the following:

(i)          each Company Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, with the holder of such Company Stock Option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time;

(ii)          each Company Restricted Stock Unit, whether vested or unvested, outstanding immediately prior to the Effective Time shall be canceled at the Effective Time, with the holder of such Company Restricted Stock Unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time;

(iii)          the Company ESPP will terminate effective upon the Effective Time and, after the date of this Agreement and prior to the Effective Time, no offering periods or purchase periods will be commenced thereunder.

(b)          All amounts payable pursuant to this Section 5.04 shall be subject to any required withholding of Taxes and shall be paid without interest.

(c)          Subject to Section 5.04(b), promptly following the Closing, and in no event later than ten (10) Business Days following the Closing, Parent shall, or shall cause the Surviving Corporation to, pay through its payroll systems, or through other reasonable means, all amounts payable pursuant to Section 5.04(a) to the former holders of Company Stock Options and Company Restricted Stock Units; provided, however, that, to the extent any such amounts relate to a Company Stock Option or Company Restricted Stock Unit that constitutes nonqualified deferred compensation subject to Section 409A of the Code, such amounts shall be paid at the earliest time following the Effective Time that is permitted under the terms of the applicable agreement or Company Stock Plan relating to such Company Stock Option or  Company Restricted Stock Unit that will not trigger a tax or penalty under Section 409A of the Code.  No Company Stock Option or Company Restricted Stock Unit shall survive the Closing.

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(d)          For purposes of this Agreement:

(i)          “Company ESPP” means the Employee Share Purchase Plan of JumpTV, Inc.

(ii)          “Company Restricted Stock Unit” means any restricted stock unit award payable in shares Company Common Stock or the value of which is determined with reference to the value of shares of Company Common Stock, whether granted by the Company under a Company Stock Plan or otherwise.

(iii)          “Company Stock Option” means any option to purchase shares of Company Common Stock granted by the Company under a Company Stock Plan or otherwise.

(iv)          “Company Stock Plans” means the Company’s Amended and Restated 2012 Omnibus Securities and Incentive Compensation Plan and Fourth Amended and Restated Stock Option Plan.

SECTION 5.05          Employee Matters.

(a)          For a period of one year following the Effective Time (the “Continuation Period”), Parent shall provide or cause the Surviving Corporation to provide to each individual who is employed by the Company or any Company Subsidiary immediately prior to the Effective Time (each, a “Company Employee”) (i)  total cash compensation that is substantially comparable in the aggregate (excluding any value attributable to equity-based compensation) to those provided to such Company Employee by the Company or the Company Subsidiaries immediately prior to the Effective Time, (ii) severance benefits that are substantially comparable in the aggregate to those provided to such Company Employee by the Company or the Company Subsidiaries as in effect at the date hereof and disclosed to Parent prior to the date hereof and (iii) other employee benefits that are substantially comparable in the aggregate to those provided to such Company Employee by the Company or the Company Subsidiaries immediately prior to the Effective Time.

(b)          With respect to any and all plans of Parent or the Surviving Corporation, including any “employee benefit plan”, as defined in Section 3(3) of ERISA, maintained by Parent or any of its respective Subsidiaries (including any vacation, paid time-off and severance plans), for all purposes (but not for benefit accrual under any defined benefit plan or vesting under any equity compensation plan), including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Company Employee’s service with the Company or any Company Subsidiaries (as well as service with any predecessor employer of the Company or any such Company Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Company Subsidiary) shall be treated as service with Parent or any of their respective Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.

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(c)          With respect to any welfare plan maintained by Parent or any of its subsidiaries in which any Company Employee is eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, and shall use commercially reasonable efforts to cause any of their applicable respective third party insurance providers to, (i) waive all limitations as to preexisting conditions and exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to such employees and their eligible dependents and beneficiaries, to the extent such limitations were waived, satisfied or did not apply to such employees or eligible dependents or beneficiaries under the corresponding welfare Company Benefit Plan in which such employees participated immediately prior to the Effective Time and (ii) provide Company Employees and their eligible dependents and beneficiaries with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket maximum requirements to the extent applicable under any such plan.

(d)          If directed in writing by Parent at least ten (10) Business Days prior to the Closing Date, the Company shall use commercially reasonable efforts to amend or cause to be amended any tax-qualified defined contribution plan that it maintains (excluding any multi-employer plan) (collectively, the “Company 401(k) Plan”) to provide that account balances of Company Employees who participate in the Company 401(k) Plan be fully and immediately vested and nonforfeitable as of the Closing Date, and immediately prior to the Closing, the Company shall use commercially reasonable efforts to terminate or cause the termination of the Company 401(k) Plan in compliance with applicable Law.

(e)          With respect to any Company Employees whose principal place of employment is outside of the United States, Parent’s obligations under this Section 5.05 shall be modified to the extent necessary to comply with applicable Laws of the foreign countries and political subdivisions thereof in which such Company Employees primarily perform their duties.

(f)          The provisions of this Section 5.05 are solely for the benefit of the parties to this Agreement, and no Company Employee or any other Person (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement (except to the extent provided in Section 8.07 with respect to Section 5.04 and Section 5.06), and no provision of this Section 5.05 shall create such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Company Benefit Plan or Company Benefit Agreement or any employee program or any plan or arrangement of Parent or any of its subsidiaries.  Nothing herein shall be construed as an amendment to any Company Benefit Plan, Company Benefit Agreement or plan, program, policy, agreement, arrangement or understanding of Parent.

SECTION 5.06          Indemnification.

(a)          Prior to the Closing, the Company shall purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six (6) year period following the Closing and at a price not to exceed 250% of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement, which the Company represents and warrants has been disclosed to Parent prior to the date of this Agreement (the “Current Premium”), and if such premiums for such insurance would at any time exceed 250% of the Current Premium, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium.

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(b)          From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company and Company Subsidiaries pursuant to (i) each indemnification agreement in effect between the Company or any Company Subsidiary and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Company Subsidiary (each, a “Company Indemnified Party”) made available to Parent and (ii) any indemnification provision and any exculpation provision set forth in the Company Charter or Company Bylaws as in effect on the date of this Agreement, in each case, to the fullest extent permitted under applicable Law.  From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each Company Indemnified Party than are set forth in the Company Charter or Company Bylaws as in effect on the date of this Agreement.

SECTION 5.07          Fees and Expenses.  Except as expressly set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

SECTION 5.08          Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, other public statements or broad-based employee communications with respect to the Merger and the other Transactions, and shall not issue any such press release or make any such public statement or broad-based employee communication prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange and except as specifically permitted or required by Section 4.03.  The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties. Notwithstanding the foregoing, this Section 5.08 shall not apply to any press release or other public statement made by the Company or Parent or Merger Sub (a) that is consistent with the initial press release and the terms of this Agreement and does not contain any information relating to the Company, Parent, Merger Sub or the transactions contemplated by this Agreement that has not been previously announced or made public in accordance with the terms of this Section 5.08 or (b) is made in the ordinary course of business consistent with past practice and does not relate to this Agreement or the Transactions.

SECTION 5.09          Transfer Taxes.  All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

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SECTION 5.10          Company Warrants.  Prior to the Effective Time, the Company shall cooperate and consult with Parent, and shall take all actions necessary to ensure that, at or prior to the Effective Time, each Company Warrant shall be treated in accordance with Section 1.07(e).

SECTION 5.11          Transaction Litigation.  Prior to the termination of this Agreement in accordance with Article VII, the Company shall promptly advise Parent of any commenced or threatened Proceeding of which the Company is aware against the Company or its directors relating to this Agreement or the Transactions and shall keep Parent promptly and reasonably informed regarding any such Proceeding.  The Company shall give Parent the opportunity, at Parent’s expense, to participate in the defense or settlement of any such Proceeding and shall give due consideration to Parent’s views with respect thereto and no settlement of any such Proceeding shall be agreed to without Parent’s prior written consent.

SECTION 5.12          Rule 16b-3 Matters.  The Company shall take all reasonable actions as may be required to cause any dispositions of Company Equity Interests (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.

SECTION 5.13          Delisting.  Prior to the Closing Date, the Company shall cooperate and consult with Parent and take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and (x) the rules and policies of the Toronto Stock Exchange to cause the delisting of the Company and of the Company Common Stock from the Toronto Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting, (y) the rules and policies of OTC Markets Group (“OTC”) to enable the Company Common Stock to no longer be quoted on OTC and (z) National Policy 11-206 of the CSA to cease to be a “reporting issuer” within the meaning of applicable Canadian securities Laws in all provinces of Canada.

SECTION 5.14          Affiliate Transactions.  Except with respect to the Contracts set forth on Section 5.14 of the Company Disclosure Letter or such other Contracts approved, or requested, in writing by Parent, prior to the Effective Time, the Company shall cooperate and consult with Parent, and shall take all actions necessary to ensure that, at or prior to the Effective Time, all Contracts between the Company, on the one hand, and any Affiliate of the Company, on the other hand (which shall include that certain Stockholders’ Agreement, dated as of January 30, 2015 (as amended, modified, supplemented or restated), by and among the Company and the Voting Parties (as defined therein)), shall terminate and shall be of no further force and effect thereafter.

SECTION 5.15          Notification of Certain Matters.  Without limiting the other provisions of this Agreement, the Company shall give prompt notice to Parent in writing (a) of any event, circumstance, occurrence, fact, condition, development, effect or change that would render any representation or warranty made by the Company contained in this Agreement untrue or inaccurate, (b) of any failure of the Company to comply with or satisfy any covenant or agreement to be complied with by it under this Agreement or any event, circumstance, occurrence, fact, condition, development, effect or change that would otherwise result in the nonfulfillment of any of the conditions to Parent or Merger Sub’s respective obligations hereunder, (c) of any event, circumstance, occurrence, fact, condition, development, effect or change that has had, or would reasonably be expected to have, a Company Material Adverse Effect or (d) of any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the consummation of the Transactions.

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SECTION 5.16          Restructuring; Purchase Agreement.  Prior to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, effect the restructuring set forth on Section 5.16 of the Company Disclosure Letter. Prior to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, enter into and deliver the Transaction Agreements (as defined in the Purchase Agreement) and each of the other agreements contemplated by the Purchase Agreement, and take all actions contemplated by the Purchase Agreement to consummate the Closing (as defined in the Purchase Agreement).

SECTION 5.17          Financing Cooperation.  Prior to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, cooperate with Parent in connection with the arrangement of any financing by Parent in connection with the transactions contemplated by this Agreement, if and to the extent requested by Parent, including (a) furnishing Parent and the sources of such financing with such information relating to the Company and Company Subsidiaries as shall be reasonably requested by Parent or such financing sources in connection with the arrangement of such financing, (b) assisting Parent in the preparation of pro forma financial information and financial statements to the extent required by the sources of such financing, (c) facilitating the payoff of any existing Debt of the Company and the Company Subsidiaries and the termination of any existing Liens on the assets or properties of the Company or the Company Subsidiaries and (d) facilitating the pledging of the assets and properties of the Company and the Company Subsidiaries in favor of such financing sources.

ARTICLE VI

Conditions Precedent to the Merger

SECTION 6.01          Conditions to Each Party’s Obligation.  The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of the following conditions:

(a)          Stockholder Approval.  The holders of a majority of the voting power of all outstanding shares of Company Common Stock, voting as a single class, shall have adopted this Agreement and twenty (20) calendar days shall have elapsed since the Company mailed to the Company’s stockholders the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act (the “Stockholder Approval”).

(b)          Regulatory Approvals.  (i) Any waiting period, as applicable, under the HSR Act shall have expired or been terminated and (ii) all approvals or observance of any waiting or review period required for the consummation of the Merger in the jurisdictions set forth on Section 6.01(b) of the Company Disclosure Letter (it being agreed that Parent can eliminate jurisdictions from Section 6.01(b) of the Company Disclosure Letter in its sole discretion), to the extent required to be obtained or observed at or prior to the Effective Time in respect of the Merger, shall have been obtained or observed at or prior to the Effective Time (clauses (i) and (ii), collectively, the “Required Regulatory Approvals”).

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(c)          No Legal Restraints.  No Governmental Entity having jurisdiction over any of the parties shall have enacted, issued, promulgated, enforced or entered any Law or Order, whether temporary, preliminary or permanent, that prohibits, makes illegal, restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, “Legal Restraints”).

SECTION 6.02          Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of the Company (i) set forth in Section 2.08 (Absence of Certain Changes or Events), Section 2.23 (Takeover Statutes) and Section 2.24 (Stockholder’s Consent) shall be true and correct in all respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), (ii) set forth in Section 2.02 (Capitalization) and Section 2.19 (Brokers) shall be true and correct in all respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), other than de minimis inaccuracies, (iii) Section 2.01 (Organization, Standing, and Power), Section 2.04 (Authority; Execution and Delivery; Enforceability) and Section 2.22 (Affiliate Transactions) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date) and (iii) set forth in Article II, other than those described in clauses (i) and (ii) above, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Parent shall have received a certificate signed on behalf of the Company by an executive officer thereof to such effect.

(b)          No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred (or be occurring) any event, circumstance, occurrence, fact, condition, development, effect or change that has had or would reasonably be expected to have, individually and in the aggregate, a Company Material Adverse Effect.

(c)          Performance of Obligations by the Company.  The Company shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement by the time of the Closing, and Parent shall have received a certificate signed on behalf of the Company by an executive officer thereof to such effect.

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(d)          Purchase Agreement Closing.  The Closing (as defined in the Purchase Agreement) shall have been consummated, without giving effect to any amendment, modification or waiver of any terms of the Purchase Agreement other than with the prior written consent of Parent.

SECTION 6.03          Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Closing of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in Article III shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representation or warranty expressly relates to a specified date, in which case on and as of such specified date), except, where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.  The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

(b)          Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement by the time of the Closing, and the Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

SECTION 6.04          Frustration of Closing Conditions.  Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.03.  The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if such failure was caused by its failure to perform any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.03.

ARTICLE VII

Termination, Amendment and Waiver

SECTION 7.01          Termination.  This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Stockholder Approval (except as otherwise expressly noted):

(a)          by mutual written consent of Parent, Merger Sub and the Company;

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(b)          by either Parent or the Company:

(i)          if the Merger shall not have been consummated on or before September 26, 2018 (the “Outside Date”); provided, however, that (x) if all of the conditions to Closing set forth in Article VI (other than those conditions that by their nature can only be satisfied at the Closing, but are capable of being satisfied at such time) other than the conditions set forth in Section 6.01(b) and Section 6.01(c) are satisfied on, or have been waived prior to, the Outside Date, then the Outside Date shall automatically be extended by a period of ninety (90) calendar days and (y) the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to a party if the failure to consummate the Merger is the result of a material breach of this Agreement by such party; or

(ii)          if any Legal Restraint permanently preventing or prohibiting consummation of the Merger shall be in effect and shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have complied with its obligations under Section 5.03 in respect of any such Legal Restraint;

(c)          by Parent, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a), Section 6.02(b) or Section 6.02(c) and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) the Outside Date (provided that Parent and Merger Sub are not then in material breach of any representation, warranty or covenant contained in this Agreement that would cause the conditions set forth in Section 6.03(a) or Section 6.03(b) not to be satisfied); and

(d)          by Parent, if (i) the Company Board shall have effected a Company Adverse Recommendation Change, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement, (iii) the Company breaches or fails to perform any of its covenants contained in Section 4.03 or (iv) the Company or the Company Board (or any committee thereof) shall have publicly announced its intention to do any of the foregoing.

(e)          by the Company, if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03 and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Merger Sub of such breach and (y) the Outside Date (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement that would cause the conditions set forth in Section 6.02(a), Section 6.02(b) or Section 6.02(c) not to be satisfied).

The party desiring to terminate this Agreement pursuant to this Section 7.01 (other than pursuant to Section 7.01(a)) shall give written notice of such termination to the other party in accordance with Section 8.02.

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SECTION 7.02          Effect of Termination.

(a)          If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect without liability of any party to the other party. Notwithstanding the foregoing, to the extent that any termination of this Agreement results from the willful and material breach by a party of any representation or warranty set forth in this Agreement or from the willful and material breach by a party of any covenant set forth in this Agreement, then such party shall be liable for any damages incurred or suffered by the other party as a result of such willful and material breach.  The provisions of this Section 7.02 and Article VIII shall survive any termination hereof pursuant to Section 7.01.

(b)          Notwithstanding anything in Section 7.02(a) to the contrary, in the event that: (i) after the date hereof, an Acquisition Proposal shall have been publicly disclosed or otherwise made or communicated to the Company or the Company Board (or any committee thereof) or made directly to the stockholders of Company, (ii) this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) or by Parent pursuant to Section 7.01(d) and (iii) within twelve (12) months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal, then the Company shall pay to Parent, or as otherwise directed by Parent, the Termination Fee by wire transfer of immediately available funds concurrently with the earlier of entering into a definitive agreement with respect to an Acquisition Proposal or consummating an Acquisition Proposal.

(c)          Notwithstanding anything to the contrary in this Article VII, in the event that the Company fails to promptly pay the Termination Fee when due, and if Parent or Merger Sub commences an action in order to obtain such payment that results in a judgment against the Company, then the Company shall pay to Parent, together with the Termination Fee, (A) interest on the Termination Fee, as applicable, from the date the Termination Fee was required to be paid through the date of payment at a rate per annum equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date the Termination Fee was required to be paid and (B) any out-of-pocket fees, costs and expenses (including reasonable legal fees) incurred by or on behalf of Parent in connection with any such action.

SECTION 7.03          Amendment; Extension; Waiver.

(a)          At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement.  Notwithstanding the foregoing, (A) after the receipt of the Stockholder Approval, there shall be made no amendment to this Agreement that by Law requires further approval by the stockholders of the Company without such approval having been obtained and (B) no amendment shall be made to this Agreement after the Effective Time.

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(b)          This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.  Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VIII

General Provisions

SECTION 8.01          Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which, in each case, shall survive in accordance with its terms and conditions.

SECTION 8.02          Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)          if to Parent or Merger Sub, to

 WME Entertainment Parent, LLC
9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Fax: 310-246-3343
Attention:          Chief Legal Officer

with a copy (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Fax: (212) 757-3990
Attention:          Justin G. Hamill
Brian C. Lavin

(b)	if to the Company, to NeuLion, Inc.
1600 Old Country Rd.
Plainview, New York 11803
Fax: 516-622-7508
Attention:          General Counsel

with copies (which shall not constitute actual or constructive notice) to:

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Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Fax: (212) 407-4990
Attention:          Frank Lee

SECTION 8.03          Definitions.  For purposes of this Agreement:

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Anti-Corruption Laws” means the U.S.  Foreign Corrupt Practices Act, the UK Bribery Act and all other applicable anti-corruption laws.

 “Book-Entry Shares” means shares of Company Common Stock held in the system that provides for electronic direct registration of securities in a record holder’s name on the Company’s transfer books and allows shares to be transferred between record holders electronically.

A “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York.

“Code” means the Internal Revenue Code of 1986.

“Company Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.

“Company Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, development, effect or change that (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to be a Company Material Adverse Effect: any event, circumstance, occurrence, fact, condition, development, effect or change to the extent resulting from or arising in connection with (A) general conditions in the industries in which the Company and the Company Subsidiaries operate, (B) general economic conditions or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes), in each case in the United States or elsewhere in the world, (C) any change in applicable Law or GAAP (or interpretation or enforcement thereof), (D) the outbreak or escalation of hostilities, any acts of war or terrorism, (E) any hurricane, flood or earthquake or other natural disaster, (F) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes or prospective changes in the market price or trading volume of Company Common Stock or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), except, in the case of clause (A), (B), (C), (D) or (E), if the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate; or (ii) prevents, impairs or materially delays the consummation by the Company of the Merger and the other Transactions or the ability of the Company to perform its obligations under this Agreement.

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“Company Software Products” means all current and prior versions of Software products distributed by or on behalf of Company or any Company Subsidiary under license to third Person customers.

 “Company Warrants” means any and all warrants to purchase or otherwise acquire shares of Company Common Stock or any other Equity Interests of the Company outstanding prior to the Effective Time.

“Debt” means any indebtedness for borrowed money, any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantees any such indebtedness or any debt securities of another person, any “keep well” or other agreement to maintain any financial statement condition of another Person, any interest rate and currency swaps, caps, collars and similar agreements or hedging services, whether periodically or upon the happening of a contingency, purchase money obligations for the acquisition of equipment and fixed assets and any accrued interest, premiums, change of control payments or prepayment premiums, penalties, charges or equivalents thereof with respect any of the foregoing.

“Equity Interest” means, with respect to any Person, any share, share capital, capital stock, partnership, limited liability company, member or similar interest in such Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“Government Official” means any public or elected official or officer or employee (regardless of rank), in each case, acting on behalf of a national, provincial or local government, including a department, agency, instrumentality, state-owned or state-controlled company, public international organization (such as the United Nations or World Bank) or non-U.S. political party, non-U.S. party official or any non-U.S.  candidate for political office.

“Hazardous Substances” means (i) any substance that is listed, classified or regulated as hazardous, toxic, dangerous, carcinogenic or otherwise harmful or a pollutant or contaminant under any Law, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon or (iii) any other substance that is or may become the subject of regulatory action under any Environmental Law.

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“Intellectual Property” means any intellectual property rights and proprietary rights in and to the following, as they exist anywhere in the world, whether registered or unregistered: (i) patents and patent applications (including all reissues, divisionals, continuations, continuations-in-part, reexaminations and interference thereof), (ii) trademarks, service marks, trade names, trade dress, logos, brand names, company names and other source or business identifiers, together with the goodwill associated with any of the foregoing (“Trademarks”), (iii) copyrights, works of authorship and mask works, (iv) Internet domain names, (v) Software, (vi) trade secrets, inventions (whether or not patentable), know-how, processes, procedures, methods, methodologies, algorithms, plans, data, databases, designs, models, discoveries, improvements, technology, technical data, customer lists, vendor lists, proprietary information and confidential business information, (vii) rights of privacy or publicity, (viii) all other intellectual property, proprietary rights and intangible rights of any kind, nature or description, (ix) all applications, registrations, renewals, modifications and extensions for any of the foregoing and (x) all tangible embodiments of any of the foregoing.

 “IP Contracts” means, collectively, any and all oral or written Contracts under which the Company or any Company Subsidiary (i) is granted a right in or to any Intellectual Property of a third party, (ii) grants a right to a third party in or to any Company Intellectual Property or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements).

“IT Assets” means any and all Software, hardware, peripherals, systems, networks, servers, databases, Internet sites and other information technology assets owned, leased, licensed or otherwise used by the Company or any Company Subsidiary.

“knowledge of the Company” means the actual knowledge of each of Nancy Li, Roy Reichbach, Tim Alavathil, Alexander Arato, Ron Nunn and Michael Her, and such knowledge as would be imputed to such Persons upon reasonable due inquiry by such Persons into the relevant or applicable matter.

“Licensed Intellectual Property” means all Intellectual Property of a third party that is licensed to the Company or any Company Subsidiary.

“Liens” means all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

“Money Laundering Laws” means all applicable money laundering Laws.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (in whole or in part) by the Company or any Company Subsidiary.

“Parent Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, development, effect or change that that has a material adverse effect on the ability of Parent to perform its obligations under this Agreement and to consummate the Merger and the transactions contemplated by this Agreement.

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A “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Personal Data” means (i) information about individuals that is identified by applicable Law as personal or private information requiring a special level of protection based on the type of such information and how it is obtained or (ii) information that identifies an individual or that could, in combination with other data or information, allow for the identification of or contact with an individual.

“Public Software” means any Software that (i) is made generally available to the public without requiring payment of fees or royalties, (ii) is generally considered to be “copyleft”, “open source” or “public software”, including Software distributed or made available via the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), the Artistic License (e.g., PERL), the Mozilla Public License, the Netscape Public License, the BSD License, the Sun Community Source License (SCSL) or Industry Source License (SISL), the Apache License or any license or distribution model similar to the foregoing, or (iii) requires as a condition of use, modification or distribution that any other Software distributed therewith be disclosed, licensed or distributed in source code form, be redistributable at no charge or be licensed for the purpose of making derivative works.

“Purchase Agreement” means that certain Purchase Agreement, dated as of the date hereof, by and between the Company and Stillwater Holding Company LLC.

The “Representatives” of any Person means the directors, officers, employees, general partners, managers, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person and such Person’s Subsidiaries.

“Sanctions Laws” means all applicable sanctions Laws administered by any Governmental Entity.

“Software” means all software, digital platforms, source code, object code, other programming code, software development tools, APIs, digital rights management technologies and implementation of algorithms, models and methodologies, together with all related documentation and specifications.

A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity Interests of which) is owned directly or indirectly by such first Person.

 “Tax” and “Taxes” means all taxes, imposts, levies or other like assessments or charges in the nature of taxes imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns (including any amendments thereto) relating to Taxes.

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“Termination Fee” means a cash amount equal to $6,220,000 (six million two hundred-twenty thousand dollars).

SECTION 8.04          Interpretation.  The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to “this Agreement” shall include the Company Disclosure Letter.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any terms used in the Company Disclosure Letter, any Exhibit or any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The word “will” shall be construed to have the same meaning as the word “shall”.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The word “or” shall be disjunctive but not exclusive.  The phrase “date hereof” or “date of this Agreement” shall mean “as of immediately prior to the execution and delivery of this Agreement”. References to “$” or “dollars” shall mean “United States dollars”. The phrase “made available”, when used in this Agreement, shall mean the relevant information or materials provided directly to Parent and Merger Sub, including information or materials in the Company SEC Documents or in the electronic data room hosted by Firmex and maintained by the Company for purposes of the Transactions, at least two days prior to the effectiveness of this Agreement. Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document or any Law herein shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified (including any waiver thereto) in accordance with the terms thereof, but only to the extent, in the case of any material amendment, supplement or other modification (including any waiver thereto) to any Contract, instrument or other document listed in the Company Disclosure Letter, that such amendment, supplement or other modification is also listed in the appropriate schedule, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, provided, that nothing contained in this Section 8.04 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day, (v) with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence and (vi) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 8.05          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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SECTION 8.06          Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.  This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

SECTION 8.07          Entire Agreement; Third-Party Beneficiaries; No Other Representations or Warranties.

(a)          This Agreement, the Confidentiality Agreement and the Support Agreements (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter of this Agreement, the Confidentiality Agreement and the Support Agreements and (ii) except for Section 5.06, are not intended to confer upon any Person other than the parties any rights or remedies.

(b)          Except for the representations and warranties contained in Article II, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions.

(c)          Except for the representations and warranties contained in Article III, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions.

SECTION 8.08          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 8.09          Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, provided, that Parent and Merger Sub may assign, in its sole discretion and at any time, any or all of their respective rights, interests and obligations under this Agreement to any Affiliate of Parent without the consent of any other party hereto, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

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SECTION 8.10          Specific Enforcement; Jurisdiction.

(a)          The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that the parties to this Agreement shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement shall not be required to prove actual damages.

(b)          Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Chosen Courts.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.02 or in such other manner as may be permitted by applicable Law, shall be valid, effective and sufficient service thereof.

SECTION 8.11          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OTHER TRANSACTION.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.11.

SECTION 8.12          No Recourse.  This Agreement may only be enforced against, and any claim or clause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.  No Person shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

[remainder of page intentionally blank; signature pages follow]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

WME ENTERTAINMENT PARENT, LLC, as Parent,

by	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

LION MERGER SUB, INC., as Merger Sub,

by	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

NEULION, INC., as the Company,

by	/s/ Roy E. Reichbach
Name: Roy E. Reichbach
Title: President and Chief Executive Officer

Exhibit A

[Form of Stockholder Written Consent]

WRITTEN CONSENT

OF CERTAIN STOCKHOLDERS OF

 NEULION, INC.

Pursuant to Section 228 of the
 General Corporation Law of the State of Delaware

Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Amended and Restated Certificate of Incorporation and the Bylaws of NeuLion, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company, holding the requisite number of shares of common stock of the Company in accordance with Section 251 of the DGCL and acting with respect to all shares of capital stock of the Company held by the undersigned, do hereby consent to the adoption of the following resolutions:

Adoption of the Merger Agreement

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously (i) approved and declared advisable that certain Agreement and Plan of Merger among the Company, WME Entertainment Parent, LLC, a Delaware limited liability company (“Parent”), and Lion Merger Sub, Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company and the Company will become a wholly owned direct or indirect subsidiary of Parent (the “Merger”) and (ii) recommended that the Company’s stockholders vote in favor of adopting the Merger Agreement;

WHEREAS, the Merger Agreement has been executed and delivered by the parties thereto;

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WHEREAS, the undersigned have received a copy of a substantially final draft of the Merger Agreement, have reviewed the Merger Agreement and such other information as they believed necessary to make an informed decision concerning their vote on the adoption of the Merger Agreement, and have had the opportunity to consult with their own legal, tax, financial and/or other advisor(s) regarding the consequences to them of the Merger, the Merger Agreement and the execution of this Written Consent; and

WHEREAS, the undersigned desire to adopt and approve the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement be, and hereby is, adopted and approved in all respects; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed to make and execute such other documents and instruments as are required to complete the Merger and to cause the same to be filed with the Secretary of State of Delaware and/or such offices as are required, and to do all things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said Merger; and be it further

RESOLVED, that the proper officers of the Company be and each of them hereby is, authorized, empowered and directed to do all things that may be necessary or appropriate to carry out the intent of the foregoing resolutions and the transaction contemplated thereby.

This Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page was intentionally left blank.]

IN WITNESS WHEREOF, the undersigned stockholders have duly executed this Written Consent.  This Written Consent shall be effective immediately following the execution and delivery of the Merger Agreement (the “Consent Effective Time”); provided, however, in no event shall this Written Consent be effective as to any of the undersigned if the Consent Effective Time is more than 60 days after the date of signature next to such person’s name below, which date is the date on which provision for the effectiveness of this Written Consent was made.  Prior to the Consent Effective Time, this Written Consent shall be irrevocable as to each of the undersigned.

[●]

Date:	By:
Name:
Title:

[●]

Date:	By:
Name:
Title:

[●]

Date:	By:
Name:
Title:

[●]

Date:	By:
Name:
Title:

The Corporate Secretary of the Company hereby certifies that this Written Consent of Certain Stockholders of the Company is true, correct and complete:

Date:	By:	NeuLion, Inc.

Name:
Title: Corporate Secretary

Annex B

WRITTEN CONSENT

OF CERTAIN STOCKHOLDERS OF

NEULION, INC.

Pursuant to Section 228 of the
General Corporation Law of the State of Delaware

Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Amended and Restated Certificate of Incorporation and the Bylaws of NeuLion, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company, holding the requisite number of shares of common stock of the Company in accordance with Section 251 of the DGCL and acting with respect to all shares of capital stock of the Company held by the undersigned, do hereby consent to the adoption of the following resolutions:

Adoption of the Merger Agreement

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously (i) approved and declared advisable that certain Agreement and Plan of Merger among the Company, WME Entertainment Parent, LLC, a Delaware limited liability company (“Parent”), and Lion Merger Sub, Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company and the Company will become a wholly owned direct or indirect subsidiary of Parent (the “Merger”) and (ii) recommended that the Company’s stockholders vote in favor of adopting the Merger Agreement;

WHEREAS, the Merger Agreement has been executed and delivered by the parties thereto;

WHEREAS, the undersigned have received a copy of a substantially final draft of the Merger Agreement, have reviewed the Merger Agreement and such other information as they believed necessary to make an informed decision concerning their vote on the adoption of the Merger Agreement, and have had the opportunity to consult with their own legal, tax, financial and/or other advisor(s) regarding the consequences to them of the Merger, the Merger Agreement and the execution of this Written Consent; and

WHEREAS, the undersigned desire to adopt and approve the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement be, and hereby is, adopted and approved in all respects; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed to make and execute such other documents and instruments as are required to complete the Merger and to cause the same to be filed with the Secretary of State of Delaware and/or such offices as are required, and to do all things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said Merger; and be it further

RESOLVED, that the proper officers of the Company be and each of them hereby is, authorized, empowered and directed to do all things that may be necessary or appropriate to carry out the intent of the foregoing resolutions and the transaction contemplated thereby.

This Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page was intentionally left blank.]

2

IN WITNESS WHEREOF, the undersigned stockholders have duly executed this Written Consent.  This Written Consent shall be effective immediately following the execution and delivery of the Merger Agreement (the “Consent Effective Time”); provided, however, in no event shall this Written Consent be effective as to any of the undersigned if the Consent Effective Time is more than 60 days after the date of signature next to such person’s name below, which date is the date on which provision for the effectiveness of this Written Consent was made.  Prior to the Consent Effective Time, this Written Consent shall be irrevocable as to each of the undersigned.

Date:	March 25, 2018	By:	/s/ David Kronfeld
Name: David Kronfeld

JK&B Capital V, L.P.

Date:	March 25, 2018	By:	JK&B Management V, L.P.
Its: General Partner
By: JK&B Capital V, L.L.C.
Its: General Partner
/s/ David Kronfeld
David Kronfeld
Managing Director

JK&B CAPITAL V SPECIAL OPPORTUNITY FUND, L.P.

Date:	March 25, 2018	By:	JK&B Management V, L.P.
Its: General Partner
By: JK&B Capital V, L.L.C.
Its: General Partner
/s/ David Kronfeld
David Kronfeld
Managing Director

DKB JTV HOLDINGS, LLC

Date:	March 25, 2018	By:	/s/ David Kronfeld
Name: David Kronfeld
Title: Chairman

Date:	March 25, 2018	By:	/s/ Charles B. Wang
Name: Charles B. Wang

Date:	March 25, 2018	By:	/s/ Nancy Li
Name: Nancy Li

Date:	March 25, 2018	By:	/s/ Roy E. Reichbach
Name: Roy E. Reichbach

Date:	March 25, 2018	By:	/s/ Alexander G. Arato
Name: Alexander G. Arato

CHARLES B. WANG MULTIGENERATIONAL 2012 TRUST

Date:	March 25, 2018	By:	/s/ Roy E. Reichbach
Name: Roy E. Reichbach
Title: Trustee

AVANTALION LLC

Date:	March 25, 2018	By:	/s/ Arthur J. McCarthy
Name: Arthur J. McCarthy
Title: Manager

Date:	March 25, 2018	By:	/s/ Michael (Horngwei) Her
Name: Michael (Horngwei) Her

Date:	March 25, 2018	By:	/s/ Ronald Nunn
Name: Ronald Nunn

Date:	March 25, 2018	By:	/s/ Edward G. Goren
Name: Edward G. Goren

Date:	March 25, 2018	By:	/s/ John A. Coelho
Name: John A. Coelho

Date:	March 25, 2018	By:	/s/ Robert E. Bostrom
Name: Robert E. Bostrom

Date:	March 25, 2018	By:	/s/ James R. Hale
Name: James R. Hale

PCF 1, LLC

Date:	March 25, 2018	By:	/s/ James Hale
Name: James Hale
Title: Managing Member

PARALLAX CAPITAL FUND, L.P.

Date:	March 25, 2018	By:	/s/ James Hale
Name: James Hale
Title: Authorized Signatory

Date:	March 25, 2018	By:	/s/ Arthur J. McCarthy
Name: Arthur J. McCarthy

Date:	March 25, 2018	By:	/s/ Shirley Strum Kenny
Name: Shirley Strum Kenny

GABRIEL A. BATTISTA TR UA 08/22/2006 GABRIEL A BATTISTA REVOCABLE TRUST

Date:	March 25, 2018	By:	/s/ Gabriel A Battista
Name: Gabriel A Battista
Title: Trustee

Date:	March 25, 2018	By:	/s/ Tim Alavathil
Name: Tim Alavathil

The Corporate Secretary of the Company hereby certifies that this Written Consent of Certain Stockholders of the Company is true, correct and complete:

Date:	March 25, 2018	By:	NeuLion, Inc. /s/ Stacey Sabo
Name: Stacey Sabo
Title: Corporate Secretary

Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l ) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

Opinion of Needham & Company, LLC

We retained Needham & Company to render an opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares, as described below) of the consideration to be received by those holders pursuant to the Merger Agreement.  Needham & Company was not authorized to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or any alternative transaction.  In addition, Needham & Company was not requested to, and did not, participate in the structuring or negotiation of the terms of the Merger.

On March 24, 2018, Needham & Company delivered its oral opinion, which it subsequently confirmed in writing, to the Board that, as of that date and based upon and subject to the assumptions and other matters described in the written opinion, the $0.84 Per Share Merger Consideration to be received by the holders of Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to those holders.  Excluded Shares refers to shares held by the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent, and shares as to which appraisal rights have been perfected under Delaware law. Needham & Company provided its opinion for the information and assistance of the Board in connection with and for the purpose of the Board’s evaluation of the transactions contemplated by the Merger Agreement.  Needham & Company’s opinion relates only to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) of the Per Share Merger Consideration, which was determined through arm’s length negotiations between the Company and Parent.  Needham & Company’s opinion does not address any other aspect of the Merger or any related transaction and does not constitute a recommendation to any stockholder of the Company as to how that stockholder should vote or act on any matter relating to the Merger.

The complete text of Needham & Company’s opinion, dated March 24, 2018, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by Needham & Company, is attached as Annex C and is incorporated by reference in this Information Statement.  The summary of Needham & Company’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.  We urge you to read this opinion carefully and in its entirety.

In arriving at its opinion, Needham & Company, among other things:

•	reviewed a draft of the Merger Agreement dated March 23, 2018;

•	reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company furnished to Needham & Company by the Company;

•	reviewed the historical stock prices and trading volumes of the Company Common Stock;

•	held discussions with members of management of the Company concerning the current operations of and future business prospects for the Company;

•	reviewed certain financial forecasts with respect to the Company prepared by management of the Company and held discussions with members of such management concerning those forecasts;

•	reviewed certain research analyst projections with respect to the Company and held discussions with members of management of the Company concerning those projections;

•	compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed generally relevant to similar data for the Company;

•	reviewed the financial terms of certain business combinations that Needham & Company deemed generally relevant; and

•	reviewed such other financial studies and analyses and considered such other matters as Needham & Company deemed appropriate.

In connection with its review and in arriving at its opinion, Needham & Company assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of its opinion and did not independently verify, nor did Needham & Company assume responsibility for independent verification of, any of that information.  Needham & Company assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto.  In addition, Needham & Company assumed that the Merger will be consummated on the terms and subject to the conditions set forth in the draft Merger Agreement furnished to Needham & Company without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company.  Needham & Company assumed that our financial forecasts provided to Needham & Company by our management were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management, at the time of preparation, of our future operating and financial performance.  Needham & Company also assumed, based on discussions with our management, that the research analyst projections for the Company represent reasonable estimates of our future financial performance.  Needham & Company expressed no opinion with respect to any of such forecasts, estimates or projections or the assumptions on which they were based.

Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Company, Parent or any of their respective subsidiaries nor did Needham & Company evaluate the solvency or fair value of the Company, Parent or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters.  Needham & Company’s opinion states that it was based on economic, monetary and market conditions as they existed and could be evaluated as of its date, and Needham & Company assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after the opinion date.  Needham & Company’s opinion is limited to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) of the Per Share Merger Consideration to be received by those holders pursuant to the Merger Agreement and Needham & Company expressed no opinion as to the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, or as to our underlying business decision to engage in the Merger or the relative merits of the Merger as compared to other business strategies that might be available to us.  In addition, Needham & Company expressed no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the Merger, or any class of those persons, relative to the Per Share Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement or with respect to the fairness of any such compensation.

We imposed no limitations on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion and there were no documents, information or other materials requested by Needham & Company that we did not provide or make available to Needham & Company.

In preparing its opinion, Needham & Company performed a variety of financial and comparative analyses.  The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion.  The order of analyses described does not represent relative importance or weight given to those analyses by Needham & Company. Some of the summaries of the financial analyses include information presented in tabular format.  The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham & Company, the tables must be read together with the full text of each summary.  The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as they existed on or prior to March 23, 2018, and is not necessarily indicative of current or future market conditions.  For purposes of its analyses, Needham & Company converted our Canadian dollar stock prices on the Toronto Stock Exchange using an exchange rate of Cdn$1.00 to US$0.7771, which was based on FactSet Research Systems as of March 23, 2018.

2

Selected Companies Analysis.  Using publicly available information, Needham & Company compared selected historical and projected financial and market data ratios for the Company to the corresponding data and ratios of publicly traded companies that Needham & Company deemed relevant because they have lines of business that may be considered similar to or have relevant or similar characteristics with our lines of business.  The selected publicly traded companies, referred to as the selected companies, consisted of the following:

Brightcove Inc.
Espial Group Inc.
Harmonic Inc.
Limelight Networks, Inc.
 Qumu Corporation
SeaChange International, Inc.

The following tables set forth information concerning the following multiples for the selected companies and for the Company:

•	enterprise value as a multiple of last 12 months, or LTM, revenues;
•	enterprise value as a multiple of projected or actual calendar year, or CY, 2017 and projected CY 2018 revenues;
•	enterprise value as a multiple of adjusted LTM earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA; and
•	enterprise value as a multiple of projected or actual CY 2017 and projected CY 2018 adjusted EBITDA.

Needham & Company calculated multiples for the selected companies based on the closing stock prices of those companies on March 23, 2018.  Needham & Company calculated multiples for the Company based on the $0.84 Per Share Merger Consideration in two cases, one using our management forecasts for projected CY 2017 and 2018 revenues and adjusted EBITDA and the other using consensus research analyst projections for projected CY 2017 and 2018 revenues and adjusted EBITDA.  All financial information excluded the impact of non-recurring items.  Adjusted EBITDA amounts excluded the impact of stock-based compensation expense. The consensus research analyst projections may not have taken account of our recent sale of DivX, LLC as only one of the three research analysts writing reports on our company provided updated estimates for our company subsequent to that sale.  Our management forecasts for estimated CY2017 and CY2018 reflect the DivX, LLC sale.

Enterprise Value to Revenues
	LTM	CY2017	CY2017E
Selected Companies
Mean	1.2x	1.2x	1.2x
Median	1.0x	1.0x	1.0x

The Company Implied by the Merger
Research Analyst Consensus	1.9x	1.9x	1.9x
Management Forecasts	1.9x	2.4x	1.6x

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Enterprise Value to Adjusted EBITDA
	LTM	CY2017	CY2018E
Selected Companies
Mean	12.8x	12.8x	9.7x
Median	12.8x	12.8x	8.6x

The Company Implied by the Merger
Research Analyst Consensus	NM	NM	23.1x
Management Forecasts	NM	NEG	10.0x

In the table above, NEG indicates negative ratio and NM indicates not meaningful as the ratios were above 50.0x.

Selected Transactions Analysis.  Needham & Company reviewed publicly available financial information for the following selected merger and acquisition transactions, which represent all-cash transactions completed since January 1, 2013 that involved target companies involved in lines of business that may be considered similar to or have relevant or similar characteristics with our lines of business with revenues equal to or greater than $10 million:

Acquirer	Target

Amdocs Ltd.	Vubiquity, Inc.
Vecima Networks, Inc.	Concurrent Computer Corporation (Content Delivery and Storage Business)
LM Ericsson Telefon AB	Envivio, Inc.
Frankly, Inc.	Gannaway Web Holdings LLC
Extreme Reach, Inc.	Digital Generation, Inc. (Television Business)

Three of the five selected transactions – acquisitions by Vecima, LM Ericsson and Extreme Reach –   involved publicly traded targets.  In reviewing the selected transactions, Needham & Company calculated, for the selected transactions and for the Merger,

•	enterprise value as a multiple of LTM revenues,
•	enterprise value as a multiple of LTM adjusted EBITDA and
•	enterprise value as a multiple of next twelve months, or NTM, revenues.

Needham & Company calculated multiples for the Company based on the $0.84 Per Share Merger Consideration.

The following table sets forth information concerning the multiples described above for the selected transactions and the same multiples implied by the Merger.

Enterprise Value to
	LTM Revenues	LTM EBITDA	NTM Revenues

All Selected Transactions
Mean	1.6x	6.9x	1.6x
Median	1.8x	6.9x	1.8x

Public Target Selected Transactions
Mean	1.6x	NA	1.4x
Median	1.9x	NA	1.4x

The Company Implied by the Merger	2.4x	NEG	1.6x

In the table above, NA indicates not available as two of the transactions had negative ratios and the ratio for the third transaction was unavailable, and NEG indicates negative ratio.

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Premiums Paid Analysis.  Needham & Company reviewed publicly available financial information for 28 merger and acquisition transactions that represent all-cash transactions involving publicly-traded technology, technology services, and communications companies announced since January 1, 2015 and subsequently completed with transaction equity values of between $200 million and $400 million.  Of those transactions, 23 involved companies listed on U.S. exchanges and five involved companies listed on Canadian exchanges.  In examining these transactions, Needham & Company analyzed the premium of consideration offered to the acquired company’s stock price one trading day, five trading days, 30 trading days and 90 trading days prior to the announcement of the transaction.

Needham & Company calculated premiums for the Company based on the $0.84 Per Share Merger Consideration and the closing prices per share of the Company Common Stock one trading day, five trading days, 30 trading days and 90 trading days prior to March 24, 2018.  The following tables set forth information concerning the stock price premiums in the selected transactions and the stock price premium implied by the Merger.

	U.S. Listed Selected Transactions
	75th %tile	25th %tile	Mean	Median	Merger At $0.84
One trading day stock price premium	30.6%	8.7%	20.9%	19.7%	116.2%
Five trading day stock price premium	40.5%	9.7%	24.3%	23.6%	104.0%
30 trading day stock price premium	44.8%	8.4%	29.8%	26.2%	107.9%
90 trading day stock price premium	47.5%	13.1%	28.3%	27.8%	157.4%

	Canadian Listed Selected Transactions
	75th %tile	25th %tile	Mean	Median	Merger At $0.84
One trading day stock price premium	107.5%	15.1%	58.9%	49.1%	116.2%
Five trading day stock price premium	104.2%	14.8%	57.9%	51.2%	104.0%
30 trading day stock price premium	65.0%	37.7%	52.3%	56.3%	107.9%
90 trading day stock price premium	96.2%	31.6%	62.7%	58.0%	157.4%

Present Value of Illustrative Projected Stock Prices Analysis.    Needham & Company performed an illustrative analysis of the implied present value of the projected price per share of Company Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity.

For this analysis, Needham & Company used management’s forecasts.  Needham & Company calculated the implied enterprise value for the Company for each of projected calendar years 2018 and 2019 by applying illustrative multiples ranging from 0.90x to 1.50x to the Company’s projected calendar year 2018 and 2019 revenues. The range of illustrative multiples was selected by Needham & Company utilizing its professional judgment and experience. Then, Needham & Company added the Company’s estimated net cash as of March 21, 2018 to derive implied equity values, and divided these implied equity values by the number of projected calendar year end diluted outstanding shares, to calculate ranges of implied future equity values per share of Company Common Stock. The assumed number of projected calendar year end fully-diluted shares was based on our management’s estimates of 1.0% annual future share dilution to current stockholders resulting from issuances of equity compensation awards. Needham & Company then discounted these implied equity values per share back to March 23, 2018, using discount rates ranging from 14.7% to 15.8%.  The range of discount rates, reflecting an estimated range of the Company’s cost of equity, was selected by Needham & Company utilizing its professional judgment and experience. This analysis resulted in a range of implied present values per share of Company Common Stock of $0.53 to $0.87.

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No company, transaction or business used in the “Selected Companies Analysis,” “Selected Transactions Analysis” or “Premiums Paid Analysis” as a comparison is identical to the Company or to the Merger.  Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.  Accordingly, Needham & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion.  Needham & Company did not attribute any specific weight to any factor or analysis considered by it.  The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or Parent.  Any estimates contained in or underlying these analyses, including estimates of the Company’s future performance, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates.  Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future.  Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.  Needham & Company’s opinion and its related analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or management of the Company with respect to the Per Share Merger Consideration or the Merger.

Under the terms of our engagement letter with Needham & Company, we have paid or agreed to pay Needham & Company a nonrefundable fee of $590,000 that became payable upon Needham & Company’s delivery of its opinion on March 24, 2018.  No portion of Needham & Company’s fee is contingent on the successful completion of the Merger.  In addition, we have agreed to reimburse Needham & Company for certain of its out-of-pocket expenses and to indemnify Needham & Company and related persons against various liabilities, including certain liabilities under the federal securities laws.

Needham & Company is a nationally recognized investment banking firm.  As part of its investment banking services, Needham & Company is regularly engaged in the valuation of businesses and their securities in connection with Mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.  Needham & Company believes that it was retained by the Board to provide its opinion based on Needham & Company’s experience as a financial advisor in mergers and acquisitions as well as Needham & Company’s familiarity with the Company and our industry generally.  Needham & Company has not in the past two years provided investment banking or financial advisory services unrelated to the Merger to the Company for which it has received compensation.  Needham & Company has not in the past two years provided investment banking or financial advisory services to Parent or Merger Sub for which it has received compensation.  Needham & Company may in the future provide investment banking and financial advisory services to the Company, Parent or their respective affiliates unrelated to the Merger, for which services Needham & Company would expect to receive compensation.  In the normal course of its business, Needham & Company may actively trade equity securities of the Company for its own account or for the account of its customers or affiliates and, therefore, may at any time hold a long or short position in those securities.

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Annex E

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of [•], 2018, by and among (a) [Parent] (“Parent”), and (b) each Person set forth on Exhibit A attached hereto (each such Person, a “Stockholder”, and, collectively, the “Stockholders”). Defined terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, [Target], a Delaware corporation (the “Company”), and [Merger Sub], a Delaware corporation and wholly owned direct or indirect Subsidiary of Parent (“Merger Sub”), as the Merger Agreement is in effect on the date hereof.

WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including power to dispose of (or to direct the disposition of) and has the power to vote (or to direct the voting of)) the number of shares of common stock, par value $0.01 per share (the “Shares”), of the Company set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which, among other things, the parties have agreed to consummate the Merger, subject to the terms and conditions set forth therein;

WHEREAS, the Company Board has unanimously (i) approved and declared advisable the Merger Agreement, (ii) approved the Merger on the terms and subject to the conditions set forth in the Merger Agreement and (iii) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement; and

WHEREAS, concurrently herewith, each of the Stockholders, and each other stockholder of the Company executing a support agreement on the date hereof, has executed and delivered to Parent and the Company the Stockholder Written Consent pursuant to which such Stockholders have irrevocably approved and adopted the Merger Agreement in accordance with Sections 228(c) and 251(c) of the DGCL, effective upon the execution and delivery of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1           Other Definitions.  For purposes of this Agreement:

(a)          “Constructive Disposition” means, with respect to any Subject Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(b)           “Subject Shares” means, with respect to any Stockholder, the  Shares set forth next to the name of such Stockholder on Schedule I hereto, together with any other  Shares that are directly or indirectly acquired by such Stockholder prior to the termination of this Agreement in accordance with the terms hereof.

ARTICLE II

VOTING AGREEMENT

Section 2.1           Agreement to Vote the Subject Shares
.
(a)          From and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called, and, except for clause (i) below, in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder agrees to take the following actions (or to cause the applicable holder of record of its Subject Shares to take the following actions):

(i)          to appear and be present (in accordance with the Company Bylaws) at such meeting of the Company’s stockholders;

(ii)         to affirmatively vote and cause to be voted all of its Subject Shares in favor of (“for”), or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (“for”), the adoption of the Merger Agreement and the approval of all of the transactions contemplated by the Merger Agreement, including the Merger, to the extent that such matters are submitted for a vote at any such meeting or are the subject of any such written consent; and

(iii)        to vote and cause to be voted all of its Subject Shares against, and not provide any written consent with respect to or for, the adoption or approval of (1) any Acquisition Proposal (and the transactions contemplated thereby), (2) any action, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Sections 6.01 and 6.02 of the Merger Agreement, and (3) any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any amendment, supplement, modification or restatement of the Company Charter or the Company Bylaws, or any other action (or failure to act), to the extent such agreement, amendment, supplement, modification or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the Transactions.

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(b)          Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate, or prevent, impair or delay such Stockholder from performing such Stockholder’s obligations under, the provisions and agreements set forth in this Article II.

ARTICLE III

STANDSTILL AND NON-SOLICITATION

Section 3.1           Standstill in Respect of Subject Shares.

Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, such Stockholder shall not, directly or indirectly, except as (i) specifically requested or approved by Parent in writing or (ii) expressly contemplated by this Agreement:

(a)          sell, transfer (including by operation of Law), exchange, gift, tender, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition) (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to a Transfer of, any or all of such Stockholder’s Subject Shares (or any right, title or interest thereto or therein);

(b)          deposit any of such Stockholder’s Subject Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of such Stockholder’s Subject Shares;

(c)          acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its subsidiaries;

(d)          make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company to (i) not adopt the Merger Agreement or (ii) approve any other matter that if approved would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger;

(e)          make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions), any extraordinary transaction involving the Company or its subsidiaries or its and its subsidiaries’ securities or material assets, except as required by Law;

(f)          form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (a)-(e) of this Section 3.1; or

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(g)          agree (whether or not in writing) to take any of the actions referred to in this Section 3.1.

Any action taken in violation of the foregoing shall be null and void ab initio.

Section 3.2           Additional Subject Shares.  Until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder shall promptly notify Parent of the number of Shares, if any, as to which such Stockholder acquires record or beneficial ownership after the date hereof.  Any Shares as to which such Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Subject Shares, as applicable, for purposes of this Agreement.  In the event of a stock split, stock dividend, or any change in the Shares by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or interests or similar occurrence, the term “Subject Shares” shall be deemed to refer to and include any Shares or other shares of capital stock which are received by a Stockholder in any such transaction.

Section 3.3          Acquisition Proposals.

(a)          From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder (i) shall terminate all soliciting activities, discussions, negotiations, agreements or arrangements by or on behalf of such Stockholder with any Person (other than the Company, Parent, Merger Sub or their respective Representatives) regarding any proposal, expression of interest, request for information, or other communication that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) shall not, and shall cause its Representatives not to, directly or indirectly, (A) conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any Person that is seeking to make, has made or, to the knowledge of such Stockholder, is considering making an Acquisition Proposal  or otherwise take such actions in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal, (B) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information or responding to any communication) any inquiries regarding, or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (C) enter into any agreement (whether binding, non-binding, conditional or otherwise) with respect to an Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal or (D) knowingly cooperate with, assist, or participate in any effort by, any Person (or any Representative of a Person) that has made, is seeking to make, has informed the Company or such Stockholder of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (iii) shall immediately notify Parent or its Representatives in writing of such Stockholder’s receipt of any Acquisition Proposal or any request for discussions or negotiations with respect to any Acquisition Proposal, and provide Parent with copies of all documents and other written communications received by such Stockholder setting forth the terms and conditions of such Acquisition Proposal, and (iv) shall keep Parent informed on a reasonably prompt and current basis (in any event within twenty-four (24) hours) of the status of any such Acquisition Proposal received by such Stockholder (including the content and status of all material discussions and communications in respect thereof and any change or proposed change to the terms thereof).

(b)          For the avoidance of doubt, nothing in this Section 3.3 shall affect in any way the obligations of any Person (including the Company) under the Merger Agreement.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to Parent as follows:

Section 4.1           Authority; Binding Nature.  Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Stockholder.  The execution and delivery of this Agreement by such Stockholder, the performance of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder have been duly and validly authorized by all necessary action on the part of such Stockholder.  This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

Section 4.2          Ownership of Shares.  As of the date hereof, such Stockholder beneficially owns the number of Shares set forth opposite the name of such Stockholder on Schedule I hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (except for transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws).  Such Stockholder has the sole power to vote (or cause to be voted) the Subject Shares, the sole power to dispose of the Subject Shares and good and valid title to the Subject Shares.  As of the date hereof, such Stockholder does not own, beneficially or of record, any Equity Interests (other than Company Stock Options and Company Restricted Stock Units held by each Stockholder that is an employee or director of the Company, as applicable), of the Company other than the Shares set forth opposite the name of such Stockholder on Schedule I hereto and as disclosed in the filings made by, or on behalf of, such Stockholder with the SEC pursuant to Section 13(g) of the Exchange Act or Section 16(a) of the Exchange Act.

Section 4.3           No Conflicts.  The execution and delivery by the Company of this Agreement by such Stockholder do not, and the performance of such Stockholder’s obligations hereunder and compliance with the terms hereof will not, conflict with, require any payment or consent under or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of (i) the organizational documents of such Stockholder, (ii) any Contract which such Stockholder is a party or by which any of their respective properties or assets is bound or (iii) any Law or Order applicable to such Stockholder or its respective properties or assets.

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Section 4.4           Absence of Litigation.  As of the date hereof, there is no Proceeding pending or, to such Stockholder’s knowledge, threatened against or involving or affecting, such Stockholder or its Shares that, if adversely determined (in accordance with the claimant’s demands, if applicable), would reasonably be expected to prevent, interfere with, impair or delay the ability of such Stockholder to timely perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Stockholder on the terms and, and subject to the conditions of, this Agreement.

Section 4.5           Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by the Company).

Section 4.6           Reliance by Parent.  Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel and other professional advisors of its own choosing.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.  Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 4.7          Knowledge.  As of the date hereof, such Stockholder is not aware of any breach or inaccuracy in any of the representations or warranties of the Company contained in the Merger Agreement (as modified by the Company Disclosure Letter).

ARTICLE V

TERMINATION

Section 5.1          Termination.

(a)          Subject to Section 5.1(b), this Agreement shall terminate, without further action by any of the parties hereto, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and each of the Stockholders, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the consummation of the Merger.  Subject to Section 5.1(b), upon termination of this Agreement in accordance with this Section 5.1(a), (x) this Agreement shall be deemed null and void and shall have no further force or effect, (y) other than a termination in accordance with clause (iii) of this Section 5.1(a), the Stockholder Written Consent and any other consent executed pursuant hereto shall be deemed null and void and shall have no further force or effect and (z) there shall be no liability or obligation hereunder on the part of Parent or any of the Stockholders or any of their respective Affiliates, or any of their or their respective Affiliates’ managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns.

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(b)          Notwithstanding Section 5.1(a), termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s willful and material breach of any of the terms of this Agreement prior to such termination.   The provisions of this Article V and Article VI hereof shall survive the termination of this Agreement.  Unless this Agreement has been terminated in accordance with Section 5.1(a), notwithstanding anything herein to the contrary, the obligations of the Stockholders hereunder shall apply whether or not the Merger Agreement, the Merger or any action described herein is recommended by the Company Board (or any committee thereof).

ARTICLE VI

MISCELLANEOUS

Section 6.1          Appraisal Rights; Claims.

(a)          To the extent permitted by applicable Law, each Stockholder hereby irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger and the other transactions contemplated by the Merger Agreement that such Stockholder may have under Section 262 of the DGCL or other similar Law.

(b)          Each Stockholder agrees (on its own behalf and on behalf of its successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of the Merger.

Section 6.2           Documentation and Information.  Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent of its identity and holdings of the Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement, and (ii) will give to Parent, as promptly as practicable after such Stockholder receives a written request therefor from Parent, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents.  Each Stockholder will notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information has become false or misleading in any material respect.  Each Stockholder agrees not to issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent, except for filings required under the Exchange Act or such publication or disclosure as may be required by applicable Law, provided, that, to the extent practicable, Parent shall be afforded a reasonable opportunity to review and comment on any such proposed filing, publication or disclosure.

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Section 6.3           Further Actions.  From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, each Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement. [Prior to the Effective Time, the Stockholder shall take all actions necessary to ensure that, at or prior to the Effective Time, that certain Stockholders’ Agreement, dated as of January 30, 2015 (as amended, modified, supplemented or restated), by and among the Company, the Stockholder and the other Voting Parties (as defined therein), shall terminate and shall be of no further force and effect thereafter.]1

Section 6.4           Amendments and Waivers.  Except for amendments to Schedule I hereto in accordance with the terms of this Agreement, this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 6.5           Counterparts.  This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

Section 6.6           Applicable Law; Jurisdiction; Waiver of Jury Trial.  Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Chosen Courts.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.7 or in such other manner as may be permitted by applicable Law, shall be valid, effective and sufficient service thereof.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OTHER TRANSACTION.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.6.

[1]	Note to Draft: Provision to be included in each Support Agreement executed by a party to the Stockholders Agreement.

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Section 6.7           Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by confirmed facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to any Stockholder, to:

[___]
Attention: [___]
 Email: [___]

With a copy (which shall not constitute actual or constructive notice) to:

[___]
Attention: [___]
 Email: [___]

(b)          if to Parent, to:

WME Entertainment Parent, LLC
9601 Wilshire Boulevard, 3rd Floor
Beverly Hills, CA 90210
Fax: 310-246-3343
Attention:  Chief Legal Officer

With a copy (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:  Justin G. Hamill
Brian C. Lavin
Email:jhamill@paulweiss.com
          blavin@paulweiss.com

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Section 6.8           Entire Agreement.  This Agreement (including the documents and the instruments referred to herein), together with the Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings, both written and oral, among the parties.

Section 6.9           Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, provided, that Parent may assign, in its sole discretion and at any time, any or all of their respective rights, interests and obligations under this Agreement to any direct or indirect Affiliate of Parent without the consent of any other party hereto, but no such assignment shall relieve Parent of any of its obligations under this Agreement.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.  This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person any rights or remedies hereunder.

Section 6.10         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.11         Specific Performance.  The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that the parties to this Agreement shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement shall not be required to prove actual damages.

Section 6.12         Fees and Expenses.  Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 6.13         Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as otherwise provided in this Agreement.

Section6.14         Capacity.  The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director or officer of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 6.15          Non-Recourse.  This Agreement may only be enforced against, and any claim or clause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.  No Person shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

Section 6.16        Obligations Several.  The obligations of the Stockholders under this Agreement shall be several and not joint and several.

 [Signature Page Follows]

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IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

[PARENT]

By:	/s/
Name:
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS:

[_______________]

[Signature Page to Support Agreement]

Schedule I

Subject Shares

Stockholder	Number of Subject Shares
[_________]	[_______]